UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025 Proxy Statement
And Notice of Annual General and Special Meeting of Shareholders
To be held on Friday, September 26, 2025

Proxy Statement Summary
This proxy statement contains proposals to be voted on at the Meeting and other information about Canopy Growth Corporation (the “Company,” “Canopy Growth” “our” or “we”) and our corporate governance practices. Below we provide a brief summary of certain information contained in this proxy statement. The summary does not contain all of the information you should consider. Please read the entire proxy statement carefully before voting.
VOTING MATTERS

	Board Vote Recommendation	Page Number
Proposal 1: Director Election Proposal	FOR each Director Nominee	10
Proposal 2: PKFOD Re-Appointment Proposal	FOR	92
Proposal 3: Share Consolidation Proposal	FOR	93
Proposal 4: Say-On-Pay Proposal	FOR	98
Board Overview

You are being asked to vote on the election of the following five nominees. Additional information about each nominee’s skill set, background and experience can be found beginning on page 30.	Name	Director Since	Committee Memberships	Other Public Company Boards
	David Lazzarato	2020	Director, Chair of the Board Audit Committee Member CGCN Committee Member(1)	1
	Theresa Yanofsky	2020	Director Audit Committee Member CGCN Committee (Chair)	3
	Luc Mongeau (CEO)	2024	Director Former CGCN Committee Member	N/A
	Shan Atkins	2025	Director Audit Committee Member	2
	Joe Bayern	−	Nominee Proposed CGCN Committee Member	N/A

(1)
Corporate Governance, Compensation and Nominating Committee.

Corporate Governance Highlights

Improved Governance Policies
The Board has also continued to maintain and has updated existing policies after completing a thorough review of its corporate governance practices. In the fiscal year ended March 31, 2025 (“Fiscal 2025”), no new policies were adopted by the Board. However, the Board made certain updates to its existing governance policies, including:
•
An updated version of the Form 8-K Disclosure Compliance Policy was adopted by the Board that refined language regarding financial disclosure information.

•
An updated version of the Anti-Bribery and Anti-Corruption Policy was adopted by the Board that clarified a consequence for failure to comply with the policy, refined the applicability of the policy to Business Associates (as such term is defined in the Clawback Policy), and added language refining employee obligations under the policy and identified the Chief Legal Officer as responsible for enforcement of the policy within the Company.

•
An updated version of the Clawback Policy was adopted by the Board that included a transition period in the event the Company changes its fiscal year and clarified language regarding the method of recouping incentive-based compensation and other recoupment rights, including providing discretion for the Board on enforcement of the policy. This policy is applicable to executives, officers and to senior management as well as other persons who perform policy-making functions of the Company.

•
An updated version of the Code of Business Conduct and Ethics was adopted by the Board to refine existing language, including among other things, clarifications regarding the procedure in a situation where further guidance is required.

•
An updated version of the Disclosure Policy was adopted by the Board that added language regarding company-controlled social media, clarified language on authorized spokespersons, and refined language on disclosures and communications made in the necessary course of business.

•
An updated version of the Insider Trading Policy was adopted by the Board that further defined securities and exemptions to trading prohibitions, clarified pre-clearance request procedures for Reporting Insiders (as such term defined in the Insider Trading Policy), and further refined post trading reporting procedures for Reporting Insiders required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended.

•
An updated version of the Regulation FD Policy was adopted by the Board that added a cybersecurity incident to the scope of the policy.

For more on the corporate governance policies and charters, see page 28.

Board Orientation and Continuing Education
In Fiscal 2025, the Board was offered four education sessions, one of which was presented by external advisors and three were presented by various Company business units. These included a session on director fiduciary duties (Canada and the US), changes to the U.S. cannabis regulatory roadmap, and international cannabis landscape and regulatory changes, changes in vaping legislation and risk in Australia, as well as an in-depth review of the innovation pipeline and relevant market competitors of Storz and Bickel. Sessions were held in-person and virtually and the majority were attended by all members of the Board. For more on continuing education of the Board, see “Board of Directors, Committees and Governance − Orientation and Continuing Education” on page 29.

Director Engagement with Shareholders
The Company values input from its Shareholders and is respectful of their right to communicate any concerns they may have to leadership of the Company. Considering the above, Shareholders or other interested parties may arrange to communicate directly with members of the Board or committees of the Board, the Chair of the Board, a Chair of a committee of the Board or the Board or committees of the Board as a group by writing to them in the care of the Board of Directors, Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, ON, K7A 3K8. We will forward all such communications (other than unsolicited advertising materials) to the applicable members of the Board or committees of the Board. The Company reserves the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to Board or committee matters or that are otherwise inappropriate.

Compensation Strategy and Decisions

Executive Compensation Decisions in Fiscal 2025
The CGCN Committee recommends to the Board the Company’s approach to executive compensation, including the compensation of the Chief Executive Officer (“CEO”) and his direct reports. Following a comprehensive review of our compensation philosophy, policies and incentive programs in the fiscal year ended March 31, 2025, the Company continued to apply its enhanced approach to executive compensation in a challenging Fiscal 2025 environment.
Luc Mongeau
Luc Mongeau’s compensation package was designed to reflect both market benchmarks and the unique dynamics of the cannabis industry, which remains volatile. Mr. Mongeau’s total compensation consists of a base salary of C$975,000, a short-term incentive (“STI”) bonus of 100% of his earned and received base salary (the “Mongeau Target Amount”), and a long-term incentive (“LTI”) award of 300% of his base salary, with 50% in stock options (“Options”) and 50% in restricted stock units (“RSUs”). For Fiscal 2025, Mr. Mongeau’s target STI ranged from 0-2x the Mongeau Target Amount based on the achievement of certain mutually developed financial/operational/strategic and individual performance objectives, which have been approved by the CGCN Committee. For Fiscal 2025, Mr. Mongeau’s STI amount was pro-rated from his start date through the end of Fiscal 2025. While this compensation deviates from the prior CEO’s compensation package, it is reflective of the new organizational size, while maintaining a focus on aligning pay with performance.
As part of the CEO transition, Mr. Mongeau received a sign-on grant of 225,000 Options and 50,000 RSUs on February 11, 2025, following the end of the Company’s quarterly financial blackout period. This grant is designed to incentivize long-term value creation and align Mr. Mongeau’s interests with those of Shareholders. Such grant is separate from, and in addition to, Mr. Mongeau’s annual LTI award, which will be granted at the same time as LTI awards to our other executive officers and employees.
D. Klein (Former CEO) Compensation Updates
For Fiscal 2025, prior to the retirement decision, Mr. Klein approached the CGCN Committee with recommendations to align his compensation package to reflect the Company’s size, scale and market capitalization. These adjustments reflected ongoing efforts to optimize executive compensation structures that are in line with corporate objectives, market conditions, and shareholder interests.
Effective June 8, 2024, Mr. Klein’s base salary was adjusted from US$975,000 to US$750,000 aligning Mr. Klein’s base salary to the 50th percentile of our U.S. based peer population. Mr. Klein’s annual STI target of 125% and LTI target of 400% will be calculated against his new base salary. This overall reduction in compensation aligns with the Company’s compensation philosophy disclosed above and is aimed at ensuring competitiveness in the executive compensation landscape while prudently managing cash costs.
In Fiscal 2025, in addition to the LTI award that Mr. Klein was entitled to under the Klein Agreement (as defined below), Mr. Klein received a one-time equity grant valued at US$500,000 divided equally between Options and RSUs, with the Options vesting in full one year from the grant date on June 10, 2025, and the RSUs vesting in full on June 15, 2025.
As announced on August 16, 2024, Mr. Klein intended to retire at the end of the fiscal year but remained as CEO until Mr. Mongeau commenced serving as CEO on January 6, 2025. Upon commencement of Mr. Mongeau’s service as CEO, Mr. Klein transitioned into the title of Special Advisor to the Board. Mr. Klein continued to receive his compensation entitlements through March 31, 2025. During the period of April 1, 2025 – August 31, 2025, Mr. Klein will be paid a monthly stipend of US$5,000. Upon retirement on August 31, 2025, all outstanding equity awards granted to Mr. Klein by the Company will be forfeited in accordance with the terms of the Company’s Omnibus Incentive Plan (as defined below).
Short-Term Incentives
In Fiscal 2025, the CGCN Committee approved a performance-based bonus for our NEOs (as defined below under the heading “Compensation Discussion and Analysis”), totaling 77.6% of target. This decision is grounded in notable achievements: exceeding targets with 17.6% against the Adjusted EBITDA (as defined below in this proxy statement) target and 29.3% against the revenue target, which were impacted by broader industry headwinds and continued market volatility. Despite these financial challenges, the Company delivered on key corporate priorities.
The corporate objectives established and certified by the CGCN Committee as having been achieved at a superior level which included cash management, new product development, and sourcing of product internationally. These priorities were designed to drive long-term sustainability and align operations with the Company’s strategic plan. The executive teams’ performance in these areas was critical to maintaining operational discipline, fostering innovation, and positioning the Company for future growth.
Long-Term Incentives
For Fiscal 2025, following a comprehensive review of LTI plan design, Mercer (as defined below), our third party Compensation Consultant recommended, and the CGCN Committee and the Board approved, maintaining the same grant percentages for executive management committee (“EMC”) members (salary X accrual %), while modifying the equity mix. For Fiscal 2025, Mr. Klein’s annual grant consisted of 75% Options and 25% RSUs, while his one-time equity award reflected 50% Options and 50% RSUs. Both awards were granted on June 10, 2024. Ms. Hong, the Company’s former CFO and Dr. Gedeon’s annual grants were composed of 50% Options and 50% RSUs, and were also granted on June 10, 2024. In addition to his sign on grants discussed above, Mr. Mongeau was granted 14,360 RSUs on June 10, 2024, in alignment with his compensation package for serving on the Board.
Conclusion

The Board aims to provide clear and comprehensive disclosure of the Company’s oversight and decision making. We continue to welcome any feedback as the Board and the Company continue to evolve.

CANOPY GROWTH CORPORATION
NOTICE OF 2025 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD FRIDAY, SEPTEMBER 26, 2025
NOTICE HEREBY IS GIVEN that the 2025 Annual General and Special Meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (“Shares”) of Canopy Growth Corporation (the “Company”) will be held on Friday, September 26, 2025, at 1:00 p.m., Toronto time, via live audio webcast online at www.virtualshareholdermeeting.com/WEED2025. The Meeting will be held for the following purposes:
1.
to receive and consider the audited consolidated financial statements of the Company as at March 31, 2025 and 2024 and for each of the years in the three-year period ended March 31, 2025, together with the auditors’ report thereon;

2.
to elect to the board of directors of the Company (the “Board”) the five director nominees named in the attached proxy statement for the ensuing year;

3.
to re-appoint PKF O’Connor Davies LLP as the Company’s auditor and independent registered public accounting firm for the fiscal year ending March 31, 2026 and to authorize the Board or any responsible committee thereof to fix their remuneration;

4.
to consider and, if deemed advisable, to pass, with or without variation, a special resolution approving the amendment to the articles of the Company to provide that: (i) the authorized capital of the Company be altered by consolidating all of the issued and outstanding Shares and exchangeable shares on the basis of a ratio to be determined by the Board, in its sole discretion, within a range of one post-consolidation share for every five to fifteen outstanding pre-consolidation shares, at anytime prior to September 26, 2026, with the exact ratio to be set at a whole number within this range by the Board in its sole discretion and applicable for both the Shares and exchangeable shares; and (ii) any fractional shares arising from the consolidation will be deemed to have been tendered by its registered owner to the Company for cancellation for no consideration;

5.
to adopt, on an advisory (non-binding) basis, a resolution approving the compensation of the Company’s named executive officers, as described in the attached proxy statement; and

6.
to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board is not aware of any other business to be presented to a vote of the Shareholders at the Meeting.
This year, we will hold the Meeting in a virtual only format, which will be conducted via live audio webcast. Registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as proxyholder, will have an equal opportunity to participate in the Meeting online regardless of their geographic location. At the Meeting, Shareholders will have the opportunity to ask questions and vote on all matters put before the Meeting. We believe hosting the Meeting virtually will enable increased Shareholder attendance and will encourage more active Shareholder engagement and participation at the Meeting. We encourage Shareholders to participate in the Meeting. You will find important information and detailed instructions about how to participate in our virtual Meeting in the attached proxy statement.
The Board has fixed the close of business on August 1, 2025 as the record date for determining the Shareholders entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof.
The Board has fixed 1:00 p.m. Toronto time on Wednesday, September 24, 2025 (or 48 hours, excluding non-business days, before any adjourned or postponed Meeting) as the time by which proxies have to be deposited with the Company or its agent to be acted upon at the Meeting. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting, at the Chair’s discretion, with or without notice.
Non-registered Shareholders who have not duly appointed themselves as proxyholder will be able to listen to the Meeting and ask questions but will not be able to vote. Guests may also attend but will not be able to ask questions or vote at the Meeting. A registered Shareholder who wishes to appoint a person other than the management nominees identified on the proxy form must carefully follow the instructions in the attached proxy statement and on their proxy form.
For the majority of Shareholders, voting will be facilitated by Broadridge Financial Solutions and its affiliates (“Broadridge”). These Shareholders will receive a form of proxy or voting instruction form from Broadridge with a 16-digit control number, which can be used to vote:
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Online: http://proxyvote.com

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By Phone: 1-800-474-7493 (English) or 1-800-474-7501 (French)

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By Mail: Using the prepaid envelope accompanying the Form of Proxy or Voting Instruction Form

Many shareholders are also eligible to vote quickly and conveniently over the phone by contacting the Company’s proxy solicitation agent, Laurel Hill Advisory Group (“Laurel Hill”), at 1-877-452-7184 (+ 1-416-304-0211 for collect calls outside North America) or by email at assistance@laurelhill.com.
Whether or not you expect to attend the Meeting, please submit your vote in advance of the Meeting to ensure your vote is counted.
By order of the Board of Directors,
Luc Mongeau
Chief Executive Officer
Toronto, Ontario
August 7, 2025

CANOPY GROWTH CORPORATION
1 Hershey Drive
Smiths Falls, Ontario, K7A 0A8
PROXY STATEMENT
FOR THE 2025 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD FRIDAY, SEPTEMBER 26, 2025 AT 1:00 P.M. TORONTO TIME
These proxy materials are furnished in connection with the solicitation by the management of Canopy Growth Corporation (“Canopy Growth,” “we,” “our” or the “Company”), a corporation incorporated under the Canada Business Corporations Act (the “CBCA”), of proxies to be voted at the 2025 Annual General and Special Meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (“Shares”) of the Company and at any adjournment or postponement thereof.
Unless otherwise specified, the information contained in this proxy statement (this “Proxy Statement”) is given as of August 7, 2025, the date of this Proxy Statement. All dollar amounts are in United States of America (“US”) dollars (“US$” or “$”) unless stated otherwise. “C$” means Canadian dollars. Unless otherwise specified, all issued and outstanding Shares, per Share amounts, and outstanding equity instruments and awards exercisable into Shares, respectively, reflect the consolidation of the Company’s issued and outstanding Shares on the basis of one post-consolidation Share for every 10 pre-consolidation Shares, which became effective on December 15, 2023 (the “2023 Share Consolidation”).
In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on or referred to on these websites is not part of this Proxy Statement.
We will send a notice of internet availability (the “Notice of Internet Availability”) to Shareholders on or about August 12, 2025.
ABOUT THE MEETING
Time, Date and Place
The Meeting will be held on Friday, September 26, 2025, at 1:00 p.m., Toronto time, via live audio webcast online at www.virtualshareholdermeeting.com/WEED2025. This year, we will hold the Meeting in a virtual only format, which will be conducted via live audio webcast. Registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as proxyholder, will have an equal opportunity to participate in the Meeting online regardless of their geographic location. At the Meeting, Shareholders will have the opportunity to ask questions and vote on all matters put before the Meeting.
Assistance with Voting Your Shares
Shareholders who need assistance with voting their Shares should contact the Company’s strategic shareholder advisor and proxy solicitation agent, Laurel Hill, at 1-877-452-7184 (+ 1-416-304-0211 for collect calls outside North America) or by email at assistance@laurelhill.com.
Record Date
The record date for determining the Shareholders entitled to receive notice of and to vote at the Meeting is August 1, 2025 (the “Record Date”). Only Shareholders of record as of the close of business (Toronto time) on the Record Date are entitled to receive notice of and to vote at the Meeting. The failure of any Shareholder who was a Shareholder on the Record Date to receive notice of the Meeting does not deprive the Shareholder of the right to vote at the Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Meeting
This Proxy Statement and our Annual Report for the fiscal year ended March 31, 2025, including our Form 10-K for the fiscal year ended March 31, 2025 (our “2025 Annual Report”), are available free of charge at: www.canopygrowth.com/investors/#sec-filings.

As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”) and the Canadian securities regulators, the Company is providing meeting-related materials to Shareholders over the internet (rather than in paper form) in accordance with the rules of the SEC and the “notice-and-access” provisions provided for under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”). This means that, rather than receiving paper copies of the proxy materials in connection with the Meeting in the mail, Shareholders will have access to them online.
The Notice of Internet Availability will explain how to access the Notice of Meeting, this Proxy Statement and our 2025 Annual Report (collectively, the “proxy materials”) on the internet. Electronic copies of the Notice of Internet Availability and the proxy materials will be available at www.canopygrowth.com/investors/investor-events/annual-general-and-special-meeting-2025. In addition, Shareholders will be able to request copies of the Company’s interim financial statements and the related management’s discussion and analysis (“MD&A”). The audited consolidated financial statements of the Company for the fiscal years ended March 31, 2025 (“Fiscal 2025”) and March 31, 2024 (“Fiscal 2024”) and the related MD&A, are available on the Company’s website at www.canopygrowth.com/investors/earnings. All of the above-noted materials are available under the Company’s profile on SEDAR+ at www.sedarplus.ca. Shareholders are reminded to review these online materials when voting. Electronic copies of the proxy materials in connection with the Meeting will be available on the Company’s website for a period of one year.
Shareholders may request to receive paper copies of the proxy materials in connection with the Meeting at www.proxyvote.com, or by calling 1-877-907-7643 and entering the provided 16-digit control number, or obtain further information about notice-and-access by calling the toll-free number 1-844-916-0609 (English) or 1-844-973-0593 (French), or, by email at noticeandaccess@broadridge.com. In order for Shareholders to receive the paper copies of the proxy materials in advance of any deadline for the submission of voting instructions and the date of the Meeting, it is recommended to request materials using one of the methods above as soon as possible but not later than September 12, 2025.
The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting website. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.
If you are a non-registered Shareholder, you will not receive a Notice of Internet Availability directly from us, but your Intermediary (as defined below) will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your Shares, as well as other options that may be available to you for receiving our proxy materials.
Solicitation of Proxies
This Proxy Statement is furnished in connection with the solicitation of proxies by the management of the Company for use at the Meeting, to be held on September 26, 2025, at the time and place and for the purposes set forth in the accompanying Notice of Meeting. It is expected that the solicitation will primarily be by mail. Canopy Growth will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to those beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means. These directors, officers and employees will not receive additional compensation but may be reimbursed for reasonable out-of-pocket expenses incurred in doing so.
In addition, Canopy Growth has engaged the services of Laurel Hill Advisory Group LLC, (“Laurel Hill”), a professional proxy solicitation firm, to aid in the solicitation of proxies from Shareholders in connection with the Meeting. Canopy Growth will pay Laurel Hill project management fees plus reimbursement for its reasonable out-of-pocket expenses estimated to total C$250,000. Canopy Growth and Laurel Hill may solicit proxies or voting instructions by telephone, facsimile, mail, electronic mail or other means of communication. Additionally, Laurel Hill may utilize the Broadridge QuickVote™ service or other similar services to assist Shareholders with voting their Shares over the telephone. If you have any questions about the Meeting, or require assistance in voting your Shares, please contact Laurel Hill at 1-877-452-7184 toll free in North America, or 416-304-0211 (outside North America) or by e-mail at: assistance@laurelhill.com.
Persons Who May Vote at the Meeting
If you are a registered Shareholder as of the Record Date, you are entitled to attend the Meeting and cast a vote for Shares registered in your name to approve the matters described in the Notice of Meeting. If you are a registered Shareholder but do not wish to, or cannot, attend the Meeting you can appoint someone who will attend the Meeting and act as your proxyholder to vote in accordance with your instructions. If your Shares are registered in the name of a broker, bank, trust company, investment dealer or other financial institution (each, an “Intermediary”) you should refer to the section entitled “Non-Registered Shareholders” below.
Voting by Registered Shareholders
As a registered Shareholder you can vote your Shares in the following ways:
Internet:	Go to www.proxyvote.com. Enter the 16-digit control number printed on the Notice of Internet Availability and follow the instructions on screen.
Phone:
Call 1-800-474-7493 (English) or 1-800-474-7501 (French) and follow the instructions. You will need to enter your 16-digit control number. Follow the interactive voice recording instructions to submit your vote.

At the Meeting:
Registered Shareholders and duly appointed proxy holders can vote at the appropriate times by completing a ballot online during the Meeting. We anticipate that once voting has opened during the Meeting the resolutions and voting choices will be displayed and you will be able to vote by selecting your voting direction from the options shown on the screen. You must click submit for your vote to be counted.

If you have any questions regarding this notice or the Meeting, please contact Broadridge Investor Communications Corporation (“Broadridge”) via email at proxy.request@broadridge.com.
Appointing a Proxyholder
The persons named in the enclosed proxy form are directors or officers of Canopy Growth designated by management of Canopy Growth. A registered Shareholder has the right to appoint as proxyholder a person or company (who need not be a Shareholder) other than the persons already named by management of the Company in the enclosed proxy form to attend and act on such registered Shareholder’s behalf at the Meeting. Such right may be exercised by inserting the name of the chosen proxyholder and providing a unique appointee identification number for their appointee to access the Meeting, either online at www.proxyvote.com using the 16-digit control number provided, or, using the proxy form and returning the completed form in the pre-addressed return envelope provided for that purpose, to Broadridge no later than 1:00 p.m. Toronto time on September 24, 2025. You must provide your appointee with the exact name and eight-character appointee identification number to access the Meeting. Appointees can only be validated at the virtual Meeting using the exact name and eight-character appointee identification number you enter.
If you do not create an eight-character appointee identification number, your appointee will not be able to access the Meeting.
Instructing your Proxy and Exercise of Discretion by your Proxy
You may indicate on your form of proxy how you wish your proxyholder to vote your Shares. To do this, simply mark the appropriate boxes on the form of proxy. If you do this, your proxyholder must vote your Shares in accordance with the instructions you have given.
If you sign your proxy form but do not give any instructions as to how to vote on a particular issue to be decided at the Meeting, your proxyholder can vote your Shares as he or she thinks fit. If you have appointed the persons designated in the form of proxy as your proxyholder they will, unless you give contrary instructions, vote in accordance with the recommendations of the Board of Directors (the “Board”). The Board recommends that Shareholders vote as follows:
1.
“FOR” the election of each of the five director Nominees (as defined below) named in this Proxy Statement (the “Director Election Proposal”);

2.
“FOR” the re-appointment of PKF O’Connor Davies LLP, (“PKFOD”), as the Company’s auditor and independent registered public accounting firm for the fiscal year ending March 31, 2026 (“Fiscal 2026”) and to authorize the Board or any responsible committee thereof to fix PKFOD’s remuneration (the “PKFOD Re-Appointment Proposal”);

3.
“FOR” the adoption of a special resolution (the “Share Consolidation Resolution”) approving the amendment to the articles of the Company to provide that: (i) the authorized capital of the Company be altered by consolidating all of the issued and outstanding Shares and Exchangeable Shares on the basis of a ratio to be determined by the Board, in its sole discretion, within a range of one post-consolidation share for every five to fifteen outstanding pre-consolidation shares with the exact ratio to be set at a whole number within this range by the Board in its sole discretion and applicable for both the Shares and Exchangeable Shares; and (ii) any fractional shares arising from the consolidation of the Shares and Exchangeable Shares will be deemed to have been tendered by its registered owner to the Company for cancellation for no consideration (the “Share Consolidation Proposal”); and

4.
“FOR” the adoption of an advisory (non-binding) resolution approving the compensation of our NEOs (as defined below), as described in this Proxy Statement (the “Say-on-Pay Proposal”).

Further details about these matters are set out in this Proxy Statement. If any matters other than those referred to in the Notice of Meeting properly come before the Meeting, the individuals named in the accompanying proxy form will vote the proxies held by them in accordance with their best judgment. As of the date of this Proxy Statement, management is not aware of any business other than the items referred to in the Notice of Meeting that will be considered at the Meeting.
Revoking your Proxy
If you want to revoke your proxy after you have delivered it, you can do so at any time before the cut-off period noted in the paragraph below. You may do this by (a) attending the Meeting and voting if you were a registered Shareholder at the Record Date; (b) signing and delivering a proxy bearing a later date; (c) signing a written statement which indicates, clearly, that you want to revoke your proxy and delivering this signed written statement to the registered office of the Company at 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8, Attention: Chief Legal Officer; or (d) in any other manner permitted by law.
Your proxy will only be revoked if a revocation is received by 4:00 p.m. (Toronto time) on the last business day before the day of the Meeting, or any adjournment or postponement thereof, or delivered to the Chair of the Meeting at invest@canopygrowth.com before it commences. If you revoke your proxy and do not replace it with another that is deposited with the Company before the deadline, you can still vote your Shares, but to do so you must attend the Meeting.
Non-Registered Shareholders
The information set forth in this section is of significant importance to Shareholders who do not hold Shares in their own name (“non-registered Shareholders”). If your Shares are not registered in your own name, they will be held in the name of an Intermediary, usually a bank, trust company, securities dealer or other financial institution and, as such, your Intermediary will be the entity legally entitled to vote your Shares and must seek your instructions as to how to vote your Shares.
Intermediaries are required to seek voting instructions from non-registered Shareholders in advance of Shareholder meetings. Every Intermediary has its own mailing procedures and provides its own return voting instructions, which should be carefully followed by non-registered Shareholders to ensure that their Shares are voted at the Meeting. Often, the form of proxy supplied to a non-registered Shareholder by its

Intermediary is identical to the form of proxy provided by the Company to the Intermediaries. However, its purpose is limited to instructing the Intermediary on how to vote on behalf of the non-registered Shareholder. The majority of Intermediaries now delegate responsibility for obtaining instructions on how to vote from clients to Broadridge. Broadridge typically mails the voting information form (“VIF”) to the non-registered Shareholders and asks the non-registered Shareholders to return the VIF to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Shares to be represented at the Meeting. A non-registered Shareholder receiving a VIF from Broadridge cannot use that VIF to vote Shares directly at the Meeting. The VIF must be returned to Broadridge or the Intermediary well in advance of the Meeting to have the Shares voted.
If you are a beneficial owner of shares registered in the name of an Intermediary, you may generally change your vote by (1) submitting new voting instructions to your Intermediary or (2) if you have obtained a “legal proxy” from the organization that holds your shares giving you the right to vote your shares, by attending the Meeting and voting in person. However, please consult your broker or other Intermediary for any specific rules it may have regarding your ability to change your voting instructions.
In accordance with the requirements of NI 54-101 and SEC Rule 14a-16, the Company is using notice-and-access to send proxy-related materials for use in connection with the Meeting to non-registered Shareholders using the “indirect” sending procedures set out in NI 54-101 and SEC Rule 14a-16. Accordingly, the Company has distributed copies of the Notice of Internet Availability or, if a non-registered Shareholder has so requested, proxy materials, in connection with the Meeting to Broadridge to deliver, on behalf of the Intermediaries, to each non-registered Shareholder.
If you are a non-registered Shareholder and wish to appoint someone as your proxyholder, including yourself, to participate in the Meeting, please follow the instructions below under “Participation at the Meeting.”
Voting by Non-Registered Shareholders
As a non-registered Shareholder, you can vote your Shares in the following ways:
Internet:	Go to www.proxyvote.com. Enter the 16-digit control number printed on the Notice of Internet Availability or VIF and follow the instructions on screen.
Phone:
Call 1-800-474-7493 (English) or 1-800-474-7501 (French) and follow the instructions. You will need to enter your 16-digit control number. Follow the interactive voice recording instructions to submit your vote.

Mail:	Enter your voting instructions, sign and date the VIF, and return the completed VIF in the enclosed postage paid envelope.
If you have any questions regarding this notice or the Meeting, please contact Broadridge via email at proxy.request@broadbridge.com.
Shareholders who hold their shares at Interactive Brokers LLC can vote online at http://proxypush.com using the provided control number.
Clients of Robinhood Securities, LLC who are eligible to vote will receive a voting notice from noreply@robinhood.com with voting hosted by Say Technologies.
Broker Non-Votes
A “broker non-vote” occurs when a broker who holds its customer’s Shares in the name of a brokerage submits proxies for such Shares but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any voting instructions from their customers. Without specific instructions, Canadian brokers are prohibited from voting their customers’ Shares.
Without specific instructions, US brokers, as the holders of record, are permitted to vote their customers’ Shares on “routine” matters only, but not on other matters. The only proposals that constitute “routine” matters on which U.S. brokers will have discretion to vote are the PKFOD Re-Appointment Proposal and the Share Consolidation Proposal.
Participation at the Meeting
The Company is holding the Meeting in a virtual only format, which will be conducted via live audio webcast online at www.virtualshareholdermeeting.com/WEED2025. Shareholders will not be able to attend the Meeting in person. Participating in the Meeting online enables registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as proxyholder, to ask questions and vote, all in real time. Registered Shareholders and duly appointed proxyholders can vote at the appropriate times during the Meeting. Non-registered Shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting, listen and ask questions but will not be able to vote. Guests are able to listen to the Meeting but are not able to ask questions or vote at the Meeting.
To log in to the Meeting online visit www.virtualshareholdermeeting.com/WEED2025 on your smart phone, tablet or computer and check-in using the control number included either on your proxy form, Notice of Internet Availability or VIF, as applicable. You should ensure you have a strong, preferably high-speed, internet connection wherever you intend to participate in the Meeting. The Meeting will begin promptly at 1:00 p.m. Toronto time on September 26, 2025; however, we recommend that you access the Meeting site at least 30 minutes before the Meeting starts and test your compatibility using the “Click Here” prompt and if necessary, upgrade the media player on your device. You will be able to log in 15 minutes before the Meeting starts. To log in, click on one of the following choices:
•
“Shareholders” - enter the 16-digit control number located on your form of proxy, Notice of Internet Availability or VIF. Only registered Shareholders will be entitled to vote at the Meeting; or

•
“Proxyholders / Appointees” - follow the instructions including entering the appointee name and appointee identification number exactly as it was provided by the Shareholder and click on “Submit”; or

•
“Guests” and then complete the online form. Guests may attend the Meeting but will not be able to ask questions.

When successfully authenticated, the information screen will be displayed. You can view information about the Company, listen to the webcast and, where applicable, ask questions and vote.
Even if you plan to attend the Meeting, we recommend that you vote in advance, so that your vote will be counted if you later decide not to attend the Meeting. If you wish to attend and vote at the Meeting, please log-on to the virtual Meeting in advance to ensure that your vote will be counted.
How to Vote Your Shares at the Meeting if You are a Non-Registered Shareholder not Resident in the United States
If you are a non-registered Shareholder not resident in the United States and you wish to vote your Shares during the Meeting by online ballot through the live webcast platform, you should follow these instructions:
1.
Insert your name and an eight-character appointee identification number either online at www.proxyvote.com using the 16-digit control number provided or in the space provided on the VIF and returning the completed form in the pre-addressed return envelope provided for that purpose to Broadridge no later than 1:00 p.m. Toronto time on September 24, 2025. You must use the exact name and eight-character appointee identification number to access the Meeting. As an appointee you can only be validated at the Meeting using the exact name and eight-character appointee identification number you enter.

2.
If you do not create an eight-character appointee identification number, your appointee will not be able to access the Meeting.

3.
By following the procedures in instruction 1 above, you are instructing your Intermediary to appoint you as proxyholder. If you do not wish to be appointed a proxyholder and vote at the Meeting, please do not complete this portion of the form.
How to Vote at the Meeting If You Are a Non-Registered Shareholder Resident in the United States
If you are a non-registered Shareholder resident in the United States and wish to vote at the Meeting or, if permitted, appoint a third party as your proxyholder, you must obtain a valid legal proxy from your Intermediary. Follow the instructions from your Intermediary or contact your Intermediary to request a proxy form if you have not received one.
Submitting Questions during the Meeting
We expect to hold, to the extent feasible and practical, a live question and answer session in connection with the Meeting. Registered Shareholders, duly appointed proxyholders and non-registered Shareholders will be able to submit questions for the question and answer session. Questions can be submitted only during the Meeting in writing through the live webcast at www.virtualshareholdermeeting.com/WEED2025 after logging-in and typing your question into the “Ask a Question” field, and clicking “Submit.”
We intend to answer properly submitted questions that are pertinent to the Company and Meeting matters, as time permits. Questions sent will be moderated before being sent to the Chair of the Meeting. The Company reserves the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to Meeting matters or that are otherwise inappropriate.
Technical Assistance
If you encounter any technical difficulties accessing the virtual Meeting during the check-in or the Meeting, please call the phone number provided on the website.
Vote Counting
A representative of Broadridge will act as scrutineer at the Meeting and will count the votes.
Quorum
A quorum at meetings of Shareholders consists of the presence, in person, by remote communication or by proxy duly authorized, of the holders of 33 1∕3% of the outstanding Shares entitled to vote at the Meeting.
Shareholder Approval
The following describes the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:
1.
Director Election Proposal. You may select “For” or “Against” with respect to each Nominee for director under the Director Election Proposal. The affirmative vote of a simple majority of the votes cast, in person or by proxy, will constitute approval of each Nominee for director under the Director Election Proposal. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

2.
PKFOD Re-Appointment Proposal. You may select “For” or “Withhold” with respect to the PKFOD Re-Appointment Proposal. The affirmative vote of a simple majority of the votes cast, in person or by proxy, will constitute approval of the PKFOD Re-Appointment Proposal. Broker non-votes, abstentions and “Withhold” votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

3.
Share Consolidation Proposal: You may select “For,” “Against” or “Abstain” with respect to the Share Consolidation Proposal. The affirmative vote of at least 66 2∕3% of the votes cast, in person or by proxy, will constitute approval of the Share Consolidation Proposal. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

4.
Say-on-Pay Proposal. You may select “For,” “Against” or “Abstain” with respect to the Say-on-Pay Proposal. The affirmative vote of a simple majority of the votes cast, in person or by proxy, will constitute approval, on an advisory basis, of the Say-on-Pay Proposal. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

Voting Securities and Principal Shareholders
The authorized share capital of the Company includes an unlimited number of Shares. Each Shareholder is entitled to one vote for each Share held by such Shareholder. As of the Record Date, 239,849,225 Shares were issued and outstanding.
There are no special rights or restrictions attached to the Shares. The Shares rank equally as to all benefits which might accrue to the holders thereof, including the right to receive dividends out of monies of the Company properly applicable to the payment of dividends if and when declared by the Board and to participate ratably in the remaining assets of the Company in any distribution on a dissolution or winding-up. Shareholders do not have cumulative voting rights with respect to the election of directors.
Any Shareholder of record at the close of business on the Record Date who either attends the Meeting or who has completed and delivered a proxy in the manner specified, subject to the provisions described above, will be entitled to vote or to have such Shareholder’s Shares voted at the Meeting.
Canopy Growth held a special meeting of shareholders on April 12, 2024 at which Shareholders approved a special resolution authorizing an amendment to its articles of incorporation, as amended (the “Amendment Proposal”), in order to: (i) create and authorize the issuance of a new class of non-voting, non-participating exchangeable shares in the capital of Canopy Growth (the “Exchangeable Shares”); and (ii) restate the rights of the Shares to provide for a conversion feature whereby each Share may at any time, at the option of the holder, be converted into one Exchangeable Share. The Exchangeable Shares do not carry voting rights, rights to receive dividends or other rights upon dissolution of Canopy Growth but are convertible into Shares on a one-for-one basis at any time. Any sale of Exchangeable Shares requires the holder thereof to deliver a certification to the Company that such holder reasonably believes that such transfer is occurring in compliance with the Canadian take-over bid requirements as though the Exchangeable Shares were voting securities or equity securities of the Company.
As of the Record Date, to the knowledge of the directors and executive officers of the Company, no person or entity beneficially owns, or controls or directs, directly or indirectly, voting securities of the Company carrying 10% or more of the voting rights attached to the Shares. However, as of the Record Date, Constellation Brands, Inc. (“CBI”) and its affiliates (collectively, the “CBI Group”) collectively hold 26,261,474 Exchangeable Shares, representing 100% of the issued and outstanding Exchangeable Shares and approximately 9.9% of the issued and outstanding Shares on an as-converted basis.
INTEREST OF CERTAIN PERSON IN MATTERS TO BE ACTED UPON
No person or company who is, or at any time since the beginning of Fiscal 2025 was, a director or executive officer of the Company, and no person who is a proposed management Nominee for election as a director of the Company, or an associate or affiliate of any such director, executive officer or proposed Nominee, has any material interest, direct or indirect, by way of beneficial ownership or otherwise, in matters to be acted upon at the Meeting other than the Director Election Proposal.
NON-GAAP FINANCIAL MEASURES
This Proxy Statement makes reference to certain non-GAAP financial measures, including Adjusted EBITDA. Adjusted EBITDA is not a recognized measures under United States generally accepted accounting principles (“GAAP”), does not have a standardized meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other issuers; however, the Company believes that Adjusted EBITDA is useful to assist readers in evaluating the performance of the Company.
The Company defines Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; expected credit losses on financial assets and related charges; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations; and further adjusted to remove acquisition-related costs. Management believes that Adjusted EBITDA provides meaningful and useful financial information as this measure demonstrates the operating performance of businesses.
For more information regarding the non-GAAP financial measures used by the Company, see our 2025 Annual Report.
PRESENTATION OF FINANCIAL STATEMENTS
The Company’s audited consolidated financial statements as at March 31, 2025 and 2024 and for each of the years in the three-year period ended March 31, 2025, together with the auditor’s report thereon, will be placed before the Shareholders at the Meeting. The Company’s audited consolidated financial statements of the Company as at March 31, 2025 and 2024 and for each of the years in the three-year period ended March 31, 2025 and related MD&A included in our Annual Report on Form 10-K for Fiscal 2025 (the “2025 10-K”) filed with the SEC and applicable Canadian securities regulators on May 30, 2025 are also available on the Company’s website at www.canopygrowth.com.

PROPOSAL NO. 1 – DIRECTOR ELECTION PROPOSAL
Board of Directors
The Company currently has five directors, and the Board has nominated five nominees (the “Nominees”) to be elected at the Meeting, whose names are set forth below. Four of the five nominees are currently directors of the Company and have been nominated by the Board for re-election as directors at the Meeting. Four of the five Nominees have been directors since the dates indicated below and each director elected at the Meeting will hold office until the next annual general meeting of Shareholders or until his or her successor is duly elected or appointed. Information about each nominated director can be found in the “Nominees for Election as Directors at the Meeting” section below.
Canopy Growth is subject to the statutory majority voting requirements under the CBCA (the “CBCA Majority Voting Requirements”), which became effective on August 31, 2022. In accordance with the CBCA Majority Voting Requirements, directors stand for election each year at the annual meeting of Shareholders, and a separate vote of Shareholders is taken with respect to each candidate nominated for director. If there is an uncontested election, each candidate is elected only if the number of votes cast in their favor represents a majority of the votes cast for and against them by the Shareholders who are present in person or represented by proxy at the meeting. If an incumbent director is not re-elected in an uncontested election, the director may continue in office until the earlier of (i) the 90th day after the day of the election; and (ii) the day on which their successor is appointed or elected. Majority voting will not apply in the case of a contested election of directors, in which case the directors will be elected by a plurality of votes of the shares represented in person or by proxy at the meeting and voted on the election of directors.
Nominees for Election as Directors at the Meeting
The table below sets forth certain biographical information regarding the Nominees as of the Record Date. In addition, a discussion of the qualifications, attributes and skills of each Nominee that led the Board and the Corporate Governance, Compensation and Nominating Committee (“CGCN Committee”) to the conclusion that he or she should continue to serve as a director follows each of the Nominee biographies. Additional information regarding the skills and expertise of each of the Nominees is included below under the section entitled “Board of Directors, Committees and Governance – Board Skills Matrix.” If a Nominee is listed as “Independent” in the table below, that Nominee meets the requirement to be an “independent director” under Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market (the “Nasdaq Rules”) and the definition of “independence” under National Instrument 52-110 – Audit Committees (“NI 52-110”).

David Lazzarato Toronto, Ontario, Canada Independent Director Since March 31, 2020
David Lazzarato serves as Chair of the Board, is a member of the Audit Committee and a member of the CGCN Committee. Mr. Lazzarato’s career includes senior executive positions with Alliance Atlantis Communications, Allstream, Bell Canada, and CAE. In 2016, Mr. Lazzarato retired and has since been a corporate director. Mr. Lazzarato has served on corporate and not-for-profit boards for two decades and served on the board of directors of Flutter Entertainment plc, a New York Stock Exchange listed company, from May 2020 until May 2024 and has served on the board of directors of Thunderbird Entertainment since February 2024. Mr. Lazzarato brings to the Board a demonstrated commercial and financial acumen to assist businesses going through pivotal inflection points.

Committee Memberships
Audit Committee CGCN Committee
	Attendance in Fiscal 2025	Other Current Public Company Directorships
	Board: 24/24 Audit: 4/4 CGCN: 5/5	Thunderbird Entertainment (as of February 2024)
Equity Ownership
	Shares	RSUs	Options
	35,155	83,909	0

Theresa Yanofsky Westmount, Quebec, Canada Independent Director Since March 31, 2020
Theresa Yanofsky currently serves as a member of the Board where she also acts as the Chair of the CGCN Committee as well as a member of the Audit Committee. Ms. Yanofsky has extensive experience working with big-name retailers and is respected for her strategic leadership and disciplined approach to driving revenue. Ms. Yanofsky brings over 30 years of experience working with rapidly growing big-name global retailers. Ms. Yanofsky has served as a board member for Reitmans (Canada) Ltd., (“Reitmans”), a Canadian-based retailer listed on the TSX, since August 2019 and has served as a member of the board of directors of Goodfood Market Corp., a leading online grocery company in Canada listed on the TSX, since July 2019. Most recently, Ms. Yanofksy was appointed as a board member for Purolator Inc., a leading integrated freight, package and logistics provider, in April, 2022. Ms. Yanofksy served as the Senior Vice-President, General Manager of Sephora Canada, a retailer of personal care and beauty products, from 2015 until her retirement in March 2020; prior to which she worked at L Brands where she was the country manager for Bath & Body Works Canada. Ms. Yanofsky brings over 30 years of experience working with rapidly growing big-name global retailers as well as significant senior management and public company board and corporate governance experience.

Committee Memberships
Audit Committee CGCN Committee (Chair)
Attendance in Fiscal 2025	Other Current Public Company Directorships
Board: 24/24 Audit: 4/4 CGCN: 5/5	Goodfood Market Corp. Reitmans Ltd. Purolator Inc.
Equity Ownership
Shares	RSUs	Options
28,421	55,939	0

Luc Mongeau Woodbridge, Ontario, Canada Independent Director Since February 7, 2024 CEO Since January 6, 2025
Luc Mongeau is the Chief Executive Officer (“CEO”) of Canopy Growth and also serves on the Board. Mr. Mongeau is a seasoned executive with over 25 years of experience spearheading multi-billion-dollar consumer goods companies throughout North America, including Weston Foods, and Mars Petcare. Prior to joining Canopy Growth, Mr. Mongeau was the CEO of eSolutions Furniture Inc. Mr. Mongeau served as the CEO of eSolutions Furniture Inc., a leading e-commerce solution for residential and commercial furniture in North America, from September 2022 to January 2025. He also served as President of Weston Foods Inc., a leading provider of fresh and frozen baked products to the North American market, from September 2017 to March 2022. Mr. Mongeau is an established leader with a demonstrated track record of marketing and sales agility. Mr. Mongeau has consistently delivered operational excellence in brand-led businesses. Mr. Mongeau brings his extensive experience in business transformation and strategic leadership to the Company. Mr. Mongeau holds a Bachelor of Science from the Université de Sherbrooke and an MBA from the Ivey School of Business at Western University. He has also completed executive education at Harvard Business School.

Committee Memberships
CGCN Committee(1) (exited November 2024)
Attendance in Fiscal 2025	Other Current Public Company Directorships
Board: 24/24 CGCN: 4/4	None
Equity Ownership
Shares	RSUs	Options
7,687	777,212	1,137,733

(1)
In connection with Mr. Mongeau’s appointment as Chief Executive officer of the Company on November 26, 2024 (which appointment became effective on January 6, 2025), he was removed as a member of the CGCN Committee on November 26, 2024.

Shan Atkins Orlando, Florida Independent Director since August 6, 2025
M. Shan Atkins, ICD.D, NACD.DC serves as a member of the Board where she also acts as a member of the Audit Committee. Ms. Atkins is a business executive and independent board director with extensive experience in retail strategy and operations, consumer goods, wholesale distribution, cybersecurity oversight, accounting and finance, and private investment in both the U.S. and Canada having served on the boards of eleven public and large private companies since beginning her board service in 1999 while an executive in the retail industry. Ms. Atkins is a former partner in the consumer and retail practice of international consultancy Bain & Company where she developed and executed strategic plans for major retail organizations. She also served as a C-suite executive at a Fortune 15 public retailer, where she led a multi-billion-dollar business unit. Ms. Atkins has received numerous accolades in her directorship career, including being recognized in 2025 as one of the top 250 Directors in America by Wall Street Journal. She presently serves on the boards of two U.S. public companies – Darden Restaurants (NYSE: DRI) and SpartanNash (NASD: SPTN), where she chairs the audit committee at both companies and serves on the Governance and Nominating Committee at Darden and the Compensation Committee at SpartanNash. During the past five years, Ms. Atkins also served on the following public company boards of directors: Aurora Cannabis, Inc., a Canadian cannabis company, from 2019 to 2023; SunOpta, Inc., a North American manufacturer of natural and organic food products, from 2014 to 2019; LSC Communications, Inc., a leading provider of long and short-run printing services to the book, catalog and magazine publishing industries, from 2016 to 2021. Ms. Atkins has been an observer on the Board of Canopy Growth since April 1, 2025.

Committee Memberships
Member of the Audit Committee
Attendance in Fiscal 2025	Other Current Public Company Directorships
N/A	Darden Restaurants (NYSE: DRI) (Since 2014) SpartanNash (NASD: SPTN) (Since 2003)
Equity Ownership
Shares	RSUs	Options
-	-	-

Joe Bayern St. James, New York Independent Director Nominee
Joe Bayern is a dynamic leader with a history of creating shareholder value through turnarounds, organic growth and business model transformations. He has a deep understanding of the consumer products industry domestically as well as internationally and has been part of large multi-national organizations, mid-sized growth companies and startups. Mr. Bayern has worked with some of the most globally recognized brands such as Snapple, Dr. Pepper and Voss Water, and companies including Deloitte LLP, Cadbury Schweppes, (“Cadbury”) and Curaleaf Holdings, Inc. (“Curaleaf”). Most recently, Mr. Bayern served as the CEO of GCC MSO Management LLC d/b/a Glorious Cannabis Company, a cannabis company with operations in Michigan and Massachusetts, from October 2023 to October 2024. Prior to that, Mr. Bayern served as an executive officer of Curaleaf from December 2019 to January 2023, including serving as President from December 2019 until December of 2020 and CEO from January 2021 until May 2022. Prior to his involvement with Curaleaf, Mr. Bayern served as the President of a California-based cannabis start-up, Indus Holdings, Inc. (“Indus”) from January 2019 to December 2019, where he successfully helped the company raise $40 million and complete its go public transaction, pursuant to which Indus’ shares were listed for trading on the Canadian Stock Exchange. Prior to entering the cannabis industry in January of 2019, Mr. Bayern was part of the team that helped Voss of Norway, a company that bottles and sells drinking water from Norway (“Voss”), make Voss a globally recognized brand. During his tenure at Voss, Mr. Bayern served as Chief Operating Officer from January 2011 to December 2017 and then CEO from December 2017 until November 2018. At Voss, Mr. Bayern helped grow the business from $25 million to $100 million, raised growth capital and executed a partial sale to a strategic buyer. While running global strategy for Cadbury from September 2003 until August 2006, and U.S. strategy for Cadbury’s beverage business from August 2006 to November 2007, which included Dr. Pepper and Snapple brands, he was part of the team that transformed Cadbury into a pure play confectionery leader, which ultimately was acquired by Kraft Foods Inc. and resulted in the formation of the Dr. Pepper Snapple Group in 2008. At Snapple Beverage Group (“Snapple”) from December 1997 to August 2003, Mr. Bayern was part of the executive team responsible for the turnaround of Snapple under the ownership of The Triarc Beverage Group (“Triarc”). Triarc bought Snapple from The Quaker Oats Company for $300 million in 1997 and sold the business to Cadbury Schweppes plc for $1.4 billion in 2000. Prior to joining Snapple, Mr. Bayern spent 12 years in various accounting and management consulting roles, including as a Senior Manager of Management Consulting with Deloitte LLP. Mr. Bayern has been an observer on the Board of Canopy Growth since April 1, 2025.

Committee Memberships
Proposed Member of CGCN Committee
Attendance in Fiscal 2025	Other Public Company Directorships
N/A	N/A
Equity Ownership
Shares	RSUs	Options
-	-	-
In considering the Nominees’ individual experience, qualifications, attributes, skills and past Board participation, the Board has concluded that when considered all together, the appropriate experience, qualifications, attributes, skills and participation are represented for the Board as a whole and for each of the Board’s committees.
There are no family relationships among any directors and executive officers. Each Nominee has indicated a willingness to serve and has consented to being named in this Proxy Statement, and the Board has no reason to believe that any of the Nominees will not be available for election.

Required Vote
You may select “For” or “Against” with respect to each Nominee for director under the Director Election Proposal. The affirmative vote of a simple majority of the votes cast, in person or by proxy, will constitute approval of each Nominee under the Director Election Proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE. Unless otherwise instructed, the persons designated in the enclosed proxy form intend to vote “FOR” each Nominee. Management does not contemplate that any of the Nominees will be unable to serve as directors; however, if, for any reason at the time of the Meeting, any of the Nominees are unable to serve, and unless otherwise instructed, the persons designated in the enclosed proxy form may vote in their discretion for any substitute nominee(s).

DIRECTORS, NOMINEE AND EXECUTIVE OFFICERS
The following table sets forth information regarding each director, Nominee and executive officer of the Company (all ages are as of the Record Date).
Name	Age	Position(s)
David Lazzarato	69	Director, Chair of the Board Member of the Audit Committee Member of the CGCN Committee
Theresa Yanofsky	68	Director Chair of the CGCN Committee Member of the Audit Committee
Luc Mongeau	59	Director Chief Executive Officer
Shan Atkins	68	Director Member of the Audit Committee
Joe Bayern	62	Nominee, Proposed Member of the CGCN Committee
Tom Stewart	43	Interim Chief Financial Officer
Christelle Gedeon	44	Chief Legal Officer Corporate Secretary
A brief biography of each person who serves as a director of Canopy Growth is included above under “Proposal No. 1 – Director Election Proposal” and a brief biography for each current executive officer of Canopy Growth is set forth below:
Tom Stewart was appointed Canopy Growth’s Interim CFO on July 9, 2025. Mr. Stewart served as the Company’s Vice President, Finance from August 2023 to July 9, 2025. In that role, he was responsible for a wide range of the Company’s finance functions, including external reporting, financial close technical accounting, financial close processes, transactional services, tax, FP&A, commercial finance, and operations finance.
Prior to that role, Mr. Stewart served as the Company’s Chief Accounting Officer from April 2019 until August 2023. Prior to joining the Company in April 2019, Mr. Stewart spent over 10 years at Constellation Brands, Inc., where he held a variety of roles within the finance organization, most recently serving as Senior Director, Global Accounting from June 2018 to April 2019. Mr. Stewart started his career at PricewaterhouseCoopers in Rochester, NY and obtained his Bachelor of Science in Accounting from the State University of New York at Geneseo. Mr. Stewart is a Certified Public Accountant in the state of New York and brings a wealth of U.S. GAAP experience to the Company.
Christelle Gedeon serves as Canopy Growth’s Chief Legal Officer (“CLO”) and Corporate Secretary.
Dr. Gedeon joined the Company in August 2022, and oversees the Company’s legal group in addition to all government affairs, regulatory and quality matters as well as Corporate Development, Business Intelligence and Canopy Growth’s strategy. Her role has included ongoing advocacy with the Canadian government to enhance critical elements of the regulatory framework for cannabis to ensure the sector’s long-term growth and sustainability.
Dr. Gedeon has been instrumental to the Company’s profitability strategy including leading the development and announcement of Canopy USA, the Company’s novel approach to realizing the opportunity presented by the U.S. THC market in advance of federal permissibility.
Prior to joining Canopy Growth, Dr. Gedeon served in a number of senior leadership roles including Chief Legal Officer and Corporate Secretary at Aphria, Inc. from July 2018 to August 2021 and Chief Legal Officer of The Metals Company, a deep-sea mining company, from August 2021 to August 2022. Prior to joining Aphria, Dr. Gedeon was a Partner at Fasken Martineau DuMoulin LLP, a leading Canadian law firm. Through these roles, she developed extensive experience in the cannabis industry and in the management of complex regulatory structures, intellectual property management, corporate governance, government relations, and strategic acquisitions, all capabilities that are critical to advancing Canopy Growth’s strategy for North American leadership.
An accomplished commercial lawyer and strategist with more than a decade of experience, Dr. Gedeon played an instrumental role in the completion of more than 50 mergers, acquisitions, and strategic investments during her tenure. Additionally, she has been named one of Canada’s Law Department Leaders of the Year, included as part of the Legal 500 GC 2020 Powerlist, and named to the 2019 Canadian General Counsel Awards Tomorrow’s Leader. Dr. Gedeon holds an LL.B/B.C.L. from McGill University, is a member in good standing of the Ontario and Quebec bars, and also a registered trademark agent in addition to holding a Ph.D. in Clinical Pharmacology and Toxicology from the University of Toronto.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS/CEASE TRADE ORDERS, BANKRUPTCIES, PENALTIES OR SANCTIONS
Except as disclosed below:
1.
No Nominee is, as at the date of this Proxy Statement, or has been within ten years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company) that:

a)
was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

b)
was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes hereof, the term “order” means: (a) a cease trade order; (b) an order similar to a cease trade order; or (c) an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days.
2.
No Nominee:

a)
is, as at the date of this Proxy Statement, or has been within the 10 years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that, while such person was acting in such capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold its assets; or

b)
has, within 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

3.
No Nominee has been subject to:

a)
any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

b)
any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Since August 2019, Ms. Yanofsky has served as a member of the board of directors of Reitmans. On May 19, 2020, Reitmans filed a petition with the Québec Superior Court for the issuance of, and was granted on the same day, an initial order (the “Initial Order”) seeking the protection and the remedies offered by the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C 36 (the “CCAA”). Since its initial filing, Reitmans obtained extensions of the Initial Order until May 28, 2021. On May 25, 2021, the Québec Superior Court issued an extension of the stay of proceedings pursuant to the CCAA until September 28, 2021. Reitmans has elected to reduce the amount of the interim debtor-in-possession financing entered into in connection with the CCAA proceedings from C$60.0 million to C$30.0 million. On January 4, 2022, Reitmans obtained a sanction order from the Québec Superior Court for the Company’s plan of arrangement under the CCAA (the “Plan of Arrangement”). Under the Plan of Arrangement, Reitmans distributed an aggregate amount of C$95 million (the “Reitmans Settlement Amount”) to its creditors in full and final settlement of all claims affected by the Plan of Arrangement, including an initial payment of up to C$20,000 per claim plus, if applicable, a pro rata distribution of the remaining balance of the Reitmans Settlement Amount.

Ms. Atkins was a member of the board of directors of LSC Communications, Inc. from 2016 to 2021. On April 13, 2020, LSC Communications, Inc. and certain affiliated entities each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. Substantially all of the assets of LSC Communications were acquired by Atlas Holdings, a private company, pursuant to a court-supervised sale process in December 2020.
Joe Bayern served as Chief Executive Officer of GCC MSO Management, LLC, d/b/a Glorious Cannabis Company (“GCC”), from October 2023 to October 2024. Following Mr. Bayern’s departure, on February 7, 2025, Needham Bank (the “Plaintiff”) filed a complaint in the Michigan 4th Circuit Court (Jackson County) (the “Court”) seeking the appointment of a receiver with respect to entities related to GCC MSO Management, LLC (collectively, the “Defendants”). On February 14, 2025, the Court appointed a receiver with respect to all of the Defendants.
Except as set forth above, we are not aware of any of our directors or executive officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE
Overview
The Board and management of the Company recognize the importance of corporate governance for the effective management of the Company and the protection of its stakeholders, particularly Shareholders.
National Policy 58-201 – Corporate Governance Guidelines establishes corporate governance guidelines that apply to all public companies. National Instrument 58-101 – Disclosure of Corporate Governance Practices mandates disclosure of corporate governance practices, which disclosure is set out below, in accordance with Form 58-101F1 – Corporate Governance Disclosure. The Company is also required to comply with the provisions of the Sarbanes-Oxley Act of 2002 (the “SOX”) and the applicable rules adopted by the SEC pursuant to SOX, as well as the Nasdaq Rules and the rules of the TSX.
Maintaining a high standard of corporate governance is a priority for the Board and the Company’s management as both believe that effective corporate governance will help create and maintain Shareholder value in the long term. A description of the Company’s corporate governance practices is set out below.
Board of Directors
The Board is responsible for the stewardship of the Company, supervising the management of our business and our affairs and acting in the best interests of the Company and Shareholders. The Board has adopted a written “Corporate Governance Guidelines,” pursuant to which the Board assumes responsibility for the stewardship of the Company. The Corporate Governance Guidelines are attached as Appendix A to this Proxy Statement and are also available on the Company’s website at www.canopygrowth.com/investors/governance/committees-charters/.
The Company’s Corporate Governance Guidelines state that the primary responsibilities of directors are to exercise their business judgment in good faith and to act in what they reasonably believe is in the best interests of the Company and its Shareholders. Directors are required to fulfill their responsibilities consistent with their fiduciary duties to Shareholders, in compliance with all applicable rules and regulations and subject to the provisions of the Company’s certificate of incorporation, as amended, and its bylaws. In forming his or her judgment, each director is entitled to rely in good faith on the accuracy of the records of the Company and the information, opinions, reports or statement presented by the Company’s officers, employees, Board committees, outside advisors and auditors. In discharging their obligations, directors are entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors.
The independent judgment of the Board in carrying out its responsibilities is the responsibility of all directors. The Board facilitates independent supervision of management through meetings of the Board and through frequent informal discussions among independent members of the Board and management. In addition, the Board has free access to the Company’s external auditors, external legal counsel and to the Company’s officers.
Board Meetings
The Company’s Corporate Governance Guidelines state that all directors are expected to make reasonable best efforts to attend all meetings of the Board, all meetings of the committees of which they are members and the annual meeting of Shareholders, and to maintain a satisfactory Board and committee meeting attendance record of no less than 75% in the aggregate, subject to recusal by the Board or relevant committee. During Fiscal 2025, each director attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all Committees on which such director served (in each case held during such director’s relevant period of service). During Fiscal 2025, the Board met 24 times, the Audit Committee met 4 times and the CGCN Committee met 5 times. During Fiscal 2025, the current directors attended, in aggregate, 97.9% of the total number of Board meetings, 100% of CGCN Committee meetings, and 100% of Audit Committee meetings held and on which he or she served during his or her period of service. Each director attended at least 91% of the aggregate of (i) the total number of meetings of the Board held during the period for which the director had been a director and (ii) the total number of meetings held by all committees of the Board on which the director served during the periods that the director served. The Board and committees held a combination of in person and video conference meetings.

The individual attendance summary for each of the directors who served as a director during Fiscal 2025 is set forth above.
Board Member Attendance at Annual Shareholder Meetings
The Company generally encourages, but does not require, directors to attend the Company’s annual meetings of Shareholders. Directors are encouraged to attend Board meetings and meetings of committees of which they are members in person but may also attend such meetings by telephone or video conference. All directors were present at the Company’s 2024 Annual General Meeting of Shareholders, which was held via live audio webcast held on September 24, 2024.
Director Independence
The Board is currently comprised of five directors: Luc Mongeau, Willy Kruh, Theresa Yanofsky, Shan Atkins and David Lazzarato (Chair). Please see the biographies of individual directors under “Proposal No. 1 – Director Election Proposal – Nominees for Election as Directors at the Meeting.” As of the date this Proxy Statement, a majority of the directors of the Company meet the independence requirements for a director in accordance with Section 1.4 of NI 52-110 and the definition of “independent director” under applicable Nasdaq Rules. The Board has determined that four out of the five Nominees (or 80% of the Nominees), namely Mr. Lazzarato, Ms. Atkins, Mr. Bayern and Ms. Yanofsky, have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and each is an “independent director” under Rule 5605(a)(2) of the Nasdaq Rules and meet the definition of “independence” under NI 52-110. Mr. Mongeau is not considered independent because of his role as the CEO of the Company.
During Fiscal 2025, following the conclusion of formal business of each quarterly Board meeting, the non-independent director was asked to leave the meeting, and the independent directors held an “in camera” meeting to facilitate open and candid discussion. In addition, any item which could involve a potential conflict of interest among one or more directors is voted on by those directors that are not related to the conflict in question. It is anticipated that “in camera” meetings of the independent directors will continue to be held in this manner during the current fiscal year.
Board Leadership Structure and Qualifications
Pursuant to the Corporate Governance Guidelines, the Board must be composed of a majority of “independent directors,” including the Chair of the Board. The Company defines an “independent director” in accordance with the standards and requirements promulgated by all applicable regulatory bodies exercising control over the Company, including Rule 5605(a)(2) of the Nasdaq Rules. Where it is not appropriate for the Chair of the Board to be independent, an independent director will be appointed to act as lead director (the “Lead Director”).
Currently, Luc Mongeau serves as our CEO and David Lazzarato serves as Chair of the Board. Because Mr. Lazzarato is an independent director, we currently do not have a Lead Director.
The Chair of the Board will preside over all meetings of the directors, be responsible for the agenda at all meetings of the Board and, if present, will preside over meetings of Shareholders. The Chair will convey recommendations of the independent directors to the Board and will be the liaison between the Board and the management of the Company. The Chair will preview information sent to the Board as necessary and approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items.
The key responsibilities of the Chair of the Board include, among other things:
•
providing leadership to the Board with respect to its functions as described in the Corporate Governance Guidelines and as otherwise may be appropriate;

•
ensuring Canopy Growth’s policies and practices related to corporate governance and Board operations are properly reflected in internal and external communications;

•
working with the CGCN Committee, submitting to the Board a proposed slate of directors for election at the annual general meeting of Shareholders;

•
ensuring that appropriate procedures are in place for the effective operation of the Board;

•
managing the ongoing performance review and the compensation plan for the Company’s CEO; and

•
being available to the Company’s CEO and management to provide guidance and advice.

Where it is not appropriate for the Chair of the Board to be independent, the Lead Director carries out the primary responsibilities that would otherwise be the responsibility of the independent Chair of the Board. The Board believes that requiring that there be a Lead Director in the event the Chair of the Board is not an Independent Director is appropriate at this time to provide the most effective leadership structure for Canopy Growth in the rapidly evolving and highly-regulated cannabis industry.
Oversight of Risk Management
The Board oversees the management of risks inherent in the operation of our business, with a focus on the most significant risks that we face. The Board performs this role primarily through its Audit Committee and CGCN Committee. Each Board committee addresses the risks specific to the function of that committee. For example, the Board committees address the following risks:
•
The Audit Committee performs the Board’s oversight responsibilities as they relate to our accounting policies, internal controls, and financial reporting practices, and is responsible for, among other things, overseeing the process by which the Company assesses and manages risk and identifying risks inherent in the Company’s business including cyber security risks.

•
In connection with its corporate compensation responsibilities, the CGCN Committee reviews all compensation policies and practices for all employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

•
In connection with its corporate governance responsibilities, the CGCN Committee is to discuss with management and evaluate management’s efforts to ensure that the Company’s management is taking into account risks that may affect the Company in the areas of human capital management, and the need to update disclosure controls and procedures to address evolving disclosure requirements on environmental, social and governance matters.

Position Descriptions
Chief Executive Officer
The CEO leads the management of the Company’s business and affairs and the implementation of the resolutions and policies of the Board and will report to and comply with the direction of the Board. The key accountabilities and responsibilities of the CEO include, among other things: duties relating to the Company’s values, strategy, governance, risk management, risk appetite, financial performance, human resources management, operational direction, Board interaction, talent management, succession planning and effective communication with Shareholders, clients, employees, regulators and other stakeholders. In addition, the Mongeau Agreement (as defined below) sets forth the responsibilities of the CEO, as approved by the Board, including:
•
shaping global strategic plans by developing and executing the Company’s strategy with the appropriate scale and pace while retaining Company values and entrepreneurial culture and targeting the best markets and products for sustainable customer satisfaction with the appropriate sales and earnings growth;

•
developing a world-class supply chain by defining and executing the supply chain strategy and aligning people, processes and systems to optimize output while maintaining high levels of efficiency across product development, manufacturing/production, quality control and logistics;

•
delivering consistency by producing results based on agreed upon targets and timetable in a rapidly evolving industry;

•
building leading product portfolios by continuing to innovate and develop new products to fulfill consumers across various channels, including medical and adult-use;

•
embracing social responsibility by ensuring that the Company is adhering to all regulatory requirements and is viewed a leader in quality products and safety around the world, and ensuring the Company is at the forefront of the rapidly evolving regulatory landscape;

•
cultivating high performing cross-functional teams and leading the executive team in setting and executing strategic, financial and operational initiatives to drive sustainable growth and profitability;

•
fostering a high performing culture in an entrepreneurial and fast-paced environment that operates with discipline and trust among leaders; and

•
such other duties as the Board may specify from time to time.

Committee Chairs
The Board has developed written charters with respect to each of the Audit Committee and the CGCN Committee, which includes a description of the primary responsibilities of the Chairs of such committees.
The primary responsibilities of the Chair of the Audit Committee and CGCN Committee include, among other things: chairing and setting the agenda for the meetings of the applicable committee, providing leadership to the applicable committee and acting as liaison and maintaining communication with the Chair of the Board and the Board to optimize and co-ordinate input from directors, and to optimize the effectiveness of the applicable committee. The Corporate Governance Guidelines and the committee charters set out in writing the responsibilities of the Board and the committees, respectively.
Committees of Our Board of Directors
The standing committees of the Board consist of the Audit Committee and the CGCN Committee. The responsibilities of these committees are described below. In addition, the Board may establish other committees from time to time to assist the Board in connection with specific matters. The Board oversees the operations of the committees, the appointment of their respective members, their compensation and their conduct. The Board has no intention at this time to establish other standing committees. The following table summarizes the current membership of the Board and each of its committees:
Director Name	Audit Committee	CGCN Committee
David Lazzarato	Member	Member
Theresa Yanofsky	Member	Chair
Luc Mongeau	-	-
Willy Kruh	Chair	Member
Shan Atkins	Member	-
The Audit Committee and the CGCN Committee have adopted detailed charters outlining their responsibilities, including the specific responsibilities of the chair of each committee. Copies of these charters are available on the Company’s website at www.canopygrowth.com/investors/governance/committees-charters/.
Audit Committee
General. The Board has a separately designated standing Audit Committee established in accordance with the Nasdaq Rules. All members of the Audit Committee are considered to be “independent” within the meaning of such term under applicable Nasdaq Rules for Audit Committees and Section 1.4 of NI 52-110. The members of the Audit Committee are appointed by the Board, and each member of the Audit Committee serves at the pleasure of the Board until the member resigns, is removed or ceases to be a member of the Board.
The Board has determined that Mr. Willy Kruh, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” for purposes of the SEC’s rules and meets the requirements for independence of audit committee members under the Nasdaq Rules. The SEC has indicated that the designation of Mr. Kruh as an audit committee financial expert does not make him an “expert” for any purpose, impose any duties, obligations or liabilities on him that are greater than those imposed on other members of the Audit Committee and the Board who do not carry this designation or affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board. Ms. Shan Atkins also qualifies as an “audit committee financial expert” for purposes of the SEC’s rules and meets the requirements for independence of audit committee members under the Nasdaq Rules.
Purpose. The Audit Committee’s primary purpose is to assist the Board in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control over financial reporting and accounting compliance, the audit process of the financial statements and processes for identifying, evaluating and monitoring the management of the Company’s principal risks impacting financial reporting. The committee also assists the Board with the oversight of financial strategies and the adequacy and effectiveness of the Company’s overall risk management program. The Audit Committee Chair also meets regularly with management and with the Company’s internal auditors, including its CFO, and its external auditors, PKFOD. The Audit Committee Charter (the “Audit Committee Charter”) sets forth the role and responsibilities of the committee’s chair.
Responsibilities. Pursuant to the Audit Committee Charter, the Audit Committee is directly responsible for, among other things: (1) assisting the Board with the oversight of the quality and integrity of the Company’s financial statements, (2) the appointment, compensation and oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting, (3) establishment and maintenance of processes to assure compliance with applicable legal and regulatory requirements and the Company Code of Business Conduct and Ethics, (4) overseeing the process by which the Company assesses and manages risk, including identifying risks inherent in the Company’s business and (5) establish, monitor and review policies, procedures, implementation, and maintenance of internal accounting, financial control and management information (“Internal Controls”), including, among other things, discussing with management and evaluating management’s efforts to ensure that the Company’s Internal Controls take into account risks that may affect the Company in the areas of cybersecurity, climate risk and human capital management.
The Audit Committee Charter is available on the Company’s website at www.canopygrowth.com/investors/governance/committees-charters/.
CGCN Committee
General. The CGCN Committee is currently comprised of three directors of the Company. All members of the CGCN Committee are considered to be an “independent director” under applicable Nasdaq Rules relating to compensation committees and nominating committees and meet the definition of “independence” under NI 52-110.
Purpose. The CGCN Committee’s purpose is to provide leadership in shaping the corporate governance policies and practices of the Company, put forward nominations for the appointment of directors by the Board, discharge the responsibilities of the Board relating to compensation of the Company’s directors and executive officers as determined by the Board, assist the Board in establishing appropriate incentive compensation and equity-based plans and to administer such plans, oversee the annual process of evaluation of the performance of management; and to assist the Board in its oversight of CGCN Committee’s human resource strategies.
Responsibilities - Compensation and Corporate Governance Matters. The CGCN Committee’s primary responsibilities are, among other things, to assist the Board in discharging its responsibilities relating to: (1) setting the Company’s compensation program, (2) administering and monitoring the incentive and equity-based compensation plans including awards under the Company’s Omnibus Incentive Plan (the “Omnibus Incentive Plan”), and (3) preparing the compensation committee report, in the annual report and proxy statement under the rules and regulations of the SEC. In addition, the CGCN Committee is responsible for overseeing and assessing the functioning of the Board, its committees and individual directors, for the development, recommendation to the Board, implementation and assessment of effective corporate governance principles, overseeing the process of succession planning for the CEO and, as warranted, other senior officers of the Company, and handling such other matters that are specifically delegated to the committee by the Board from time to time.
Pursuant to the CGCN Committee charter (the “CGCN Committee Charter”), the CGCN Committee shall, among other things:
•
annually, review and approve or recommend that the Board approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those corporate goals and objectives, and approve or recommend that the Board approve the CEO’s compensation level based on this evaluation;

•
annually review and, as appropriate, approve or recommend that the Board approve each element of compensation including salaries, bonuses, benefits, and perquisites, and including with respect to any equity-based plans, for the CEO and each other executive officer;

•
annually review, and as appropriate, approve or recommend the results of the most recent shareholder advisory vote on the compensation of named executive officers (a “Say on Pay Vote”) when considering executive compensation policies and decisions, the frequency with which the Company will conduct Say on Pay Votes, the inclusion of proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote in any Company filing with the SEC in accordance with applicable law and regulation; and

•
annually, review the results of the CEO’s performance with the Chair of the Board or the Lead Director, as applicable.

The CGCN Committee Charter does not provide for delegation of these duties.
Pursuant to the CGCN Committee Charter, the CGCN Committee has the authority to retain, at Canopy Growth’s expense, a compensation consultant only after taking into consideration the independence factors set out in Rule 5605(d)(3)(D) of the Nasdaq Rules (the “Compensation Committee Advisor Independence Factors”), to the extent applicable. For Fiscal 2025, after considering the Compensation Committee Advisor Independence Factors, the CGCN Committee directly retained Mercer (Canada) Limited (“Mercer”) as its compensation consultant.
For additional information with respect to the role of Mercer in the determination of executive compensation, please see “Compensation Discussion and Analysis,” including the information under the subsection entitled “Annual Oversight of Compensation.”
Responsibilities - Board Nominations. The CGCN Committee is responsible for: identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of Shareholders. In carrying out the foregoing duties, the CGCN Committee consistently seeks to achieve a balance of knowledge, experience, diversity and capability on the Board. While the CGCN Committee has not established specific minimum qualifications for director candidates, it considers all pertinent factors that it deems appropriate, including diversity (See “Diversity, Equity and Inclusion” below), and believes that the Board should be comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have broad, business-related knowledge and experience at the policy-making level, (iv) have qualifications that will increase overall Board effectiveness, and (v) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. In evaluating and identifying candidates, the CGCN Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.
The CGCN Committee will also consider director nominations identified by Shareholders. Nominations by Shareholders must be provided in a timely manner and must include sufficient biographical information so that the CGCN Committee can appropriately assess the proposed nominee’s background and qualifications. For a Shareholder to have his or her candidate considered by the CGCN Committee for inclusion as a director nominee at the 2026 annual meeting of Shareholders, Shareholder submissions of candidates for nomination to the Board must be submitted in writing to the Corporate Secretary of the Company at Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8. Potential

nominees recommended by a Shareholder in accordance with these procedures will be considered and evaluated in the same manner as other potential nominees.
From time to time, the CGCN Committee has retained certain executive search firms to identify potential Board candidates based on identified skills that are complimentary to those identified in the Board skills matrix with respect to current directors, taking into account expected or current vacancies. Prospective nominees are identified with the assistance of an executive search firm and interviewed by each committee member and the Company’s CEO. The CGCN Committee will select and deliver an offer to the prospective nominee for their appointment to the Board.
The CGCN Committee Charter is available on the Company’s website at www.canopygrowth.com/investors/governance/committees-charters/.
Compensation Committee Interlocks and Insider Participation
No person who served as a member of the CGCN Committee during Fiscal 2025 has served as an officer or employee of the Company, and no such person had any relationships with the Company of the type that is required to be disclosed under Item 404 of Regulation S-K. During Fiscal 2025, none of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity one of whose executive officers served on the CGCN Committee or the Board.
Diversity, Equity and Inclusion
The Board is committed to ensuring diversity amongst the directors and senior management of the Company. Since March 2020, the Board has maintained a written policy that recognizes the value of having diversified and inclusive representation amongst its directors and senior management (the “Leadership Diversity Policy”). The Leadership Diversity Policy sets forth the Company’s focus on promoting the contribution from individuals with a wide variety of background and experiences and the Company’s commitment to representing the communities and broad consumer base and workforce of which it serves.
The CGCN Committee is guided by the following principles in identifying qualified candidates for nomination to the Board and based on recommendation from the CEO, appointing and promoting senior management:
a)
Candidates should be weighed against objective criteria and selection should be based on merit, taking into account the benefits of diverse representation amongst leadership – Nominating respected and experienced board members and senior leadership from a variety of backgrounds is crucial for company success. The diversity strategy will supplement the constituent factors that inform the nomination and appointment process.

b)
Achieving diversity requires intentional effort – The Company continues to integrate and refine the goal of diverse representation with regard to gender, age, sexual orientation, and ethno-cultural groups as well as “Designated Groups” (as defined in the Employment Equity Act, namely women, members of visible minorities, Indigenous peoples and persons with disabilities) amongst Board members and senior management through ongoing review and evaluation of the results of the implementation of the diversity strategy.

c)
Achieving diversity leads to increased credibility and engagement – The Company acknowledges that the nature of the cannabis industry and cannabis consumers is such that diversity amongst leadership increases credibility and engagement with consumers and the communities we serve.

d)
Diversity amongst leadership is particularly important and beneficial in the cannabis industry – The Company recognizes that inequities and barriers for designated groups have marked the history of the industry and will continue to do so without leadership from the cannabis industry itself. Subscribing to a broad diversity strategy will set an example and provide leadership in the nascent stages of our industry.

The Leadership Diversity Policy does not set formal targets for representation of persons included in any of the Designated Groups on the Board or in senior management of the Company, due primarily to the limited size of the Board and of the senior management team, reliance on self-reporting and the need to ensure that recruitment efforts and appointments are primarily based on the merits of the individuals and the needs of the Company at the relevant time. However, the CGCN Committee takes gender and other diversity representation from women and other members of Designated Groups into consideration as part of its overall nomination, recruitment, election and re-election process, but it remains one factor amongst many others, and as such, no special weighting is given to that criterion.
Over the course of Fiscal 2025, the Company has continued its journey towards creating greater equity in its workplace. We have undertaken the below noted steps to help us achieve our diversity, equity and inclusion (“DEI”) vision to: 1) develop a workforce of talent that reflects the communities and consumers we serve, and 2) create an inclusive environment where individuals feel welcomed, respected and valued based on their unique identities and perspectives. To achieve these goals, we believe in investing in resources and integrating DEI strategies into our business efforts and priorities versus treating them solely as a standalone objective. Several of our key activities are highlighted below:
•
Continued with the observance of a Canadian company-wide holiday for the Day of Truth and Recognition as a part of Canada’s overall initiatives towards Indigenous Reconciliation.

•
Maintained a U.S. company-wide holiday in recognition of both Martin Luther King Day and Juneteenth.

•
Advanced a recognition day calendar for historically excluded groups with dates including, among others, Lunar New Year, Juneteenth, World Mental Health Day, Diwali and the Indigenous People’s Day.

•
Trained all Human Resource team members on how to manage bias in hiring.

•
Increased diversity in our job candidate pipeline by partnering with job boards and with external recruiting firms.

•
Integrated tools to mitigate bias into year-end review, our talent review processes and our annual merit program.

We actively seek opportunities to enhance our DEI strategy through a variety of initiatives. We are investing time, resources and leadership engagement to achieve our desired results and achieve meaningful progress. As of the date of this Proxy Statement, the Company has five directors, two of whom are women, representing 40% of Board membership. Other than women on our Board, none of the current directors are from any of the other “designated groups” (as defined in the Employment Equity Act (Ontario)), namely members of visible minorities, Indigenous peoples and persons with disabilities (collectively, the “Designated Groups”). One of the directors is part of the LGBTQ+ community. As of the Record Date, two of the Company’s named executive officers, as such term is defined by the SEC and Canadian National Instrument 51-102 – Continuous Disclosure Obligations, are women, each of whom is a visible minority. None of the executive officers are from any of the other Designated Groups. As of the Record Date, three of the Company’s seven leadership committee members are women, two of whom are visible minorities. None of the leadership committee members are from any other Designated Groups.
Ethical Business Conduct
The Board is responsible for promoting an ethical business culture and fostering an environment that places an emphasis on compliance. The Board monitors compliance, including through receipt by the Audit Committee, of reports of unethical behavior.
The Board has adopted a Code of Business Conduct and Ethics (the “Code”) for directors, officers (including our CEO, CFO and principal accounting officer), employees and applicable third parties conducting work for or on behalf of the Company. The Code may be accessed on the Company’s website at www.canopygrowth.com/code-of-business-conduct-and-ethics/. The Code clearly defines how individuals working for or on behalf of the Company are expected to conduct themselves while representing the Company. Significant efforts are made to ensure all employees fully understand their responsibilities under the Code through training, leadership communications, certification requirements and awareness initiatives.

Directors, officers, employees and consultants are responsible for reporting situations of non-compliance with respect to breaches of law, regulation or company policy, including the Code, or other concerns related to ethics and business conduct of which they become aware to the Chair of the Board, CEO, Corporate Secretary or outside legal counsel or in accordance with the Company’s Whistleblower Policy. If any person chooses to remain anonymous, every effort is made by the Company to respect such a request.
The Company has a strict no retaliation policy for anyone who reports a violation in good faith, regardless of the accuracy of such a report. Furthermore, any allegation of reprisal is fully investigated by the Company.
The Board has also adopted a Whistleblower Protection Policy which establishes procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, auditing and other financial matters (collectively, “Accounting Irregularities”), any illegal acts or violations of the Code or any other policy of the Company, or applicable laws and regulations (collectively, “Wrongdoings”); and (ii) the submission by employees, officers and directors of the Company, on a confidential and anonymous basis, of concerns regarding any Accounting Irregularities and Wrongdoings.
The Board has also adopted a Disclosure Policy to ensure, among other things: (i) that the Company complies with timely disclosure obligations under securities laws and the regulations of the stock exchanges on which the Company’s securities are listed; (ii) that the Company prevents material misrepresentations made to the public; (iii) that the Company prevents the selective disclosure of “material information” (as defined in the Disclosure Policy); (iv) that prompt corrected disclosure is made by the Company, if material information is undisclosed or if material misrepresentations are known to have been made publicly; and (v) that all communications to the public are informative, timely, factual, balanced, accurate and broadly disseminated.
The Board has also adopted an Insider Trading Policy to ensure, among other things: (i) that persons to whom the policy applies understand their obligations to preserve the confidentiality of undisclosed “Material Information” (as defined in the Insider Trading Policy); (ii) strict compliance by all insiders with all requirements relating to the reporting of insider trading and with respect to trading when in possession of undisclosed “Material Information”; and (iii) that individuals subject to scheduled and unscheduled blackout periods adhere to the restrictions on trading as set out in the Insider Trading Policy and (iv) preclearance request procedures for Reporting Insiders (as defined in the Insider Trading Policy) and post trading reporting procedures for Reporting Insiders required to file reports under Section 16 of the Exchange Act of 1934, as amended (the “Exchange Act”). The Company seeks to discourage its employees from frequent buying and selling of securities for the purpose of realizing short-term profits and to acquire securities as long-term investments only. For greater detail, please refer to the Company’s Insider Trading Policy, which can be found at www.canopygrowth.com/investors/governance/articles-bylaws-policies/.

The Board has also continued to maintain and has updated existing policies after completing a thorough review of its corporate governance practices. In Fiscal 2025, no new policies were adopted by the Board. The following table outlines recent updates to our current policies during Fiscal 2025:
Policy	Description
Form 8-K Disclosure Compliance Policy	An updated version of the policy was adopted by the Board that refined language regarding financial disclosure information.
Anti-Bribery and Anti-Corruption Policy	An updated version of the policy was adopted by the Board that clarified a consequence for failure to comply with the policy, refined the applicability of the policy to Business Associates (as such term is defined in the Clawback Policy), and added language refining employee obligations under the policy and identified the CLO as responsible for enforcement of the policy within the Company.
Clawback Policy	An updated version of the policy was adopted by the Board that included a transition period in the event the Company changes its fiscal year and clarified language regarding the method of recouping incentive-based compensation and other recoupment rights, including providing discretion for the Board on enforcement of the policy. This policy is applicable to executives, officers and to senior management as well as other persons who perform policy-making functions of the Company.
Code of Business Conduct and Ethics	An updated version of the Code of Business Conduct and Ethics was adopted by the Board to refine existing language, including among other things, clarifications regarding the procedure in a situation where further guidance is required.
Disclosure Policy	An updated version of the policy was adopted by the Board that added language regarding company-controlled social media, clarified language on authorized spokespersons, and refined language on disclosures and communications made in the necessary course of business.
Insider Trading Policy	An updated version of the Insider Trading Policy was adopted by the Board that further defined securities and exemptions to trading prohibitions, clarified pre-clearance request procedures for Reporting Insiders (as such term defined in the Insider Trading Policy), and further refined post trading reporting procedures for Reporting Insiders required to file reports under Section 16 of the Exchange Act.
Regulation FD Policy	An updated version of the Regulation FD Policy was adopted by the Board that added a cybersecurity incident to the scope of the policy.
Exercise of Independent Judgment – Conflicts of Interest
The Company is governed by the provisions of the CBCA, pursuant to which a director or officer of the Company must disclose to the Company in writing or by requesting that it be entered in the minutes of meetings of the Board, the nature and extent of any interest that he or she has in a material contract or material transaction, whether made or proposed, with the Company, if the director or officer: (a) is a party to the contract or transaction; (b) is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or (c) has a material interest in a party to the contract or transaction. Except as otherwise permitted by the CBCA, an interested director cannot vote on any resolution to approve such contract or transaction.

Board and Committee Assessment
The Board is committed to regular assessments of its own effectiveness and that of its committees. The CGCN Committee is responsible for coordinating periodic assessments of the effectiveness of the Board, the Audit Committee and the CGCN Committee. Annually, the CGCN Committee makes recommendations to the Board regarding the process to be followed and the issues to be explored.
The Board addresses items raised both through the assessment process and through informal feedback as warranted. In Fiscal 2025, the Board has continued to expand its exposure to members of management, further enhanced its focus on key topics of strategic concern to the Company, and continued to develop its knowledge of the Company’s business functions through various presentations and discussions from internal business groups. The Board conducted a formal assessment of its own effectiveness and that of its committees during Fiscal 2025 which was completed on March 31, 2025. The Board concluded that committee and Board meetings are efficient and effective.
Orientation and Continuing Education
The CGCN Committee ensures that newly elected directors and committee members receive effective and comprehensive orientation, and that all directors are provided continuing education opportunities, both to maintain and enhance their skills and abilities as directors and, as applicable, committee members, and to ensure their knowledge and understanding of the Company’s business remains current.
Through its onboarding program, new directors are given the opportunity to meet with members of management to review the budget, forecast and strategic plan for the Company, as well as key corporate projects. When circumstances permit, a new director shall participate in a site tour of the Company’s operating facilities and of the retail stores carrying our products and receive an overview of the past year of activities, the competitive landscape and insight into distribution channels.
In order to ensure that directors are knowledgeable in subjects related to the discharge of their duties as well as cannabis industry trends, the Company has addressed continuing education in its Corporate Governance Guidelines, which provide, among other things, that each director is expected to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and deal appropriately with issues that arise in connection therewith. The Board has adopted a Continuing Education Policy, which provides that the CGCN Committee will present the directors, from time to time throughout each fiscal year, with a variety of continuing education opportunities. The CGCN Committee may also invite external legal counsel and other external advisors of the Company to present at Board meetings on topics and trends facing companies in the cannabis industry. In addition, directors have access to the Company’s in-house and external legal counsel in the event of any questions or matters relating to their corporate and director responsibilities and to keep themselves current with changes in legislation. In Fiscal 2025, the Board was offered four education sessions, one of which was presented by external advisors and three were presented by various Company business units. These included a session on director fiduciary duties (Canada and the US), changes to the U.S. cannabis regulatory roadmap, and international cannabis landscape and regulatory changes, changes in vaping legislation and risk in Australia, as well as an in depth review of the innovation pipeline and relevant market competitors of Storz and Bickel. Sessions were held in-person and virtually and the majority were attended by all members of the Board.
These continuing education opportunities are in addition to any presentations by management or other Company employees on the Company’s ongoing operations either at Board meetings or organized separately.
The Board’s Continuing Education Policy is administered by the CGCN Committee and reviewed on an annual basis and revised as necessary.

Board Skills Matrix
The following skills matrix sets out skills and expertise that the Board considers important to fulfill its oversight role, the specific skills and expertise of each Nominee and reflects the current strengths of the Board as a whole.
	David Lazzarato	Theresa Yanofsky	Luc Mongeau	Shan Atkins	Joe Bayern

Canadian Cannabis industry	✔	✔	✔	✔	-
Retail and consumer products industries	✔	✔	✔	✔	✔
Public company board experience	✔	✔	-	✔	-
CPA designation	✔	-	-	✔	✔
Public company Executive experience	✔	-	-	-	✔
Corporate governance	✔	-	-	✔	-
Executive compensation	✔	✔	✔	✔	✔
International business	✔	✔	✔	✔	✔
M&A	✔	✔	✔	✔	✔
Finance and capital markets	✔	-	-	-	✔
Legal and regulatory	✔	-	✔	-	✔
HR and labor relations	✔	✔	✔	-	✔
Marketing	-	✔	✔	-	✔
Operations	-	✔	✔	✔	✔
Information technology	✔	✔	✔	-	✔
Director Term Limits and Other Mechanisms of Board Renewals
The Board has not adopted director term limits, other than pursuant to the Director Retirement Age Policy, as further described below, or formal mechanisms of Board renewal as it believes that the imposition of such limitations on a Board implicitly discounts the value of experience and continuity amongst the Board members and runs the risk of excluding experienced and potentially valuable Board members as a result of an arbitrary determination. Instead, the CGCN Committee reviews the Board’s composition on a regular basis and has established criteria for its directors based upon the Company’s current and projected needs in accordance with an identified skills matrix. In order to ensure that the interests of directors are fully aligned with those of the Company, directors shall be required to retire from the Board at the age of 75 in accordance with the Company’s Mandatory Director Retirement Age Policy. One year prior to a given director attaining the age of 75, the CGCN Committee will begin the process of identifying a suitable replacement for the retiring director. In exceptional circumstances, the CGCN Committee may recommend to the Board to exempt a director from the application of the Mandatory Director Retirement Age Policy.
Anti-Hedging & Insider Trading Policy
Pursuant to the Company’s Insider Trading Policy, the executive officers and directors are not permitted to enter into any transaction that has the direct or indirect effect of offsetting the economic value (hedging) of any interest in any security of the Company. This includes the purchase of financial instruments such as variable prepaid forward contracts, equity swaps, collars or units of exchange funds that are designed to hedge or offset a decrease in the market value of securities. To the Company’s knowledge, no executive officer or director of the Company has entered into any such transaction or purchased such a financial instrument.

The Board has also adopted an Insider Trading Policy to ensure, among other things: (i) that persons to whom the policy applies understand their obligations to preserve the confidentiality of undisclosed “Material Information” (as defined in the Insider Trading Policy); (ii) strict compliance by all insiders with all requirements relating to the reporting of insider trading and with respect to trading when in possession of undisclosed “Material Information”; (iii) that individuals subject to scheduled and unscheduled blackout periods adhere to the restrictions on trading as set out in the policy; and (iv) preclearance request procedures for Reporting Insiders (as defined in the Insider Trading Policy) and post trading reporting procedures for Reporting Insiders required to file reports under Section 16 of the Exchange Act. The Company seeks to discourage its employees from frequent buying and selling of securities for the purpose of realizing short term profits and to acquire securities as long term investments only. For greater detail on the insider trading policy please refer to the website at www.canopygrowth.com/investors/governance/articles-bylaws-policies/.
Succession Plan
In accordance with the Corporate Governance Guidelines, the Company has adopted a succession plan in order to lessen disruption and provide direction in the event of an extended absence or departure of the CEO or another member of executive management. By outlining the strategic direction of the Company, integrating strategies and embedding accountability, the succession plan is designed to ensure a smooth transition across the Company. The succession plan includes specific strategies for addressing either a short-term, long-term, or permanent absence of the CEO or other member of the executive management team. It is the responsibility of the CGCN Committee, in consultation with the executive management team and the Chief Human Resources Officer (“CHRO”), to suggest further mechanisms to minimize the impact of unforeseen absences or vacancies in key roles and to ultimately make a recommendation to the Board to fill the vacancy. Pursuant to the Corporate Governance Guidelines, the CGCN Committee is required to annually review and report to the Board on succession planning, which must include emergency CEO succession, CEO succession in the ordinary course and succession for other members of the senior management team.
Share Ownership Guidelines
For the purpose of strengthening the alignment of the interests of the Company’s executive officers and non-employee directors with those of the other Shareholders, the Company approved written Share Ownership Guidelines (the “Guidelines”) and reviews the Guidelines annually. In accordance with the Guidelines, executive officers as well as certain other members of senior management are expected to hold share interests valued at the multiples of annual base salary by the end of an initial five-year accumulation period, beginning on the later of (i) the date of approval of the Guidelines; or (ii) the date on which the Guidelines become applicable to a given director or officer following their appointment to such position, and to maintain such an ownership level thereafter. The following details the Guidelines are applicable to the following officer positions held as of March 31, 2025:
Title	Guidelines
Chief Executive Officer	five times base salary
Chief Financial Officer	three times base salary
Chief Legal Officer	three times base salary
Directors are expected to hold share interests valued at two-and-a-half times their annual cash board retainer by the end of an initial five-year accumulation period and to maintain such an ownership level thereafter. For purposes of the Guidelines, share interests include, among other things, Shares, restricted stock and RSUs.
In instances where an officer or director has not achieved the Share ownership level established by the Guidelines within the initial five-year accumulation period, the CGCN Committee will review the matter with such officer or director to determine an appropriate remedy in light of the principles of these Guidelines. The CGCN Committee will annually review and assess the adequacy of the Guidelines and adopt any changes it deems necessary.

Communication with the Board
The Company values input from its Shareholders and is respectful of their right to communicate any concerns they may have to leadership of the Company. Considering the above, Shareholders or other interested parties may arrange to communicate directly with members of the Board or committees of the Board, the Chair of the Board, a Chair of a committee of the Board or the Board or committees of the Board as a group by writing to them in the care of the Board of Directors, Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, ON, K7A 3K8. We will forward all such communications (other than unsolicited advertising materials) to the applicable members of the Board or committees of the Board. The Company reserves the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to Board or committee matters or that are otherwise inappropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership of the Company
Except as noted in the footnotes below, the following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of our Shares as of August 1, 2025 for:
•
all persons known by us to own beneficially more than 5% of our outstanding Shares;

•
each of our NEOs named in the Summary Compensation Table included under “Executive Compensation” herein;

•
each of our directors and nominees; and

•
all of our current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities that a person has the right to acquire beneficial ownership within 60 days. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to the Shares beneficially owned by them, subject to applicable community property laws.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class(2)
Greater than 5% Shareholders
CBI Group	26,261,474(3)	9.9%

Directors, Nominees and Named Executive Officers
Willy Kruh(4)	17,451(5)	*
David Lazzarato	63,125(6)	*
Luc Mongeau	7,687(7)	*
Theresa Yanofsky	47,067(8)	*
Shan Atkins	—	—
Joe Bayern	—	—
Judy Hong(9)	275,256(10)	*
Christelle Gedeon	219,293(11)	*
Current Directors and Executive Officers as a Group (7 persons)	385,270	*
* Less than 1%.
Notes:
(1)
Except as otherwise indicated, the address for each Shareholder listed is c/o Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8.

(2)
The percentages above are based on 239,849,225 Shares outstanding as of August 1, 2025. In accordance with the rules of the SEC, Shares that may be issued upon the exercise, vesting or exchange of derivative securities (such as Options, RSUs or Exchangeable Shares) within 60 days of August 1, 2025 are deemed to be beneficially owned by the person holding such Options, RSUs or Exchangeable Shares and are treated as outstanding for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)
Consists of 15,811,474 Exchangeable Shares held by Greenstar Canada Investment Limited Partnership (“Greenstar”) and 10,450,000 Exchangeable Shares held by CBG Holdings LLC (“CBG”). According to the Schedule 13D/A (Amendment No. 13) (“13D/A#13”) filed with the SEC on April 19, 2024 by CBG, Greenstar II LLC (“GII”), Greenstar II Holdings LLC (“GIIH”), Greenstar, Greenstar Canada

Investment Corporation (“GCIC”), Constellation Brands Canada Holdings ULC (“CBCH ULC”), Constellation Capital LLC (“CC LLC”), Constellation International Holdings Limited (“CIHL”) and Constellation Brands, Inc. (“CBI”), (i) each of Greenstar, GCIC, CBCH ULC, CC LLC and CIHL has shared voting and dispositive power over 15,811,474 Exchangeable Shares, (ii) each of CBG, GII, GIIH shares has shared voting and dispositive power over 10,450,000 Exchangeable Shares, and (iii) CBI has shared voting and dispositive power over 26,261,474 Exchangeable Shares. Each Exchangeable Share is convertible, at any time, at the option of the holder, into one Share. Other than information relating to the CBI Group’s percentage of beneficial ownership, the foregoing information is based solely on the information provided in 13D/A#13. This beneficial owner’s address is 207 High Point Drive, Victor, New York 14564.
(4)
Mr. Kruh was not nominated for re-election as a director of the Company.

(5)
Consists of 17,451 Shares held directly by Mr. Kruh.

(6)
Consists of 35,155 Shares held directly by Mr. Lazzarato and 27,970 RSUs that will vest within 60 days of August 1, 2025.

(7)
Consists of 7,687 Shares held directly by Mr. Mongeau.

(8)
Consists of 28,421 Shares held directly by Ms. Yanofsky and 18,646 RSUs that will vest within 60 days of August 1, 2025.

(9)
On July 9, 2025, the Company terminated Ms. Hong’s employment with the Company. Accordingly, information relating to Ms. Hong is as of July 9, 2025.

(10)
Consists of 356 Shares held directly by Ms. Hong and 274,900 Options that could be exercised within 60 days of August 1, 2025.

(11)
Consists of 21,042 Common Shares held directly by Dr. Gedeon, 159,828 Options that could be exercised within 60 days of August 1, 2025, and 30,312 RSUs and 8,111 PSUs that will vest within 60 days of August 1, 2025.

COMPENSATION DISCUSSION AND ANALYSIS
Throughout this Compensation Discussion and Analysis (“CD&A”), we describe our executive compensation philosophy, program and decisions made in Fiscal 2025 for our named executive officers, as such term is defined by the SEC and Canadian National Instrument 51-102 – Continuous Disclosure Obligations (“NEOs”). For a complete understanding of the executive compensation program, this disclosure should be read in conjunction with the Summary Compensation Table and other executive compensation-related disclosures included in this Proxy Statement.
For Fiscal 2025, the Company’s NEOs included our CEO, Former CFO, CLO and Former CEO, as follows:
Name	Title
Luc Mongeau	Chief Executive Officer (effective January 6, 2025)
Judy Hong	Former Chief Financial Officer (until July 9, 2025)
Christelle Gedeon	Chief Legal Officer
David Klein	Special Advisor to the Board (January 6, 2025 through August 31, 2025) & Former Chief Executive Officer (until January 6, 2025)
Fiscal 2025 Performance Highlights
Fiscal 2025 built on the progress further advancing its path to profitability, strengthening its balance sheet and refining strategy and organizational structure to position Canopy Growth for sustainable growth and profitability.
Highlights for Fiscal 2025 include:
Refined Strategy and Organizational Structure post a Smooth CEO Transition
•
After a comprehensive search, Canopy Growth’s Board named Mr. Luc Mongeau as new CEO. Mr. Mongeau is an accomplished senior leader with more than 25 years of consumer-packaged goods (“CPG”) experience. Prior to being appointed CEO, Mr. Mongeau had been actively engaged with the Board, first as an observer of the Board before assuming the role as a Board member in February of 2024.

•
Following a business review led by Mr. Mongeau, Canopy Growth has implemented a number of initiatives to improve profitability, sharpen commercial execution, and strengthen operational performance. These initiatives include: (1) Positioning Global Medical platform for accelerated growth; (2) Tightening focus in Canada adult-use to improve execution and profitability; (3) Broadening Global Operations function to support commercial priorities; and (4) Further reducing costs across all areas of businesses.

Strengthened Financial Performance and the Balance Sheet
•
Benefiting from cost reduction actions taken to date, increased Consolidated Gross Margins in Fiscal 2025 and Canada Cannabis Gross Margins in Fiscal 2025 by 300 basis points (“bps”) and 700 bps points, respectively, versus Fiscal 2024.

•
Excluding impact of divested businesses, Selling, General & Administrative expenses in Fiscal 2025 reduced by 18% compared to Fiscal 2024 (excluding the impact of restructured businesses).

•
Total debt further reduced by C$293 million or 49% in Fiscal 2025 compared to Fiscal 2024, and the Company extended the maturity of its senior secured term loan to September 2027.

•
Benefiting from reduction in overall debt balances in Fiscal 2025, annual interest payments have been reduced by approximately $33 million.

Growth in Global Medical Cannabis
•
Canada medical cannabis net revenue in Fiscal 2025 increased 16% compared to Fiscal 2024, driven by high-quality engagement and customer care of insured patients, as well as expanding the assortment of products offered to our customers through spectrumtherapeutics.com.

•
The Company established a single Global Medical cannabis business by combining operations across Canada, Europe, Australia, and New Zealand, positioning Global Medical business for accelerated growth.

Canadian Adult-Use Business Advancement
•
Canadian adult-use cannabis business implemented a new hybrid sales model during first half of Fiscal 2025 with the mission to enhance distribution of key brands within our portfolio.

•
Launched Claybourne™ infused pre-rolls across Canada in the third quarter of Fiscal 2025. Claybourne™ has risen to #2 market share in the infused pre-roll product category in Alberta, #3 in Ontario and #3 nationally (source: calculated using the Company’s internal proprietary market analysis tool that applies sales data supplied by third-party providers and government agencies, last 13 weeks ended April 27, 2025).

•
Continued efforts in Fiscal 2025 to elevate the quality and variety of the Company’s Tweed and 7ACRES flower and pre-roll joint product offerings.

Continued leadership in vaporization via Storz & Bickel
•
Storz & Bickel delivered net revenue in Fiscal 2025 of C$73 million, representing a 4% increase over Fiscal 2024 driven by a full-year of Venty portable vaporizer sales.

•
Consumer demand for the high performance Venty portable vaporizer, which launched in the second half of Fiscal 2024, continued to be strong in Fiscal 2025. The Venty portable vaporizer features highly adjustable airflow, precise temperature control and the fastest heat-up-time of any Storz & Bickel device.

Canopy USA, LLC (“Canopy USA”) completed acquisitions of Acreage, Wana and majority ownership of Jetty
•
Canopy USA completed acquisition of 100% Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”), 77% in Lemurian, Inc. (“Jetty”) and 100% in Acreage Holdings, Inc. (“Acreage”) during the course of Fiscal 2025.

•
Following the acquisition of Acreage, full integration is underway under a new leadership team at Canopy USA, led by Brooks Jorgensen, an accomplished executive in high growth industries, including cannabis, wine and spirits.

CEO Transition
Leadership Transition Overview
Luc Mongeau’s appointment as CEO of Canopy Growth was officially announced on November 26, 2024, marking the culmination of a thorough and strategic search process to identify a successor to David Klein. Mr. Klein’s planned retirement, announced in August 2024, prompted the Board to initiate the selection process. The Board reaffirmed its confidence in the Company’s direction, selecting Mr. Mongeau as the ideal successor due to his extensive leadership experience, particularly within the CPG industry. Mr. Mongeau’s appointment as CEO became effective on January 6, 2025.
Mr. Mongeau brings more than 25 years of senior leadership experience, having previously served as CEO of a leading North American e-commerce provider in the furniture sector and held prominent roles as President of Weston Foods and Mars Petcare North America. His career is characterized by a strong track record of operational excellence, business transformation, and profitability enhancement. Mr. Mongeau’s involvement with Canopy Growth dates back to early 2023, when he first joined as a Board observer, later becoming a Board member in February 2024. This prior engagement has allowed Mr. Mongeau to familiarize himself with Canopy Growth’s strategy and operations, positioning him to seamlessly step into the CEO role.
Mr. Klein’s departure was voluntary, as he transitions into retirement. Under Mr. Klein’s leadership, Canopy Growth underwent significant transformation, implementing an asset-light business model and launching Canopy USA. Beginning January 6, 2025, and continuing through August 31, 2025, Mr. Klein serves the Board in a Special Advisor capacity, where he remains available to provide strategic guidance and mentorship to Mr. Mongeau on an as-needed basis. While no longer involved in the day-to-day operations of the Company, Mr. Klein’s engagement during this period is intended to support a smooth leadership transition and provide continuity on key strategic matters when required.
Strategic Rational for CEO Succession
The selection of Luc Mongeau as CEO reflects a careful alignment with Canopy Growth’s strategic priorities. Mr. Mongeau’s expertise in leading complex organizations through transformation, particularly in CPG and digital commerce, makes him well-suited to drive Canopy Growth’s continued expansion and focus on profitability. His leadership roles at eSolutions Furniture Inc., Weston Foods, and Mars Petcare North America demonstrate his ability to scale businesses, manage large teams, and execute strategic initiatives that drive operational efficiency.
Mr. Mongeau’s priorities include leveraging Canopy Growth’s position in the global cannabis market focusing on sustainable profitability in the global medical cannabis market as well as the Canadian adult use market. The leadership transition was part of a planned succession, not a broader organizational restructuring.
Compensation Adjustments & Philosophy
Luc Mongeau’s compensation package was designed to reflect both market benchmarks and the unique dynamics of the cannabis industry, which remains volatile. Mr. Mongeau’s total compensation consists of a base salary of C$975,000, a short-term incentive (“STI”) bonus of 100% of his earned and received base salary (the “Mongeau Target Amount”), and a long-term incentive (“LTI”) award of 300% of his base salary, with 50% in stock options (“Options”) and 50% in restricted stock units (“RSUs”). For Fiscal 2025, Mr. Mongeau’s Target STI ranged from 0-2x the Target Award based on the achievement of certain mutually developed financial/operational/strategic and individual performance objectives, which have been approved by the CGCN Committee. For Fiscal 2025, Mr. Mongeau’s STI amount was pro-rated from his start date through the end of Fiscal 2025. While this compensation deviates slightly from the prior CEO’s compensation package, it is reflective of the new organizational size, while maintaining a focus on aligning pay with performance.
As part of the CEO transition, Mr. Mongeau received a sign-on grant of 225,000 Options and 50,000 RSUs on February 11, 2025, following the end of the Company’s quarterly financial blackout period. This grant is designed to incentivize long-term value creation and align Mr. Mongeau’s interests with those of Shareholders. Such grant is separate from, and in addition to, Mr. Mongeau’s annual LTI award, which will be granted at the same time as LTI awards to our other executive officers and employees.
D. Klein (Former CEO) Compensation Updates
For Fiscal 2025, prior to the retirement decision, Mr. Klein approached the CGCN Committee with recommendations to align his compensation package to reflect the Company’s size, scale and market capitalization. These adjustments reflect ongoing efforts to optimize executive compensation structures that are in line with corporate objectives, market conditions, and Shareholder interests.
Effective June 8, 2024, Mr. Klein’s base salary was adjusted from US$975,000 to US$750,000 aligning Mr. Klein’s base salary to the 50th percentile of our U.S. based peer population. Mr. Klein’s annual STI target of 125% and LTI target of 400% will be calculated against his new base salary. This overall reduction in compensation aligns with the Company’s compensation philosophy disclosed above and is aimed at ensuring competitiveness in the executive compensation landscape while prudently managing cash costs.
In Fiscal 2025, in addition to the LTI award that Mr. Klein was entitled to under the Klein Agreement (as defined below), Mr. Klein received a one-time equity grant valued at US$500,000 divided equally between Options and RSUs, with both the Options vesting in full one year from the grant date on June 10, 2025, while the RSUs vest in full on June 15, 2025, in alignment with the Company’s standard RSU vesting schedule.

As announced on August 16, 2024, Mr. Klein intended to retire at the end of the fiscal year but remained as CEO until Mr. Mongeau commenced serving as CEO on January 6, 2025. Upon commencement of Mr. Mongeau’s service as CEO, Mr. Klein transitioned into the title of Special Advisor to the Board. Mr. Klein continued to receive his compensation entitlements through March 31, 2025. During the period of April 1, 2025 – August 31, 2025, Mr. Klein will be paid a monthly stipend of US$5,000. Upon retirement on August 31, 2025, all outstanding equity awards granted to Mr. Klein by the Company will be forfeited in accordance with the terms of the Omnibus Incentive Plan.
Fiscal 2025 Named Executive Officer Retention Awards
As previously disclosed, on August 19, 2024, the Board approved cash retention awards for Ms. Hong, former Chief Financial Officer and Dr. Gedeon, Chief Legal Officer, in the amount of US$150,000 each. These retention awards were intended to ensure leadership continuity and organizational stability during the Company’s CEO transition. In the case of Dr. Gedeon her retention award is payable on October 1, 2025, and in connection with Ms. Hong’s departure from the Company, Ms. Hong’s retention award was paid on July 15, 2025. These awards reflect the Board’s recognition of the critical contributions of both executives in guiding the Company through a period of strategic and operational change.
Board & CGCN Committee Transition Oversight
The Board and the CGCN Committee played an integral role in the CEO succession process, overseeing the transition to ensure that it aligned with Canopy Growth’s long-term strategic goals. The Board regularly reviews the Company’s leadership pipeline and talent development to ensure readiness for succession in key executive roles.
In partnership with an external executive search firm, the Board and the CGCN Committee established clear selection criteria, evaluating both internal and external candidates against the Company’s strategic objectives. This process included detailed interviews, assessments, and benchmarking to ensure the chosen candidate had the necessary leadership capabilities to lead Canopy Growth through its next phase of growth.
The CGCN Committee, with input from third-party external compensation consultant, Mercer, designed a market-competitive compensation package for Mr. Mongeau, ensuring it was aligned with both the Company’s strategic priorities and Shareholder expectations. This included a balanced mix of base salary, performance-based short-term incentives, and equity compensation to encourage long-term growth.
The Board and the CGCN Committee remain deeply engaged in the transition process, working closely with Mr. Mongeau to ensure alignment with the Company’s performance goals and strategic objectives. They continue to monitor Mr. Mongeau’s integration into the role, ensuring that Shareholder interests are upheld and leadership stability is maintained throughout the transition period.
Objectives and General Principles of the Compensation Program
The Company’s compensation philosophy is based on attracting, retaining and motivating employees with incentives aligned with corporate strategic objectives and the interests of Shareholders, while effectively managing risk and broader stakeholder considerations. The Company believes that an effective compensation program, founded on the following principles, is key to building long-term shareholder value:

Attracting, Retaining and Motivating Talent in Key Markets	Alignment with Corporate Strategic Objectives	Alignment with Shareholders' Interests	Effective Risk Management
Total compensation, inclusive of base, short-term, and long-term incentives, are benchmarked against talent in markets in which the Company competes for talent, both inside and outside the Company's industry. The approach seeks to ensure that the Company's talent acquisition efforts remain in line with market standard and practice while the sector seeks to balance unique interplay of the sector being a high-growth sector but maturing in certain markets where the sector is experiencing significant market changes.	Awards are linked to the Company's short-term and long-term strategic objectives, and pay programs are aligned with our pay-for-performance philosophy.	A significant component of total compensation consists of equity-based compensation that is "at risk", where executives are rewarded for contributing to a higher return on Shareholders' investment and are equally negatively impacted by delivering lower Shareholder returns. Together with our minimum Share Ownership Policy, the use of equity-based compensation ensures that employees are material owners of the Company's equity and are aligned with the interests of Shareholders.	The compensation structure encourages the Company's management to take responsible risks and to manage those risks appropriately through the use of a balanced scorecard which rewards employees to balance financial performance and individual achievement. More details regarding risk management can be found within *"Executive Compensation Risk Management"*.

Target Pay Positioning
For NEOs, total target direct compensation is set by reference to the 50th percentile of relevant publicly-traded peers, weighted more heavily towards long-term equity-based compensation. Positioning will depend upon the role, responsibilities, experience, and contributions of each NEO, as well as the comparability to the peer incumbents, which may deviate slightly from the 50th percentile based on informed judgment. Recognizing that the Company is a North American organization with senior executives located in both Canada and the United States, the dual peer group approach (the Canadian Consumer-Focused Group and the U.S. CPG and Pharmaceutical Group) is used for benchmarking and target setting purposes to reflect competitive pay levels in both jurisdictions, as appropriate.
Annual Oversight of Compensation
Role of the CGCN Committee
The CGCN Committee is responsible for overseeing executive compensation, including the annual review and approval of NEO compensation. For CEO compensation, the CGCN Committee works with its independent compensation advisor, Mercer, and is supported by the Company’s CHRO, to develop and approve compensation decisions. For all other NEOs and senior officers, the CGCN Committee reviews and approves recommendations provided by the CEO and CHRO. The CGCN Committee also reviews various aspects of the Company’s compensation programs and makes determinations on changes to incentive plan design, as appropriate.
Fiscal 2025 Policies & Practices Related to the Grant of Certain Equity Awards
At its regularly scheduled annual meeting, the CGCN Committee approved equity awards for each individual executive officer, in alignment with their respective employment agreements. In accordance with our Omnibus Incentive Plan, these annual equity awards are issued upon the exit of our fourth quarter financial blackout period, which occurs two trading days after the annual earnings call. The valuation of these awards are calculated based upon the fair market value definition as prescribed in our Omnibus Incentive Plan. The CGCN Committee does not grant equity awards in anticipation of the release of material nonpublic information (“MNPI”), and the Company does not time the release of MNPI based upon grant dates of equity. In the event MNPI becomes known to the CGCN Committee before granting an equity award, the CGCN Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.
Role of the Compensation Consultant
The CGCN Committee continued their engagement of Mercer, to provide independent advice on executive compensation, including the alignment of Canopy Growth’s compensation policies and practices with its executive compensation philosophy and related governance matters. The nature and scope of services provided by Mercer to the CGCN Committee during Fiscal 2025 included the review, support, and advice on:
•
The Company’s compensation philosophy

•
The review of Canopy Growth’s peer group

•
Compensation levels for Canopy Growth’s NEOs and other executive roles and the Board

•
Short-Term Incentive Plan metrics, weightings, and target setting

•
Long-Term Incentive Plan mix of vehicles and related performance metrics

•
Compensation disclosure and other governance matters

•
Management-prepared materials and recommendations in advance of CGCN Committee meetings

•
Attendance at CGCN Committee meetings as requested

The CGCN Committee considers, among other information, the advice provided by Mercer in making its executive compensation decisions; however, it may or may not follow Mercer’s advice in making such decisions.
Any other services, not related to executive or director compensation, and recommendations provided by Mercer or its affiliates to the Company require approval from the Chair of the CGCN Committee. The CGCN Committee has considered the independence of Mercer and has not identified any conflicts of interests regarding their services or employees.
Role of CEO and CHRO
The CEO and CHRO support the CGCN Committee in fulfilling its executive compensation oversight responsibilities. The CEO and CHRO provide recommendations to the CGCN Committee on compensation decisions for all NEOs and senior executive officers, other than the CEO. The CHRO also provides information, analysis, and guidance to the CGCN Committee and responds to questions to assist in the CGCN Committee’s evaluation of compensation programs and decisions.

Components of Compensation & Key Decisions for Fiscal 2025
Summary of Compensation Elements
The Company’s compensation program applies to all employees. However, the component mix varies by role within the Company, and may consist of components of the following:
	Pay Element		Description & Objective
Fixed	Annual	Base Salary	• Fixed component of executive pay, used to determine other elements of compensation and benefits • Provides predictable compensation for day-to-day services
Performance-Based	Annual	Short-Term Incentives
•
Annual cash bonus awarded based on the achievement of defined financial and non-financial annual objectives

•
Varies depending on the level of actual performance to incentivize the achievement of short-term objectives

	Long-Term	Stock Options
•
Provided annually and intended to align recipient with shareholder value creation, as well as to drive retention of key employees

•
No value to recipient unless shareholder value created from time of grant

Share-based Awards
•
Provided annually to align recipient with shareholder value creation, incentivize achievement of defined long-term objectives, and to drive retention of key employees

•
Previously granted performance share units (“PSUs”) cliff vest on the third anniversary of grant based on continued service and achievement of “Relative Total Shareholder Return” (“Relative TSR”) and Adjusted EBITDA(1) (For more details, please see: “Long Term Incentives”)

•
The last PSU grant was awarded in the Company’s fiscal year ended March 31, 2023 (“Fiscal 2023”) and will vest in 2025. No further PSUs have been awarded by the CGCN Committee.

•
RSUs vest equally over three years from the date of grant based on continued service

Other	Annual	Benefits
•
Provided annually as a fixed component of executive benefits

•
Benefit coverage offered includes group health care, dental, vision, health spending account, Flexible Spending Account (FSA), life insurance, accidental death and dismemberment insurance, and short- and long-term disability coverage. Coverage varies by the country in which the employee resides

•
Eligible to participate in our current 401(k) or Canadian Group Retirement Savings Plan

Pay Element	Description & Objective
• Annual product allowance • CEO is entitled to a car allowance pursuant to their employment agreement

(1)
Adjusted EBITDA is calculated as the reported net loss, adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies.

A significant portion of our NEOs’ compensation is variable and linked to performance against short-term financial and individual objectives, as well as Share price performance and long-term financial objectives. The following charts illustrate our CEO’s Fiscal 2025 target total direct compensation (“TDC”) mix.
Base Salary
Base salary forms the foundation for attracting and retaining top talent while ensuring competitiveness with the market. Base salaries are determined based on market rates for similar positions and each executive’s expected contribution and past performance.
For all NEOs other than the CEO, the CEO and the CHRO develop salary recommendations based on: (i) approved benchmarking provided by the Company’s independent compensation consultant (Mercer) and (ii) market survey data. CEO base salary decisions are developed by the CGCN Committee with input from Mercer and the CHRO, and are informed by the approved benchmarking data. All senior executive base salaries, including the salary of the CEO, are reviewed and approved by the CGCN Committee.
As outlined above under the heading, “D. Klein (Former CEO) Compensation Updates”, effective June 8, 2024, Mr. Klein’s base salary was modified from US$975,000 to US$750,000, in efforts to align his compensation package to reflect the Company’s size, scale and market capitalization.
Upon the effective date of his appointment as CEO, Mr. Mongeau’s base salary was set at C$975,000, which is in line with the reduced base salary of his predecessor, Mr. Klein. This reflects continued efforts to align executive compensation with market benchmarks while ensuring competitive pay within the cannabis and CPG sectors.
For Fiscal 2025, the CGCN Committee decided upon 0% base pay adjustments for the remaining NEOs. This decision reflected the Company’s continued focus on aligning executive compensation with broader financial discipline.

The following table illustrates base salary details for our NEOs throughout Fiscal 2025:
Individual	Local Currency	Fiscal 2024 Annual Base Salary	Fiscal 2025 Annual Base Salary(1)	% Change
Luc Mongeau	C$	-	C$975,000	-
Judy Hong	US$	US$415,000	US$415,000	-
Christelle Gedeon	C$	C$535,000	C$535,000	-
David Klein	US$	US$975,000	US$750,000(2)	(23%)

(1)
For NEOs compensated in Canadian dollars, base salary is presented in C$. U.S. dollar equivalents can be converted using the average exchange rate of C$1.00 = US$0.6951 for Fiscal 2025, and C$1.00 = US$0.7386 for Fiscal 2024, as set forth above under “Executive Compensation – Currency Conversion.”

(2)
Effective June 8, 2024, Mr. Klein’s base salary was adjusted from US$975,000 to US$750,000, aligning with the 50th percentile of our U.S.-based peer group. This adjustment was disclosed in the Fiscal 2024 CD&A. Effective April 1, 2025, Mr. Klein’s salary has decreased to US$5,000 per month (US$60,000 annually) as part of his employment agreement through August 31, 2025.

Short-Term Incentives
All NEOs who were employed by the Company at the end of Fiscal 2025, participated in the Company’s short-term incentive plan (the “STIP”) which provides an annual cash incentive based on performance relative to defined financial and individual objectives. The STIP is a leveraged bonus design, where executives may earn between 0% and 200% of the target bonus opportunity (“target”), which is defined as a percentage of base salary for each executive.
Plan Design
For our NEOs, the STIP is linked to a combination of corporate financial and individual objectives and is structured as follows:
Fiscal 2025 Target Award Levels
Under the STIP, and pursuant to their respective employment agreements, each NEO has a target award expressed as a percentage of base salary. Payouts are based on the achievement of overall Company performance relative to pre-established qualitative and quantitative objectives. NEOs may receive no payout for performance at or below threshold level, and a maximum payout of 200% of target for performance at or above maximum objectives.
As part of the leadership transition, the target short-term incentive opportunity for the CEO position has been reduced from 125% to 100% of base salary. This adjustment reflects a more conservative pay approach in response to the Company’s evolving business environment and increased focus on profitability. This modification underscores Canopy Growth’s commitment to aligning executive compensation with the new business size, managing costs, and maintaining a competitive yet disciplined incentive structure.

The threshold, target, and maximum awards for our NEOs are as follows:
Individual	Below Threshold (% of salary)	Target (% of salary)	Maximum (% of salary)
Luc Mongeau | CEO	0%	100%	200%
Judy Hong | Former CFO	0%	75%	150%
Christelle Gedeon | CLO	0%	75%	150%
David Klein | Former CEO	0%	125%	250%
Fiscal 2025 STIP Performance Criteria & Results
Per the Company’s STIP initially adopted by the Board for the Company’s fiscal year ended March 31, 2021 (“Fiscal 2021”), the performance of the Company’s executive leadership team, including the NEOs, was assessed based on predetermined criteria that were established and approved by the CGCN Committee at the beginning of the fiscal year. For Fiscal 2025, all NEOs were assessed against corporate and financial objectives, which were recommended and approved by the CGCN Committee. These objectives were weighted as outlined in the table below.
In Fiscal 2025, the CGCN Committee approved a performance-based bonus for our NEOs, totaling 77.6% of the target. This outcome reflects both underperformance against financial metrics and superior performance on corporate objectives. Specifically, the Company achieved 17.6% of the Revenue target and 29.3% of the Adjusted EBITDA target, which were impacted by broader industry headwinds and continued market volatility. Despite these financial challenges, the Company delivered on key corporate priorities.
The corporate objectives established and certified by the CGCN Committee as having been achieved at a superior level which included cash management, new product development, and sourcing of product internationally. These priorities were designed to drive long-term sustainability and align operations with the Company’s strategic plan. The executive teams’ performance in these areas was critical to maintaining operational discipline, fostering innovation, and positioning the Company for future growth.
Although the financial metrics fell below target, the approved STIP payout reflects a balanced view of performance across all metrics, recognizes the executive team’s strategic contributions during a complex fiscal year, and supports ongoing talent retention and alignment with shareholder interests.
Fiscal 2025	Canopy Growth Adjusted EBITDA(1)	Canopy Growth Revenue	Other Corporate Objectives	Total
Objective Weighting	45%	25%	30%	100%
Achievement Against Applicable Metric Based on Adjusted Financial Performance Metrics	29.3%	17.6%	200%	–
Weight X Achievement	13.2%	4.4%	60%	77.6%

(1)
Adjusted EBITDA is calculated as the reported net loss, adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies.

Fiscal 2025 STIP Payouts
For Fiscal 2025, the CGCN Committee approved the following cash bonuses to the NEOs based on actual performance relative to the defined STIP objectives:

Individual	Target (% of salary)	Payout Factor (% of target)	Bonus Payout (USD)(1)
Luc Mongeau | CEO	100%	77.6%	$122,460(2)
Judy Hong | Former CFO	75%	77.6%	$241,505
Christelle Gedeon | CLO	75%	77.6%	$216,411
David Klein | Former CEO	125%	77.6%	$768,082

(1)
Fiscal 2025 STIP payments and can be converted to C$ using the average exchange rate of C$1.00 = US$0.6951, as set forth above under “Executive Compensation – Currency Conversion.”. These payments were made on July 11, 2025.

(2)
Mr. Mongeau’s Fiscal 2025 annual bonus has been prorated based on his hire date of January 6, 2025.

Long Term Incentives
Summary of Principal Terms of Long-Term Incentive Plan (“LTIP”) Instruments
The table below summarizes the principal terms of our Options, and RSUs for Fiscal 2025.
	RSUs	Options
Purpose	• RSUs represent compensation to incentivize executives to achieve long-term objectives of the Company, to retain executives, as well as to align executives’ interests with those of Shareholders
•
Options represent compensation that is intended to align executives’ interests with those of Shareholders by providing executives with the opportunity to become Shareholders

•
These are considered entirely “at risk” because the value of Options rises (and may fall) in conjunction with the market price of Shares where the change in Share prices is deemed an indirect measure of overall performance by the Company and the execution on key performance metrics by the Company’s employees and executives

Form of Award	• RSUs represent notional Shares that track the value of the Canopy Shares as of the vesting date, based on the TSX in prior years and, beginning in Fiscal 2025, based on the Nasdaq
•
A holder of vested Options may acquire Shares at the exercise price established on the date of grant, which is equal to the closing price of the Shares on the applicable stock exchange on which the Shares traded as of the date of grant

•
Beginning in Fiscal 2025, newly granted Options are priced and tracked based on the closing price of the Shares on the Nasdaq

	RSUs	Options
Vesting
•
Historically, RSUs generally vested on the first, second, and third anniversaries of the grant date, with one-third of the granted RSUs vesting on each date.

•
Beginning in Fiscal 2025, the Company transitioned to a standardized vesting approach for annual equity grants, with RSUs vesting in equal one-third installments on June 15th of the first, second, and third year following the grant date

• Options vest on the first, second, and third anniversaries of the date of the grant, with one third of the number of granted Options vesting on each date
Settlement	• RSUs will, at the CGCN Committee’s discretion, be settled in Shares purchased from the open market, or in Shares issued from treasury
•
The value of a vested Option is the difference between its exercise price and the closing price of the Shares on the applicable stock exchange on which the Shares are traded on the date prior to exercise

•
Beginning in Fiscal 2025, newly granted Options are priced and tracked based on the value of the Shares as listed on the NASDAQ. All Options are settled in Shares issued from treasury

Fiscal 2023 PSU Awards
PSUs were last awarded to NEOs at the start of Fiscal 2023. No new PSUs were awarded in this Fiscal year and PSUs are no longer part of our LTI program.
The vesting of PSUs which were awarded in Fiscal 2023 are based on: (i) Relative TSR (50% weight) against a custom group of cannabis industry peers approved by the Board; and (ii) Adjusted EBITDA performance (50% weight) against predetermined targets established at the beginning of the fiscal year, as recommended and approved by the CGCN Committee.
PSUs provide compensation that is conditional on the achievement of pre-determined, multi-year performance criteria. The number of PSUs that vest is moderated higher or lower based on performance related to (i) Canopy Growth’s Relative TSR versus a custom cannabis industry peer group and (ii) absolute Adjusted EBITDA objectives.
For each of the Relative TSR and Adjusted EBITDA metric, performance is measured using an “umbrella” approach, whereby both annual performance (20% weighting per year) and three-year cumulative performance (40% weighting) are measured independently to determine overall PSU vesting at the end of the three-year performance period.

The following table sets forth the cannabis industry peers against which Canopy Growth’s Relative TSR is measured for the purposes of the Fiscal 2023 PSU awards. Also outlined below is the assessment framework used to measure Relative TSR performance.
Relative TSR Peers(1)
Curaleaf Holdings
Green Thumb Industries
Tilray
Cronos Group
Sundial Growers
Aurora Cannabis
OrganiGram Holdings
Charlotte’s Web Holdings
Percentile vs. Relative TSR Peers	Performance Multiplier(1)
Greater than or equal to the 75th percentile	1.5x
50th percentile	1x
Less than or equal to the 25th percentile	0.5x

(1)
Interpolated on a linear basis in between

(1)
Hexo Corporation and The Valens Company, which we formerly included among our Relative TSR Peers, have been acquired by Tilray Inc. and Sundial Growers Inc., respectively, and therefore have been removed from the Relative TSR analysis.

PSU Metric Details and Certification Results
PSUs were awarded to eligible NEOs during Fiscal 2023. No new PSUs were awarded during Fiscal 2024 or Fiscal 2025 and will not be part of the Fiscal 2026 LTIP. The below results reflect the achievement factor of objectives set forth within the Fiscal 2023 PSU award cycle.
Based on the Company’s performance in Fiscal 2025, the CGCN Committee certified the following achievement factors:
•
109% for the Fiscal 2025 Adjusted EBITDA targets set forth during the Fiscal 2023 PSU grant

•
103% for the 3-year Cumulative Adjusted EBITDA target set forth during the Fiscal 2023 PSU grant

•
50% for the Fiscal 2025 Total Shareholder Return target set forth during the Fiscal 2023 PSU grants

•
50% for the 3-year Cumulative Total Shareholder Return target set forth during the Fiscal 2023 PSU grant

Total Shareholder Return Objectives
Targets	TSR Return
FY25 TSR	-87%
3-Year Cumulative (FY23 – FY25)	-99%
Adjusted EBITDA Objectives
Adjusted EBITDA (‘000s of C$)	Fiscal Results
FY25 Adjusted EBITDA	(23,504)
3-Year Cumulative (FY23 – FY25)	(432,095)
Fiscal 2025 PSU Targets (FY25)
Threshold (0.5x)	(100,000)
Target (1x)	(50,000)
Maximum (1.5x)	100,000
FY25 Achievement	109%
Cumulative PSU Targets (FY23-FY25)
Threshold (0.5x)	(675,000)
Target (1x)	(450,000)
Maximum (1.5x)	(123,000)
FY23 – 25 Grant Achievement	103%

Fiscal 2025 | Long Term Incentive Award Grant Issuance
All NEOs who were employed by the Company at the start of Fiscal 2025 participated in the Company’s LTIP. Initially adopted by the Board for Fiscal 2021 and further amended September of 2023, the Company’s leadership team, including the NEOs, receive annual LTI grants.
As specified above in the section “D. Klein (Former CEO) Compensation Updates”, for Fiscal 2025, Mr. Klein’s annual grant consisted of 75% Options and 25% RSUs, while his one-time equity award reflected 50% Options and 50% RSUs. Both awards were granted on June 10, 2024.
Ms. Hong and Dr. Gedeon’s annual grants consisted of 50% Options and 50% RSUs, and were granted on June 10, 2024.
Mr. Mongeau was granted 14,360 RSUs on June 10, 2024 in alignment with his compensation package for serving on the Board. These RSU awards vest in equal tranches on the last trading day of the fiscal quarter.
As part of the Mongeau Agreement, for assuming the role of CEO, Mr. Mongeau was granted a sign-on award of 225,000 Options (exercise price of US$2.43) and 50,000 RSUs on February 11, 2025, following the end of the Company’s quarterly financial blackout period. These awards vest in equal one-third installments on the first, second, and third anniversaries of the grant date, being February 11, 2026, 2027, and 2028.
The following table shows the LTI awards granted to our NEOs for Fiscal 2025.
Individual	Grant Date	Option (#)	Share-Based Awards (#)
Luc Mongeau | CEO	06/10/2024(1)	–	14,360
	02/11/2025(2)	225,000	50,000
Judy Hong | Former CFO	06/10/2024	99,776	82,016
Christelle Gedeon | CLO	06/10/2024	62,307	51,217
David Klein | Former CEO	06/10/2024	360,636	98,815
	06/10/2024(3)	40,071	32,939

(1)
Mr. Mongeau was awarded 14,360 RSUs on June 10, 2024 as part of his compensation package for serving on the Board, of which he served for 3 quarters and vested 10,770 RSUs. Upon assuming the role of CEO, the remaining 3,590 RSUs were cancelled.

(2)
As part of the CEO transition, Mr. Mongeau received a sign-on equity grant on February 11, 2025. These awards will vest in three equal annual installments on the first, second, and third anniversaries of the grant date, subject to the terms of the respective award agreements.

(3)
In Fiscal 2025, Mr. Klein received a one-time equity grant valued at US$500,000, divided equally between Options and RSUs. The Options vest in full one year from the grant date, while the RSUs vest in full on June 15, 2025.

Each of the Options granted has a six-year term, subject to earlier termination upon the occurrence of certain events related to termination of employment, as specified in the form of option agreement pursuant to which the Options were granted (the “Option Grant Agreement”). One-third of the Options become exercisable on each of the first, second and third anniversaries of the date of grant, subject to the terms of the Option Grant Agreement. The exercise price of each Option granted on June 10, 2024 is US$7.59.
RSUs granted on June 10, 2024 vest in equal one-third installments on June 15, 2025, 2026, and 2027.
Fiscal 2026 | Long Term Incentive Award Plan Design
For Fiscal 2026, the CGCN Committee approved maintaining the same annual grant percentages for NEOs (salary X accrual percentage).
However, as part of the CEO transition, the LTI target for the CEO role has been adjusted from 400% to 300% of salary, with an equal split between Stock Options (50%) and RSUs (50%), reflecting a more balanced approach to long-term incentives.
Individual	Total LTI Accrual (% of salary)	RSU (% of salary)	Stock Option (% of salary)
Luc Mongeau | CEO	300%	150%	150%
Christelle Gedeon | CLO	200%	100%	100%
Peer Groups and Compensation Benchmarking
With the engagement of our executive compensation consultant Mercer, the CGCN Committee re-evaluated Canopy Growth’s publicly traded peer group in Fiscal 2023. We believe this peer group, with the adjustments noted below, reflects the current reality of Canopy Growth and the cannabis industry and the companies we compete with for talent.
In Fiscal 2023, the CGCN Committee approved the use of two distinct groups of publicly-traded peers to inform the setting of target total direct compensation levels for NEOs. The first group includes similarly-sized Canadian consumer-focused industry comparators, including cannabis companies, while the second group includes similarly-sized U.S. CPG and also includes companies in the cannabis industry. These groups include organizations that the Company would potentially compete with for talent. The criteria used to select the peer group are as follows:
•
Publicly traded company,

•
Market capitalization between approximately 1/3 and 3 times that of the Company at the time of the review in early Fiscal 2023 (with the Company positioned at or near median), and

•
Operating within the consumer discretionary, consumer staples or pharmaceuticals industries.

The peers selected for benchmarking executive compensation in Fiscal 2025 are:
Company Name	Cannabis	Peer Group	Global Industry Classification Sub- Industry
Pet Valu Holdings Ltd.		CAN	Specialty Stores
Jamieson Wellness Inc.		CAN	Personal Products
SNDL Inc.	•	CAN	Pharmaceuticals
Village Farms International, Inc.	•	CAN	Agricultural Products - produce cannabis
Andrew Peller Limited		CAN	Distillers and Vintners
High Tide Inc.	•	CAN	Pharmaceuticals
Goodfood Market Corp.		CAN	Internet and Direct Marketing Retail
Cronos Group Inc.	•	CAN	Pharmaceuticals
Aurora Cannabis Inc.	•	CAN	Pharmaceuticals
Tilray Brands, Inc.	•	US	Pharmaceuticals
WW International, Inc.		US	Specialized Consumer Services
Green Thumb Industries Inc.	•	US	Pharmaceuticals
SunOpta Inc.		US	Packaged Foods and Meats
MGP Ingredients, Inc.		US	Distillers and Vintners
Amphastar Pharmaceuticals, Inc.		US	Pharmaceuticals
Nature’s Sunshine Products, Inc.		US	Personal Care Products
Ascend Wellness Holdings, Inc.	•	US	Personal Care Products
ANI Pharmaceuticals, Inc.		US	Pharmaceuticals

(1)
Effective April 1, 2024, Beyond Meat, Inc. and Throne Health Tech, Inc. have been removed from the peer group. This adjustment reflects our commitment to maintaining a relevant and comparable peer group composition in line with evolving market dynamics.

In addition to its review of peer group executive compensation data, the CGCN Committee uses executive compensation survey data to supplement its review, and when insufficient peer group data is available for specific executive positions or as another means of performing a market check on executive compensation levels and practices. This information assists the CGCN Committee in making well-informed decisions regarding executive compensation matters.
Executive Compensation Risk Management
The CGCN Committee considers and assesses, as necessary, the implications of risks associated with the Company’s compensation policies and practices and devotes such time and resources as it believes are appropriate given the Company’s current stage of development. The Company’s practice during Fiscal 2025 of compensating its senior executives through a mix of base salary, short-term incentives and long-term incentives, provided under the Omnibus Incentive Plan, is designed to mitigate risk by: (i) ensuring that the Company retains such executives; and (ii) aligning the interests of its executives with the short-term and long-term objectives of the Company and its Shareholders. The CGCN Committee monitors the Company’s compensation practices and policies at least annually and more often as may be required to deal with issues that arise between annual reviews. During Fiscal 2025, the CGCN Committee did not identify any significant risks arising from the Company’s compensation policies and practices that the CGCN Committee believed were reasonably likely to have a material adverse effect on the Company.

The table below outlines key elements of the Company’s compensation risk management framework:
Risk Mitigating Compensation Practices
• Conduct an annual review of the Company’s compensation practices to ensure that the Company compensates its key employees appropriately to retain executives with critical skills.

•
Deliver a significant majority of each executive’s compensation through “at-risk” instruments that create a clear link between pay and performance, align executive interests with those of Shareholders and help incentivize executives to drive Shareholder value.

•
Defer a significant portion of each executive’s compensation through the application of multi-year time vesting conditions on long-term incentive equity awards. Options and RSUs vest over three years.

• Cap annual short-term incentive payouts to discourage excessive risk-taking.
• Adopt guidelines regarding share ownership for the CEO and other NEOs set at five times annual base salary for the CEO and at three times annual base salary for the rest of the NEOs.

•
Have trading guidelines that restrict executives and directors from entering into transactions that have the direct or indirect effect of offsetting (hedging) the economic benefits of owning Company securities.

• Hold an annual say-on-pay advisory vote which provides Shareholders with a mechanism to share their views on the Company’s executive pay practices.
• Receive independent, third-party advice directly from an external compensation consultant.

•
Maintain a clawback policy, outlined in the Omnibus Incentive Plan, whereby the Board may require the reimbursement, reduction or cancellation of an award for (i) failing to comply with any obligation to the Company; (ii) termination for cause; (iii) conduct that causes material financial or reputational harm to the Company or its affiliates; (iv) willful misconduct, gross negligence or fraud; or (v) restatement of its financial statements resulting in negative impacts to the Company’s financial results. In addition, the Board adopted a standalone clawback policy that provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws. In Fiscal 2025, an updated version of the standalone clawback policy was adopted by the Board that included a transition period in the event the Company changes its fiscal year and clarified language regarding the method of recouping incentive-based compensation and other recoupment rights, including providing discretion to the Board on enforcement of the policy.

Results of Fiscal 2024 Say-On-Pay Vote
Canopy Growth’s compensation program for its executive management team is designed to drive Shareholder value and to effectively attract and retain talent. Each year, we conduct a Shareholder advisory vote to approve the compensation of our NEOs as disclosed in our proxy statement for our annual meeting of shareholders (a “say-on-pay” vote). At our 2024 Annual General Meeting, our Shareholders approved our NEO compensation at that time, with approximately 79.45% of the votes cast voting in favor of approval. Given these results, the CGCN Committee has decided to retain our overall approach to executive compensation while continuing to evaluate our practices frequently, including in response to future say-on-pay votes. The CGCN Committee continues to monitor further stakeholder feedback, Company performance, and market developments for potential further improvements to the Company’s compensation structure for executive officers.
Performance Graph
The following performance graph illustrates the Company’s cumulative Shareholder return assuming reinvestment of dividends, by comparing a C$100 investment in the Shares beginning April 1, 2020 to the return on the S&P/TSX Composite Index and the Horizons Marijuana Life Sciences Index ETF.

	March 31, 2020	March 31, 2021	March 31, 2022	March 31, 2023	March 31, 2024	March 31, 2025
Canopy Growth Corporation	C$100.00	C$214.63	C$49.33	C$12.65	C$6.23	C$0.71
S&P/TSX Composite Index	C$100.00	C$151.46	C$179.78	C$169.99	C$193.72	C$224.36
Horizons Marijuana Life Sciences Index ETF	C$100.00	C$223.09	C$104.18	C$47.82	C$49.95	C$31.50
Since April 1, 2020, the Share price performance declined because of considerable volatility in the cannabis sector resulting from a multitude of factors, including, among others, the multiple attempts in the U.S. to reschedule cannabis from a Schedule I substance to a Schedule III substance under the Controlled Substances Act (21 U.S.C. § 811), significant price compression across core products in both adult-use and international medical supply, rising energy costs contributed to increased operating costs, depressing margins. Relative stock underperformance was even more pronounced given the recent election of the Trump administration and their uncertain position on cannabis rescheduling as well as prices of commodities remaining high when compared to April 1, 2020, supporting the S&P TSX performance. Continued capital requirements through the issuance of additional common shares has further affected the relative underperformance which has continued throughout Fiscal 2025.
While our Share price has been volatile due in part to the evolving state of the cannabis industry, our executive compensation remains competitive as we aim to attract and retain an experienced executive team whose compensation is tied to a variety of metrics including long-term profit improvement and Share price appreciation. Executive compensation for Fiscal 2025 remains aligned with financial performance and the Shareholder experience to the end of Fiscal 2025, evidenced by a significant decrease in realizable equity compensation held by executives. For further discussion on this point, please refer above to “PSU Metric Details and Certification Results”.

COMPENSATION COMMITTEE REPORT
The members of the CGCN Committee have reviewed and discussed the contents of the CD&A with management. Based on such review and discussion with management, and subject to the limitations on the role and responsibility of the CGCN Committee, the CGCN Committee recommended to the Board that the CD&A be included in the Company’s 2025 Annual Report and in this Proxy Statement.
Respectfully submitted by the members of the CGCN Committee
Theresa Yanofsky (Chair)
David Lazzarato
Willy Kruh
The foregoing Compensation Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act, or the Exchange Act that might incorporate by reference past or future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

EXECUTIVE COMPENSATION
Currency Conversion
Certain of the NEO’s employment agreements specify payments in U.S. dollars, while others specify payments in Canadian dollars. Where payments are made in Canadian dollars throughout this section, we have converted Canadian dollars to U.S. dollars using the Bloomberg average exchange rates for the relevant 12-month period as specified in the bullets below. Share-based currency conversion calculations are represented as of the applicable award date using the Bloomberg exchange rate for the date of the award.
•
Fiscal 2025 of C$1.00 to US$0.6951 for the 12-month period ended March 31, 2025;

•
Fiscal 2024 of C$1.00 to US$0.7386 for the 12-month period ended March 31, 2024; and

•
Fiscal 2023 of C$1.00 to US$0.7564 for the 12-month period ended March 31, 2023.

Summary Compensation Table
The following table sets forth the compensation for Fiscal 2023, Fiscal 2024 and Fiscal 2025 awarded to, earned by, or paid to the NEOs.
Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Stock awards(2)	Option awards(2)	Non-equity incentive plan compensation(1)	All other compensation(3)	Total
Luc Mongeau, CEO(4)	2025	130,331	-	121,500	422,489	122,460	172,145	968,925
	2024	-	-	-	-	-	-	-
	2023	-	-	-	-	-	-	-
Judy Hong, Former CFO	2025	415,001	-	622,501	584,124	241,505	9,618	1,872,749
	2024	410,960	-	622,499	772,886	486,685	10,033	2,303,063
	2023	391,221	167,167(5)	499,962	1,583,184	-	-	2,641,533
Christelle Gedeon, CLO(6)	2025	371,880	-	388,737	364,767	216,411	693	1,342,488
	2024	383,454	-	375,977	479,289	454,884	-	1,693,604
	2023	232,812(6)	157,444(7)	357,668	554,908	-	-	1,302,831
David Klein, Former CEO(8)	2025	801,923	-	1,000,013	2,341,763	768,082	96,587	5,008,368
	2024	975,000	-	974,997	3,631,643	1,921,169	102,282	7,605,091
	2023	975,000	687,711(5)	1,645,450	3,056,810	-	94,550	6,459,521
Notes:
(1)
Fiscal 2023 STI payments were included in the bonus section given discretion was applied to adjust certain performance metrics in the STIP. Fiscal 2024 & 2025 STI payments are included in the non-equity incentive plan compensation section. The amounts for Fiscal 2025 are expected to be paid by July 11, 2025.

(2)
The amounts in this column represent the aggregate grant date fair value of the relevant award(s) presented, as determined in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”. See Note 22 to the consolidated financial statements included in the 2025 10-K, regarding assumptions underlying valuation of equity awards.

(3)
Represents the following for the respective NEOs: For Mr. Mongeau, it includes C$125,543 (US$87,265) in director fees and US$81,744 in director equity awards for his service on the Board prior to his appointment as CEO (see “Director Compensation”), as well as a C$4,327 (US$3,008) annual car allowance and annual cell phone allowance C$185 (US$128) following his appointment as CEO. For Ms. Hong, it includes a US$8,658 401(k) employer match and a US$960 annual cell phone allowance. For Dr. Gedeon, it includes a C$997 (US$693) annual cell phone allowance. For Mr. Klein, it includes a C$125,000 (US$86,888) annual perquisite allowance, a US$8,658 401(k) employer match, and a US$1,041 annual cell phone allowance.

(4)
Mr. Mongeau was appointed CEO effective January 6, 2025, and, other than his compensation for serving as a non-employee director prior to becoming CEO as noted in footnote (3), his compensation relates to the portion of Fiscal 2025 during which he was employed as CEO.

(5)
For Fiscal 2023, these columns reflect an additional discretionary amount of bonus payout for Mr. Klein and Ms. Hong of US$4,498 and US$1,093, respectively. This information is provided to clarify the extent to which such payments were discretionary, rather than based on the calculation of Adjusted EBITDA.

(6)
Dr. Gedeon was appointed as Chief Legal Officer on August 1, 2022, and her compensation relates to the portion of Fiscal 2023 during which she was employed with the Company.

(7)
Consists of C$65,000 (US$49,166) plus C$6,500 (US$4,917) associated vacation pay for a one-time signing bonus, plus pro-rated discretionary STI payout C$136,649 (US$103,361).

(8)
Mr. Klein was the CEO until January 6, 2025, at which time he transitioned into the title of Special Advisor to the Board effective January 6, 2025.

Grants of Plan-Based Awards in Fiscal 2025
The following table sets forth the grants of plan-based awards made in Fiscal 2025. Non-equity incentive plan awards listed below were made pursuant to the terms of the respective NEO’s employment agreement. All equity incentive plan awards were made pursuant to the terms of the respective NEO’s employment agreement and the Omnibus Incentive Plan.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards(2)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Luc Mongeau	6-Jan-25(3)	$0	$157,826	$315,652	-	-	-	-	-	-	-
	10-Jun-24	-	-	-	-	-	-	14,360(4)	-	-	$108,992
	11-Feb-25	-	-	-	-	-	-	-	172,812	$2.43	$324,494
	11-Feb-25	-	-	-	-	-	-	-	52,188	$2.43	$97,995
	11-Feb-25	-	-	-	-	-	-	50,000	-	-	$121,500
Judy Hong	1-Apr-24	$0	$311,250	$622,500	-	-	-	-	-	-	-
	10-Jun-24	-	-	-	-	-	-	-	99,776	$7.59	$584,124
	10-Jun-24	-	-	-	-	-	-	82,016	-	-	$622,501
Christelle Gedeon	1-Apr-24	$0	$278,909	$557,818	-	-	-	-	-	-	-
	10-Jun-24	-	-	-	-	-	-	-	43,163	$7.59	$250,413
	10-Jun-24	-	-	-	-	-	-	-	19,144	$7.59	$114,354
	10-Jun-24	-	-	-	-	-	-	51,217	-	-	$388,737
David Klein	1-Apr-24	$0	$989,897	$1,979,795	-	-	-	-	-	-	-
	10-Jun-24	-	-	-	-	-	-	-	360,636	$7.59	$2,111,292
	10-Jun-24	-	-	-	-	-	-	-	40,071	$7.59	$230,471
	10-Jun-24	-	-	-	-	-	-	98,815	-	-	$750,006
	10-Jun-24	-	-	-	-	-	-	32,939	-	-	$250,007
Notes:
(1)
The amounts shown in these columns reflect the short-term cash incentive bonuses that potentially could have been earned during Fiscal 2025 based upon the achievement of Company performance goals under our STIP. The actual award paid to each NEO under the STIP for Fiscal 2025 is set forth above in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. More information regarding short-term cash incentive bonuses under our STIP can be found in the CD&A under the heading “Short-Term Incentives”.

(2)
The amounts in this column represent the aggregate grant date fair value of the relevant award(s) presented, as determined in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.” See Note 22 of the consolidated financial statements included in the 2025 10-K, regarding assumptions underlying valuation of equity awards.

(3)
Represents Mr. Mongeau’s prorated short-term cash incentive bonus based on his appointment as CEO effective January 6, 2025.

(4)
Represents Mr. Mongeau’s equity award that was granted during his service as a member of the Board. This award was granted in connection with his role as a non-employee director and prior to his appointment as CEO effective January 6, 2025.

Employment Agreements
Luc Mongeau
In connection with Mr. Mongeau’s appointment as CEO of the Company, on November 26, 2024, the Company and Mr. Mongeau entered into an employment agreement (the “Mongeau Agreement”).
Pursuant to the Mongeau Agreement, as CEO, Mr. Mongeau reports to the Board and is entitled to a base salary of C$975,000. Mr. Mongeau is also entitled to a monthly car allowance in the amount of C$1,875.
Mr. Mongeau is eligible for a short-term annual incentive performance bonus of 100% of his base salary (the “Mongeau Target Amount”), with a payout range of up to two times the Mongeau Target Amount based upon the achievement of certain mutually developed financial, operational, strategic and individual performance objectives approved by the CGCN Committee.
Mr. Mongeau is entitled to participate in the Omnibus Incentive Plan. Pursuant to the Mongeau Agreement, Mr. Mongeau received a new hire one-time equity grant of 50,000 RSUs and 225,000 Options, which have a strike price of US$2.43, which is equal to the Fair Market Value share (as defined in the Omnibus Incentive Plan). These awards will vest in equal tranches, reflective of one-third (33 1∕3%) annually, on the three annual anniversaries of the grant date.
At the discretion of the CGCN Committee, Mr. Mongeau is eligible to receive, at least once every fiscal year, a long-term award grant equal to 300% of his base salary, which may be comprised of Options, RSUs, PSUs and/or any other form of award authorized by the Omnibus Incentive Plan. The CGCN Committee, in its sole discretion, may determine the ratio of the various forms of awards that Mr. Mongeau is entitled to receive pursuant to the Omnibus Incentive Plan.
If the Company terminates Mr. Mongeau’s employment without Cause (as defined in the Mongeau Agreement) or if Mr. Mongeau resigns for Good Reason (as defined in the Mongeau Agreement), then, provided that Mr. Mongeau signs and returns to the Company a full and final employment separation, release and waiver of liability, the Company will provide (a) a lump sum payment equal to 18 months’ Mr. Mongeau’s base salary; (b) a lump sum payment equal to 150% of the average actual annual amounts paid to Mr. Mongeau as a short-term annual incentive performance bonus during the prior two years, and the continuation of any statutorily prescribed benefits for the minimum amount of time prescribed by the provisions of the Employment Standards Act, 2000 (Ontario) (the “ESA”). The Company may terminate Mr. Mongeau’s employment with Cause, without further liability.
The Mongeau Agreement contains certain non-competition and non-solicitation provisions in favor of the Company for a period of 18 months following the termination of the Mongeau Agreement.
Christelle Gedeon
In connection with Dr. Gedeon’s appointment as CLO of the Company, on August 1, 2022, the Company and Dr. Gedeon entered into an employment agreement (the “Gedeon Agreement”).
Pursuant to the Gedeon Agreement, as CLO, Dr. Gedeon reports to the CEO of the Company. She was initially entitled to a base salary of C$485,000 (or approximately US$366,854), and was paid C$65,000 (or approximately US$49,166) as a signing bonus.
Dr. Gedeon is eligible for a short-term annual incentive performance bonus of 75% of her base salary (the “Gedeon Target Amount”), with a payout range of up to two times the Gedeon Target Amount based upon the achievement of certain mutually developed financial, operational, strategic and individual performance objectives approved by the CGCN Committee.

Dr. Gedeon is also entitled to participate in the Omnibus Incentive Plan. Pursuant to the Gedeon Agreement, Dr. Gedeon is eligible to receive, at least once every fiscal year, a long-term award grant equal to 200% of her base salary (using the fair market value of the Shares on the date of grant), which may be comprised of Options, RSUs, PSUs and/or any other form of award authorized by the Omnibus Incentive Plan. The CGCN Committee, in its sole discretion, may determine the ratio of the various forms of awards that Dr. Gedeon is entitled to receive pursuant to the Omnibus Incentive Plan.
If the Company terminates Dr. Gedeon’s employment without cause, then, provided that Dr. Gedeon signs and returns to the Company a full and final employment separation, release and waiver of liability, the Company will provide (a) a lump sum payment equal to 18 months’ Dr. Gedeon’s base salary; (b) a lump sum payment equal to 150% of the average actual annual amounts paid to Dr. Gedeon as a short-term annual incentive performance bonus during the prior two years, (c) any outstanding PSUs will vest at actual performance levels for all years already certified by the Board or any responsible committee thereof; and (d) the continuation of any statutorily prescribed benefits for the minimum amount of time prescribed by the provisions of the ESA. The Company may also terminate Dr. Gedeon’s employment with cause, without further liability to Dr. Gedeon.
The Gedeon Agreement contains certain non-competition and non-solicitation provisions in favor of the Company for a period of 18 months following the termination of the Gedeon Agreement.
The Gedeon Agreement was modified effective June 1, 2023, to reflect a salary of C$509,250 (or approximately US$385,196) per year. Additionally, the Gedeon Agreement was further modified, effective August 21, 2023, due to an increase in scope and responsibility, to reflect a salary of C$535,000 (or approximately US$395,151) per year.
Judy Hong
Ms. Hong served as CFO of the Company pursuant to an employment agreement between Ms. Hong and the Company dated March 24, 2022 (the “Hong Agreement”).
Pursuant to the Hong Agreement, as CFO, Ms. Hong reported to the CEO of the Company. She was initially entitled to a base salary of US$395,000 (or approximately C$495,200) per year. The Hong Agreement was modified in June 2023 to increase Ms. Hong’s annual salary to US$415,000.
Ms. Hong was eligible for a short-term annual incentive performance bonus of 75% of her base salary (the “Hong Target Amount”), with a payout range of up to two times the Hong Target Amount based upon the achievement of certain mutually developed financial, operational, strategic and individual performance objectives approved by the CGCN Committee.
Ms. Hong was also entitled to participate in the Omnibus Incentive Plan. Pursuant to the Hong Agreement, Ms. Hong was eligible to receive, at least once every fiscal year, a long-term award grant equal to 300% of her base salary (using the fair market value of the Shares on the date of grant), which may be comprised of Options, RSUs, PSUs and/or any other form of award authorized by the Omnibus Incentive Plan. The CGCN Committee, in its sole discretion, may determine the ratio of the various forms of awards that Ms. Hong was entitled to receive pursuant to the Omnibus Incentive Plan.
Pursuant to the Hong Agreement, Ms. Hong’s employment with the Company was “at will.” The Hong Agreement stipulates that if the Company terminates Ms. Hong’s employment without cause, then, provided that Ms. Hong signs and returns to the Company a full and final employment separation, release and waiver of liability (the “Hong Separation Agreement”), the Company will provide (a) a lump sum payment equal to 18 months’ of Ms. Hong’s base salary, which shall be payable no later than two and a half months following the end of the calendar year in which the termination occurs; (b) a lump sum payment equal to 150% of the average actual annual amounts paid to Ms. Hong as a short-term annual incentive performance bonus during the prior two years, which shall be payable no later than two and a half months following the end of the calendar year in which the termination occurs; (c) any outstanding PSUs will vest at actual performance levels for all years already certified by the Board or any responsible committee thereof; and (d) if Ms. Hong were to elect continuation coverage under the Company’s medical plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), a reimbursement to Ms. Hong for a portion of the COBRA premium payments as further described in the Hong Agreement. The Company was also able to terminate Ms. Hong’s employment with cause, without further liability to Ms. Hong.
The Hong Agreement contains certain non-competition and non-solicitation provisions in favor of the Company for a period of 18 months following the termination of the Hong Agreement.
Ms. Hong was terminated from the Company without cause on July 9, 2025 and subject to Ms. Hong’s compliance with the terms of the Hong Employment Agreement including Ms. Hong’s entry into the Hong Separation Agreement, Ms. Hong will be entitled to the payments and benefits provided for by the Hong Employment Agreement following a termination without cause, as further described above. Ms. Hong will also be entitled to payment of her retention bonus of US$150,000 pursuant to the retention agreement entered into with the Company on August 19, 2024. Ms. Hong’s retention award was paid on July 15, 2025.
David Klein
Mr. Klein served as CEO of the Company pursuant to an employment agreement between Mr. Klein and the Company dated December 8, 2019, as amended on June 8, 2021, June 14, 2022, and June 8, 2024 (the “Klein Agreement”). As CEO, Mr. Klein reported to the Board and, effective June 8, 2024, was entitled to a base salary of US$750,000 (or approximately C$1,015,435) per year, subject to review by the CGCN Committee on an annual basis, and an annual perquisite allowance of C$125,000 (or approximately US$99,700).
Mr. Klein was eligible for a short-term annual incentive performance bonus of 125% of base salary (the “Klein Target Amount”), with a payout range of up to two times the Klein Target Amount based upon the achievement of certain mutually developed financial, operational, strategic and individual performance objectives approved by the CGCN Committee.
Mr. Klein was also entitled to participate in the Omnibus Incentive Plan. Pursuant to the Klein Agreement, Mr. Klein was eligible to receive an annual long-term award grant equal to 400% of his base salary (using the fair market value of the Shares on the date of grant), which may be comprised of Options, RSUs, PSUs and/or any other form of equity authorized by the Omnibus Incentive Plan. The CGCN Committee, in its sole discretion, could determine the ratio of the various forms of equity that Mr. Klein was entitled to receive pursuant to the Omnibus Incentive Plan. In Fiscal 2025, Mr. Klein received a one-time equity grant valued at US$500,000 divided equally between Options and RSUs, with both the Options and the RSUs each vesting one year from the grant date.
Pursuant to the Klein Agreement, Mr. Klein received a grant of Options on December 6, 2019, equal to C$20,000,000 (or approximately US$15,952,000 using the fair market value of the Options on the date of grant, based on the closing price of the Shares on December 6, 2019) (the “Klein Inducement Grant”). The Company granted Mr. Klein Options to purchase 161,812 Shares at an exercise price of C$247.20 (US$186.50) per Share pursuant to the Klein Inducement Grant.
The Klein Inducement Grant vests on the first, second and third anniversaries of the date of grant, subject to meeting the following conditions: (a) 33.5% of the Options will vest only if during any 90-day period during the term of the Klein Inducement Grant, the average closing Share price on the TSX has appreciated by a minimum of 50% from the date of grant; (b) 33.5% of the Options will vest only if as at the end of any fiscal year during the term of the Klein Inducement Grant, audited annual revenue of C$2.5 billion (or approximately US$2.0 billion) is achieved by the Company for such fiscal year, as confirmed by the auditors of the Company; and (c) 33% of the Options will vest only if as at the end of any fiscal year during the term of the Klein Inducement Grant, a C$100 million (or approximately US$80 million) CAET (as defined below) is achieved by the Company for such fiscal year, as confirmed by the auditors of the Company. The Options granted under the Klein Inducement Grant have a six-year term.
“CAET” means for any fiscal year of the Company, Adjusted EBITDA (as defined below) for such fiscal year further adjusted to remove any individual non-core market with negative Adjusted EBITDA outside of the Company’s core markets, which for greater certainty, for the purposes of the Klein Agreement, are Canada, UK, Spain, Denmark, Chile and Brazil, as long as the negative Adjusted EBITDA is in-line with the Board approved plan for such removed market.

“Adjusted EBITDA” means, for any fiscal year of the Company, earnings before interest, tax, depreciation and amortization of the Company as set forth in the financial statements for the Company for such fiscal year then ended, adjusted to exclude share-based compensation expense, acquisition related costs including stock based compensation, and other non-cash items pursuant to past practices and approved by the Audit Committee.
The Company was able to terminate the Klein Agreement at any time for reasons other than cause or willful misconduct by providing (a) a lump sum payment equal to $1,950,000; (b) 2.5 times the average actual amounts paid as a short-term annual incentive performance bonus during the prior two years; (c) any statutory severance pay that may be required pursuant to the ESA; (d) the continuation of benefits for a period of two years from the date of termination (it being understood that a payment will be made equal to the premium cost for any such benefits that cannot be continued); (e) the vesting of any outstanding PSUs, at actual performance levels, for all years already certified by the Board or any responsible committee thereof; and (f) any other statutorily prescribed benefit. As a condition to receiving any payments which exceed the statutory entitlements upon termination without cause, Mr. Klein will be required to execute a release in favor of the Company.
The Klein Agreement contains certain non-competition and non-solicitation provisions in favor of the Company for a period of 12 months following the termination of the Klein Agreement effective August 31, 2025.
As discussed above, effective January 6, 2025, Mr. Klein transitioned into the title of Special Advisor to the Board. Under this arrangement, Mr. Klein continued to receive his base salary, perquisite allowance, and was eligible to receive a Fiscal 2025 short-term incentive bonus through March 31, 2025. From April 1 through August 31, 2025, Mr. Klein will receive a monthly stipend of US$5,000. During this time, his outstanding equity awards will continue to vest in accordance with their original terms; however, he will not receive any new equity grants. Mr. Klein’s employment with the Company will terminate on August 31, 2025.
Outstanding Equity Awards at March 31, 2025
The following table presents information concerning outstanding Options, RSUs, and PSU awards to each of the NEOs as of March 31, 2025, the Company’s fiscal year end.

		Option Awards					Stock Awards
		Number of securities underlying unexercised options − (#) exercisable	Number of securities underlying unexercised options − (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Name	Grant Date(1)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Luc Mongeau	11-Feb-25	-	172,812	-	US$2.43	11-Feb-31	-	-	-	-
	11-Feb-25	-	52,188	-	US$2.43	11-Feb-31	-	-	-	-
	11-Feb-25	-	-	-	-	-	50,000	US$45,500	-	-
Judy Hong	24-Dec-19	3,486	-	-	C$262.70	24-Dec-25	-	-	-	-
	27-Mar-20	564	-	-	C$213.40	27-Mar-26	-	-	-	-
	9-Jun-21	408	-	-	C$308.70	9-Jun-27	-	-	-	-
	3-Dec-21	5,311	-	-	C135.80	3-Dec-27	-	-	-	-
	14-Jun-22	20,214	10,106	-	C$48.40	14-Jun-28	-	-	-	-
	14-Jun-22	-	-	-	-	-	-	-	13,386	C$17,803
	22-Nov-22	24,950	12,474	-	C$53.90	22-Nov-28	-	-	-	-
	28-Jun-23	88,301	176,602	-	C$6.20	28-Jun-29	-	-	-	-
	22-Aug-23	-	-	-	-	-	100,375	C$133,499	-	-
	10-Jun-24	-	99,776	-	US$7.59	10-Jun-30	-	-	-	-
	10-Jun-24	-	-	-	-	-	82,016	US$74,635	-	-
Christelle Gedeon	10-Aug-22	10,811	5,405	-	C$37.00	10-Aug-28	-	-	-	-
	10-Aug-22	6,667	3,333	-	C$37.00	10-Aug-28	-	-	-	-
	17-Aug-22	-	-	-	-	-	-	-	9,574	C$12,733
	22-Nov-22	3,327	1,663	-	C$53.90	22-Nov-28	-	-	-	-
	28-Jun-23	-	32,258	-	C$6.20	28-Jun-29	-	-	-	-
	28-Jun-23	54,758	77,258	-	C$6.20	28-Jun-29	-	-	-	-
	22-Aug-23	-	-	-	-	-	60,624	C$80,630	-	-
	10-Jun-24	-	19,144	-	US$7.59	10-Jun-30	-	-	-	-
	10-Jun-24	-	43,163	-	US$7.59	10-Jun-30	-	-	-	-
	10-Jun-24	-	-	-	-	-	51,217	US$46,607	-	-
David Klein	6-Dec-19(3)	53,938	-	107,874	C$247.20	6-Dec-25	-	-	-	-
	27-Mar-20	18,348	-	-	C$213.40	27-Mar-26	-	-	-	-
	9-Jun-21	13,948	-	-	C$308.70	9-Jun-27	-	-	-	-
	14-Jun-22	66,525	33,262	-	C$48.40	14-Jun-28	-	-	-	-
	14-Jun-22	-	-	-	-	-	-	-	44,054	C$58,592
	22-Nov-22	24,950	12,474	-	C$53.90	22-Nov-28	-	-	-	-
	28-Jun-23	414,910	829,819	-	C$6.20	28-Jun-29	-	-	-	-
	22-Aug-23	-	-	-	-	-	157,214	C$209,095	-	-
	10-Jun-24	-	360,636	-	US$7.59	10-Jun-30	-	-	-	-
	10-Jun-24	-	40,071	-	US$7.59	10-Jun-30	-	-	-	-
	10-Jun-24	-	-	-	-	-	98,815	US$89,922	-	-
	10-Jun-24	-	-	-	-	-	32,939	US$29,974	-	-

Notes:
(1)
Unless otherwise indicated, with respect to all outstanding equity awards held by the NEOs as of March 31, 2025, Options vest in equal one-third installments on each of the first three anniversaries of the grant date, subject to the continued employment of the respective NEO. PSUs follow a three-year cliff vesting schedule, with 100% of the earned award vesting and being released on the third anniversary of the grant date, subject to the achievement of applicable performance conditions and continued employment. RSUs granted in Fiscal 2025, unless otherwise specified, vest in equal one-third installments on June 15 of each of the first three years following the grant date, in alignment with the Company’s standardized vesting approach.

(2)
The market value of the unvested stock awards is calculated by multiplying the number of unvested Shares held by the applicable NEO by the closing price of the Shares on March 31, 2025 (the last trading day of Fiscal 2025) on the Nasdaq Global Select Market, which was US$0.91 or on the TSX, which was C$1.33. Awards granted prior to Fiscal 2025 were issued in C$; therefore, these values can be converted into US$ utilizing the Fiscal 2025 average exchange rate of C$1.00 to US$0.6951, as set forth above under “Executive Compensation – Currency Conversion.”

(3)
These Options will vest on the first, second and third anniversaries of the date of grant, subject to meeting the following conditions: (a) 33.5% of the Options will vest only if during any 90-day period during the term of the Klein Inducement Grant, the average closing Share price on the TSX has appreciated by a minimum of 50% from the date of grant; (b) 33.5% of the Options will vest only if as at the end of any fiscal year during the term of the Klein Inducement Grant, audited annual revenue of C$2.5 billion (or approximately US$2.0 billion) is achieved by the Company for such fiscal year, as confirmed by the auditors of the Company; and (c) 33% of the Options will vest only if as at the end of any fiscal year during the term of the Klein Inducement Grant, a C$100 million (or approximately US$80 million) CAET is achieved by the Company for such fiscal year, as confirmed by the auditors of the Company.

Option Exercises and Stock Vested in Fiscal 2025
The following table presents information concerning Option exercises and Shares acquired upon vesting of RSU awards by each of our NEOs in Fiscal 2025:
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Luc Mongeau(3)	-	-	10,770	50,377
Judy Hong	-	-	50,290	292,154
Christelle Gedeon	-	-	30,313	176,032
David Klein	-	-	82,092	480,565
Notes:
(1)
These amounts reflect the aggregate of the differences between the exercise price of the Option and the market price of a Share at the time of exercise for each Option exercised by an NEO in Fiscal 2025.

(2)
These amounts reflect the market price on the vesting date.

(3)
The vested RSUs for Mr. Mongeau represent awards granted for his service as a member of the Board prior to his appointment as CEO in January 2025.

Potential Payments Upon Termination or Change-in-Control
A narrative description of the individual payments the Company is currently required to make upon termination or a change in control of the Company is described above under “Employment Agreements”.
Potential Payments Upon Termination Without Cause
As outlined in the section titled “D. Klein (Former CEO) Compensation Updates”, Mr. Klein announced his intention to retire at the end of Fiscal 2025 and remained in his role as Chief Executive Officer until January 6, 2025, when Mr. Mongeau commenced service as CEO. Upon this leadership transition, Mr. Klein assumed the role of Special Advisor to the Board.

Mr. Klein continued to receive his full compensation entitlements through March 31, 2025. For the period of April 1, 2025, through August 31, 2025, Mr. Klein will receive a monthly stipend of US$5,000 in connection with his advisory responsibilities. As the transition was not considered a termination for cause or without cause, no severance or accelerated vesting provisions were triggered. Mr. Klein is not entitled to any payments upon his termination, other than amounts due to him in his role as Special Advisor to the Board.
As outlined above, on July 9, 2025, Ms. Hong was terminated from the Company “without cause” under the terms of the Hong Agreement. Subject to Ms. Hong’s compliance with the terms of the Hong Agreement including Ms. Hong’s entry into the Hong Separation Agreement, Ms. Hong is entitled to payment in the amount of $1,168,643 representing 18 months base salary plus one and a half times the average actual amounts paid as short-term annual incentive performance bonuses to Ms. Hong during the prior two years. Ms. Hong was also entitled to payment of her retention bonus of US$150,000 pursuant to the retention agreement entered into with the Company on August 19, 2024, which was paid on July 15, 2025. Pursuant to her Separation Agreement, Ms. Hong is also entitled to a payout of unused accrued vacation pay in the amount of US$15,522, which was paid on July 15, 2025. In addition, if Ms. Hong elects to continue coverage under the Company’s medical plan pursuant to the COBRA, a reimbursement to Ms. Hong for a portion of COBRA premium payments may be required.
The following table sets forth the estimated payments and benefits to each of our NEOs (other than Ms. Hong, whose termination payments are discussed above) in the event of a termination without cause, assuming such termination occurred on March 31, 2025, and there was no change-in-control, based on the terms of their respective employment agreements in effect as of that date:
Termination Without Cause
Individual	Cash Payment ($)	Accelerated Awards ($)(3)	Benefits ($)(4)	Total ($)
Luc Mongeau | CEO	$1,081,749(1)	-	$17,762	$1,099,511
Christelle Gedeon | CLO	$1,049,352(2)	$2,793	$4,375	$1,056,520
Notes:
(1)
Upon termination without cause effective March 31, 2025, Mr. Mongeau would have been entitled to a payment in the amount of $1,081,749, representing 18 months base salary plus one and a half times the average actual amounts paid as short-term annual incentive performance bonus to Mr. Mongeau during the prior two years, as well as five weeks of statutorily prescribed vacation time. As Mr. Mongeau was appointed CEO in January 2025 and had not received STI payments in the prior two years, the STI component of this severance estimate is $0 in accordance with the terms of his employment agreement.

(2)
Upon termination without cause effective March 31, 2025, Dr. Gedeon would have been entitled to a payment in the amount of $1,049,352, representing 18 months base salary plus one and a half times the average actual amounts paid as short-term annual incentive performance bonuses to Dr. Gedeon during the prior two years, as well as two weeks of statutorily prescribed vacation time, as well as a $150,000 retention award.

(3)
Upon termination without cause effective March 31, 2025, any unvested PSUs at actual performance levels, for all years already certified by the Board or any responsible committee thereof, held by Dr. Gedeon immediately vest. The value was calculated based on the closing price of the Shares on March 28, 2025 (the last trading day of Fiscal 2025) on the Nasdaq Global Select Market, which was US$0.91.

(4)
As of March 31, 2025, Mr. Mongeau, and Dr. Gedeon are participants in Canopy Growth’s benefits plan. Upon termination without cause effective March 31, 2025, Mr. Mongeau and Dr. Gedeon would receive the statutorily prescribed benefits as set forth in the ESA.

Subject to the specific terms of the NEOs’ respective employment agreements, upon a termination of the NEO without cause, Options, RSUs and other Awards (as defined below) will be treated in accordance with the terms of the Omnibus Incentive Plan.
Potential Payments Upon Termination Following a Change in Control
None of the NEOs are entitled to a payment upon a change of control pursuant to the terms of their respective employment agreements. However, pursuant to the terms of Omnibus Incentive Plan, for a period of 18 months following a Change in Control (as defined in the Omnibus Incentive Plan), where a participant’s employment or term of office or engagement is terminated for any reason, other than for Cause (as defined in the Omnibus Incentive Plan): (i) any unvested awards as at the date of such termination shall be deemed to have vested, and any period of restriction shall be deemed to have lapsed, as at the date of such termination and shall become payable as at the date of termination; and (ii) the level of achievement of performance goals for any unvested awards that are deemed to have vested pursuant to (i) above, shall be based on the actual performance achieved at the end of the applicable period immediately prior to the date of termination.
The table below shows the payments that would be made to our NEOs (other than Ms. Hong, whose termination payments are discussed above) upon each of their terminations within 18 months of a Change in Control. As noted above, Mr. Klein is not entitled to any payments upon his termination, other than amounts due to him in his role as Special Advisor to the Board. With the exception of the “Accelerated Awards ($)” and “Total ($)” columns, all amounts in the table below are the same as in the “Potential Payments Upon Termination” table above and all footnotes to the “Cash Payment ($)” and “Benefits ($)” columns of the “Potential Payments Upon Termination” table above apply equally to the corresponding columns in the table below.
Termination within 18 Months Following Change In Control
Individual	Cash Payment ($)	Accelerated Awards ($)(1)	Benefits ($)	Total ($)
Luc Mongeau | CEO	$1,081,749	$45,500	$17,762	$1,145,011
Christelle Gedeon | CLO	$1,049,352	$110,488	$4,375	$1,164,215
Notes:
(1)
Reflect unvested RSU, PSU, and Option awards, which will be deemed to have vested. PSUs reflect previous years actual certified achievement factors, while uncertified awards reflect on-target amounts. The value was calculated based on the closing price of the Shares on March 28, 2025 (the last trading day of Fiscal 2025) on the Nasdaq Global Select Market, which was US$0.91.

CEO Pay Ratio and Background
Set forth below is the annual total compensation of our median employee, the annualized total compensation of our CEO, Mr. Mongeau, and the ratio of those two values. Given that Mr. Mongeau served as CEO for only a portion of Fiscal 2025, we have annualized his compensation to reflect what it would have been had he served in the role for the full fiscal year to provide a more accurate and comparable disclosure of the CEO pay ratio:
•
The Fiscal 2025 annual total compensation of the median employee of Canopy Growth (other than our CEO, Mr. Mongeau) was US$44,098 (or approximately C$63,441).

•
The Fiscal 2025 annualized total compensation of our CEO, Mr. Mongeau, was US$3,253,110 (or approximately C$4,680,060).

•
For Fiscal 2025, the ratio of the annualized total compensation of our CEO to the median annual total compensation of all our other employees was 73 to 1.

To determine the median employee, we used our global employee population as of March 31, 2025. Total compensation for this purpose was calculated using each employee’s annualized base salary, projected STI bonus, and the target value of LTI awards to be granted during the year, where applicable.
Amounts that were originally paid or recorded in Canadian dollars were converted to U.S. dollars using the Bloomberg average exchange rate of C$1.00 to US$0.6951 for the 12-month period ended March 31, 2025.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, pursuant to the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance Table
The following table sets forth information concerning: (i) the compensation of our current CEO (Mr. Mongeau) our former CEO (Mr. Klein) and the average compensation for our other NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” (“CAP”) to such individuals, as defined under SEC rules, for each of Fiscal 2021, fiscal year ended March 31, 2022 (“Fiscal 2022”), Fiscal 2023, Fiscal 2024 and Fiscal 2025; and (ii) our cumulative total shareholder return, (“TSR”), the cumulative TSR of our peer group (“Peer Group TSR”), net income and Adjusted EBITDA (as defined below) over such years in accordance with SEC rules for each such fiscal year:
	Mr. Mongeau(1)(2)		Mr. Klein(1)(2)		Non-CEO NEOs(1)(2)		Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for PEO 1	Compensation Actually Paid to PEO 1	Summary Compensation Table Total for PEO 2	Compensation Actually Paid to PEO 2	Average Summary Compensation Table Total for Non-CEO NEOs(1)(2)	Average Compensation Actually Paid to Non-CEO NEOs	Total Shareholder Return	Horizons Marijuana Life Sciences Index(3)	Net Income (millions)	Adjusted EBITDA (millions)
2025	$968,925	$561,392	$5,008,368	($5,604,577)	$1,883,454	$29,307	$0.65	$23.85	($416)	($16)
2024	N/A	N/A	7,605,091	$11,213,347.01	1,998,334	$2,866,607	$5.70	$50.79	($486)	($44)
2023	N/A	N/A	$6,459,521	$534,348	$2,339,473	$1,027,156	$11.58	$47.60	($2,423)	($264)
2022	N/A	N/A	$4,541,890	($27,899,503)	$1,977,580	($1,451,048)	$46.33	$101.40	($248)	($331)
2021	N/A	N/A	$2,793,688	$36,054,196	$1,414,433	$4,135,724	$197.26	$214.49	($1,387)	($258)
Notes:
(1)
The following individuals are our other NEOs for each fiscal year:

Fiscal Year	CEO(s)	Non-CEO NEOs
2025	Luc Mongeau(1) and David Klein(2)	Judy Hong(3) and Christelle Gedeon
2024	David Klein	Judy Hong and Christelle Gedeon
2023	David Klein	Judy Hong, Christelle Gedeon, and Julious Grant(4)
2022	David Klein	Judy Hong, Julious Grant(4), Michael Lee(5), Rade Kovacevic(6), and Phillip Shaer(7)
2021	David Klein	Julious Grant, Michael Lee, Rade Kovacevic, and Phillip Shaer

(1)
Mr. Mongeau assumed the role of Chief Executive Officer effective January 6, 2025.

(2)
Mr. Klein served as CEO through January 6, 2025, at which time Mr. Klein transitioned into the title of Special Advisor to the Board.

(3)
Ms. Hong’s employment with the Company was terminated effective July 9, 2025.

(4)
Julious Grant’s engagement with the Company was terminated effective December 16, 2022.

(5)
Michael Lee stepped down from his role as an executive officer of the Company effective November 18, 2021.

(6)
Rade Kovacevic stepped down from his role as an executive officer of the Company effective November 18, 2021.

(7)
Phillip Shaer resigned effective October 1, 2021.

(2)
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2021		2022		2023		2024		2025
Adjustments(1)	Mr. Klein	Average non-CEO NEOs	Mr. Klein	Average non-CEO NEOs	Mr. Klein	Average non-CEO NEOs	Mr. Klein	Average non-CEO NEOs	Mr. Mongeau	Mr. Klein	Average non-CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable Fiscal Year (“FY”)	$0	($627,166)	($3,467,190)	($1,083,663)	($4,702,260)	($1,510,820)	($4,606,640)	($1,125,326)	($543,989)	($3,341,776)	($980,065)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$0	$817,631	$578,926	$96,030	$1,787,971	$387,207	$9,410,250	$2,312,397	$136,456	$285,462	$48,729
Increase/deduction for Awards Granted during any Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$21,093,560	$1,540,464	($27,451,477)	($357,364)	($2,355,067)	($45,368)	($842,525)	($219,638)	$0	($6,357,299)	($779,520)
Increase/deduction for Awards Granted during any Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$12,166,947	$990,361	($2,101,652)	($807,142)	($655,817)	$5,999	($273,748)	($80,324)	$0	($1,169,585)	($140,589)
Deduction of ASC 718 Fair Value of Awards Granted during any Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	$0	$0	($1,276,489)	$0	($149,335)	($79,081)	($18,837)	$0	($29,746)	($2,702)
TOTAL ADJUSTMENTS	$33,260,508	$2,721,291	($32,441,393)	($3,428,628)	($5,925,173)	($1,312,318)	$3,608,256	$868,273	($407,533)	($10,612,945)	($1,854,147)

(1)
All adjustments and valuations are based on US$ – equivalent values from C$ at date of valuation throughout Compensation Actually Paid calculations using the applicable conversion rate published by Bloomberg.

(3)
TSR is cumulative for the measurement periods beginning on March 31, 2021 and ending on March 31 of each of 2025, 2024, 2023 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. Table has been updated to reflect Horizons Marijuana Life Sciences Index, which is the same index used in our performance graph in the Company’s Annual Reports on Form 10-K for the year ended March 31, 2024.

(4)
Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is calculated as the reported net loss, adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs.

Narrative Disclosure to Pay Versus Performance Table
Relationship between Financial Performance Measures
The line graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) Index TSR, (iii) our Net Income, and (iv) our Adjusted EBITDA, in each case, for Fiscal 2021, Fiscal 2022, Fiscal 2023, Fiscal 2024 and Fiscal 2025.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.
In 2025, the PEO Compensation Actually Paid graphical representation includes the total of both PEO 1 (Mr. Mongeau) and PEO 2 (Mr. Klein).

Compensation Actually Paid vs Total Shareholder Return
Compensation Actually Paid (in $Ms)
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
-$20,000
-$30,000
-$40,000
Value of $100 Invested
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
2021
2022
2023
2024
2025
PEO CAP
Avg Non-CEO NEO CAP
WEED TSR
Horizons Marijuana Life Sciences

Pay Versus Performance Tabular List
The following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs to performance for Fiscal 2025:
•
Adjusted EBITDA; Net revenue; Individual objectives; and Relative TSR.

DIRECTOR COMPENSATION
Director Compensation
The Company’s director compensation program is designed to attract and retain qualified individuals to serve on the Board. The CGCN Committee assesses the director compensation program annually and approves any changes it deems appropriate based on market benchmarking, governance best practices, and the Company’s strategic needs. For Fiscal 2025, non-employee directors received the following amounts in connection with their services to the Company in their capacity as directors:
Fiscal 2025 Fees and Equity Awards(1)	Annual Amount (US$)(2)
Chair	$156,398 (C$225,000)
Board Member	$104,265 (C$150,000)
Annual Equity Grant – Chair – RSUs	$156,398 (C$225,000)
Annual Equity Grant – Non-Chair Board Member – RSUs	$104,265 (C$150,000)
Committee Chair	$20,853 (C$30,000)
Committee Member	$10,427 (C$15,000)
Notes:
(1)
The RSUs generally vest in four equal quarterly installments, beginning on the last trading day of the first quarter after such RSUs are granted.

(2)
Fiscal 2025 Board payments were converted to US$ using the average exchange rate of C$1.00 = US$0.6951, as set forth above under “Executive Compensation – Currency Conversion.”

Director Compensation in Fiscal 2025
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
David Lazzarato	$175,049	$163,489	$338,538
Theresa Yanofsky	$135,545	$108,992	$244,537
Willy Kruh (director)(4)	$128,043	$108,992	$237,035
Luc Mongeau (former non-executive director)(5)	$87,265	$81,744	$169,009
Judy A. Schmeling (former director)(6)	$15,419	Nil	$15,419
Garth Hankinson (former director)(6)	Nil	Nil	Nil
James A. Sabia (former director)(6)	Nil	Nil	Nil
Notes:
(1)
This column reflects the following amounts earned or paid during Fiscal 2025: (i) a cash retainer for Board service and (ii) cash retainers for serving as a committee member, a committee Chair or Chair of the Board.

(2)
The amounts in this column represent the aggregate grant date fair value of the relevant award(s) presented, as determined in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.” See Note 22 of the consolidated financial statements included in the 2025 10-K, regarding assumptions underlying valuation of equity awards.

(3)
Consists of RSUs granted at an exchange rate of C$1.00 = US$0.7266 and all vested as of March 31, 2025.

(4)
Mr. Kruh was not nominated for re-election as a director of the Company.

(5)
Reflects compensation granted to Mr. Mongeau for his service on the Board prior to his appointment as CEO in January 2025. Additional compensation earned as CEO within Fiscal 2025 is defined within the “Summary Compensation Table”.

(6)
Ms. Schmeling, Mr. Hankinson and Mr. Sabia resigned from the Board effective April 18, 2024. Ms. Schmeling received compensation reflecting her service through April 2024. Mr. Sabia voluntarily waived his right to receive non-employee director compensation from Fiscal 2021 onwards, and Mr. Hankinson voluntarily waived his right to receive non-employee director compensation from Fiscal 2022 onwards.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth the details regarding the number of Shares to be issued upon exercise or settlement of outstanding Options, RSUs and PSUs and the weighted average exercise price of the outstanding Options in connection with the Omnibus Incentive Plan and the Company’s prior Amended and Restated Omnibus Incentive Plan (the “Prior Omnibus Incentive Plan” and, together with the Omnibus Incentive Plan, the “Incentive Plans” and each an “Incentive Plan”) as of March 31, 2025:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans approved by security holders(2)	5,008,600(3)	$22.81	13,377,930
Equity compensation plans not approved by security holders	-	-	-
Total	5,008,600	$22.81	13,377,930
Notes:
(1)
Based on the maximum number of Shares available for issuance under the Omnibus Incentive Plan, being 18,386,529 Shares, or 10% of the 183,865,295 outstanding Shares as of March 31, 2025.

(2)
The maximum number of Shares issuable from treasury pursuant to awards under the Omnibus Incentive Plan cannot exceed 10% of the total outstanding Shares from time to time.

(3)
Represents the number of Shares reserved for issuance upon the exercise or vesting, as applicable, of the denoted outstanding Options, RSUs and PSUs issued pursuant to the Omnibus Incentive Plan.

Securities Outstanding under Equity Compensation Plans
The following table sets forth the details regarding the number of Shares reserved for issuance under awards currently outstanding pursuant to the Omnibus Incentive Plan as of March 31, 2025:
Number of Shares Reserved for Issuance and Percentage of Outstanding Shares as of March 31, 2025(1)
Compensation Security	Omnibus Incentive Plan
Options	1,111,618 (0.6%)
RSUs	655,318 (0.4%)
PSUs	- (0.0%)
Total	1,766,936 (1.0%)
Prior Omnibus Incentive Plan
Options	2,537,297 (1.4%)
RSUs	630,906 (0.3%)
PSUs	73,461 (0.0%)
Total	5,008,600 (2.7%)
Notes:
(1)
Percentages based on 183,865,295 issued and outstanding Shares as of March 31, 2025.

To date, no deferred share units (“DSUs”), restricted stock or Stock Appreciation Rights (as such terms are defined below) have been issued pursuant to the Incentive Plans.
Burn Rate
The “burn rate” (calculated by dividing the number of awards granted under the Prior Omnibus Incentive Plan during the applicable year, by the weighted average number of securities outstanding for the applicable fiscal year) for the Prior Omnibus Incentive Plan was 0% in Fiscal 2025, 5.2% in Fiscal 2024, 1.7% in Fiscal 2023. The burn rate for PSUs under the Prior Omnibus Incentive Plan is equal to the maximum number of Shares subject to the PSU awards, assuming a 100% payout of the PSUs. The weighted average number of Shares outstanding used in calculating the “burn rate” as of March 31, 2025, March 31, 2024 and March 31, 2023, was 107,553,729, 74,787,521 and 46,372,441 respectively.
The “burn rate” (calculated by dividing the number of awards granted under the Omnibus Incentive Plan during the applicable year, by the weighted average number of securities outstanding for the applicable fiscal year) for the Omnibus Incentive Plan was 1.7% in Fiscal 2025 and 0.1% in Fiscal 2024, being the first fiscal year in which the Omnibus Incentive Plan has been in effect. The weighted average number of Shares outstanding used in calculating such “burn rate” as of March 31, 2025 and March 31, 2024, was 107,553,729 and 74,787,521 respectively.
Terms of the Omnibus Incentive Plan
The Omnibus Incentive Plan is administered by the Board, unless the administration of the Omnibus Incentive Plan has been delegated by the Board to a committee or sub-delegated in accordance with the terms of the Omnibus Incentive Plan. The Board has delegated to the authority to administer the Omnibus Incentive Plan to the CGCN Committee(the “Plan Administrator”), and the Plan Administrator has sole and complete authority, in its discretion, to: (a) determine the individuals to whom grants under the Omnibus Incentive Plan may be made; (b) make grants of Options, RSUs, DSUs or share-based awards (collectively, the “Omnibus Incentive Plan Awards”, together with the Prior Awards (as defined below), the “Awards”) under the Omnibus Incentive Plan relating to the issuance of Shares (including any combination of Options, RSUs or DSUs); (c) establish the form or forms of Omnibus Incentive Plan Award agreements (an “Award Agreement”); (d) cancel, amend, adjust or otherwise change any Omnibus Incentive Plan Award under such circumstances as the Plan Administrator may consider appropriate in accordance with the provisions of the Omnibus Incentive Plan; (e) construe and interpret the Omnibus Incentive Plan and all Award Agreements; (f) adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to the Omnibus Incentive Plan; and (g) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Omnibus Incentive Plan. As of March 31, 2025, there were an aggregate of 13,377,930 Shares (representing approximately 7.3% of the issued and outstanding Shares) that were available for future grants based on the issued and outstanding Shares as of March 31, 2025.
Shares Subject to the Omnibus Incentive Plan
The Omnibus Incentive Plan, which is a “rolling” plan, provides that the aggregate number of Shares reserved for issuance from treasury pursuant to Omnibus Incentive Plan Awards granted under the Omnibus Incentive Plan may not exceed 10% of the Company’s total issued and outstanding Shares from time to time (including Shares reserved for issuance in respect of 2,891,463 Prior Awards outstanding under the Prior Omnibus Incentive Plan and in respect of any other Security Based Compensation Arrangement (as defined in the Omnibus Incentive Plan), such number being 23,984,922 as of the date of this Proxy Statement. The Omnibus Incentive Plan is considered an “evergreen” plan, since the Shares covered by Omnibus Incentive Plan Awards which have been settled, exercised or terminated will be available for subsequent grants under the Omnibus Incentive Plan and the number of Omnibus Incentive Plan Awards available to grant increases as the number of issued and outstanding Shares increases. Pursuant to Section 613 of the TSX Company Manual, unallocated options, rights or other entitlements under a security-based compensation arrangement which does not have a fixed maximum aggregate number of securities issuable must be approved by a majority of an issuer’s directors and by an issuer’s shareholders every three years and was previously approved by Shareholders on September 25, 2023.
Insider Participation Limit
The Omnibus Incentive Plan provides that the aggregate number of Shares: (a) issuable to Insiders (as defined in the Omnibus Incentive Plan) at any time, under all of the Company’s Security Based Compensation Arrangements, may not exceed 10% of the Company’s issued and outstanding Shares; and (b) issued to Insiders within any one-year period, under all of the Company’s Security Based Compensation Arrangements, may not exceed 10% of the Company’s issued and outstanding Shares.

Eligibility
All directors, employees and consultants will be eligible to participate in the Omnibus Incentive Plan, subject to certain limitations. Participation in the Omnibus Incentive Plan will be voluntary and eligibility to participate will not confer upon any director, employee or consultant any right to receive any grant of an Omnibus Incentive Plan Award pursuant to the Omnibus Incentive Plan. The extent to which any director, employee or consultant is entitled to receive a grant of an Omnibus Incentive Plan Award pursuant to the Omnibus Incentive Plan will be determined in the sole and absolute discretion of the Plan Administrator.
Types of Omnibus Incentive Plan Awards; Non-Transferability
Options, RSUs, DSUs and Share-Based Awards may be granted pursuant to the Omnibus Incentive Plan, as further summarized below. All of the Omnibus Incentive Plan Awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting, settlement, and forfeiture provisions determined by the Plan Administrator, in its sole discretion, subject to such limitations provided in the Omnibus Incentive Plan and will generally be evidenced by an Award Agreement. In addition, subject to the limitations provided in the Omnibus Incentive Plan and in accordance with applicable law, the Plan Administrator may accelerate or defer the vesting or payment of Omnibus Incentive Plan Awards, cancel, or modify outstanding Omnibus Incentive Plan Awards, and waive any condition imposed with respect to Omnibus Incentive Plan Awards or Shares issued pursuant to Omnibus Incentive Plan Awards.
Except as permitted by the Plan Administrator and to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant (as such term is defined in the Omnibus Incentive Plan), by will or as required by law, no assignment or transfer of Omnibus Incentive Plan Awards, whether voluntary, involuntary, by operation of law or otherwise, will vest any interest or right in such Omnibus Incentive Plan Awards whatsoever in the assignee or transferee and immediately upon assignment or transfer, or any attempt to make the same, such Omnibus Incentive Plan Awards will terminate and be of no further force or effect.
Options
The Omnibus Incentive Plan provides that the Plan Administrator may, from time to time, subject to the provisions of the Omnibus Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Options to any Participant. The terms and conditions of each Option grant will be evidenced by an Award Agreement. The Plan Administrator will establish the exercise price at the time each Option is granted, which Exercise Price must in all cases be not less than (a) if the Shares are trading on a U.S. stock exchange, the higher of (i) the volume weighted average trading price of Shares on such U.S. stock exchange for the five trading days ending on the last trading day immediately prior to the applicable date or (ii) the closing price of Shares on the U.S. stock exchange on the applicable date, and if such applicable date is not a trading day, the last market trading day prior to such date; (b) if the Shares are not trading on a U.S. stock exchange, but are listed on a Canadian stock exchange, the higher of (i) the volume weighted average trading price of the Shares on the Canadian stock exchange for the five trading days ending on the last trading day immediately prior to the applicable date or (ii) the closing price of the Shares on the Canadian stock exchange on the applicable date, and if such applicable date is not a trading day, the last market trading day prior to such date; (c) if the Shares are only listed on an over-the-counter market and sales prices are regularly reported for the Shares, the closing or, if not applicable, the last price of the Shares on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; provided that if sales prices are not regularly reported on such over-the-counter market, the mean between the bid and the asked price for the Shares on the close of trading in the over-the-counter market for the most recent trading day on which the Shares were traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; (d) if the Shares are neither listed on a U.S. stock exchange nor a Canadian stock exchange nor traded in the over-the-counter market, such value as the Plan Administrator, in good faith, shall determine in compliance with applicable laws (for the purposes of this section, the “Fair Market Value”). Subject to any accelerated termination as set forth in the Omnibus Incentive Plan, each Option will expire on the expiry date specified in the Award Agreement (which may not be later than the tenth anniversary of the date of grant) or, if not so specified, the tenth anniversary of the date of grant. The Plan Administrator will have the authority to determine the vesting terms applicable to grants of Options.

Once an Option becomes vested, it will remain vested and will be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator, or as may be otherwise set forth in any written employment agreement, Award Agreement or other written agreement between the Company or a Related Entity (as defined in the Omnibus Incentive Plan) and the Participant. Each Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Shares with respect to which it is then exercisable. The Plan Administrator has the right to accelerate the date upon which any Option becomes exercisable. The Plan Administrator may provide at the time of granting an Option that the exercise of that Option is subject to restrictions, in addition to those specified in the Omnibus Incentive Plan, such as vesting conditions relating to the attainment of specified Performance Goals (as defined in the Omnibus Incentive Plan).
Unless otherwise specified by the Plan Administrator at the time of granting an Option and set forth in the particular Award Agreement, the exercise notice must be accompanied by payment of the exercise price. Unless otherwise specified by the Plan Administrator and set forth in the particular Award Agreement, a Participant may, but only if permitted by the Plan Administrator, in lieu of exercising an Option pursuant to an exercise notice, elect to surrender such Option to the Company (a “Cashless Exercise”) in consideration for an amount from the Company equal to: (i) the Fair Market Value of the Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (ii) the aggregate exercise price of the Option (or portion thereof) surrendered relating to such Shares (the “In-the-Money Amount”), by written notice to the Company indicating the number of Options such participant wishes to exercise using the Cashless Exercise, and such other information that the Company may require. Subject to the provisions of the Omnibus Incentive Plan, the Company will satisfy payment of the In-the-Money Amount by delivering to the Participant such number of Shares (rounded down to the nearest whole number) having a fair market value equal to the In-the-Money Amount.
Restricted Share Units (RSUs)
The Omnibus Incentive Plan provides that the Plan Administrator may, from time to time, subject to the provisions of the Omnibus Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any Participant, including in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year. The terms and conditions of each RSU grant will be evidenced by an Award Agreement. Each RSU will consist of a right to receive a Share upon the settlement of such RSU.
The number of RSUs (including fractional RSUs) granted in respect of a bonus or similar payment at any particular time pursuant to the terms of the Omnibus Incentive Plan will be calculated by dividing: (i) the amount of any bonus or similar payment that is to be paid in RSUs, as determined by the Plan Administrator, by (ii) the greater of (A) the Fair Market Value of a Share on the date of grant; and (B) such amount as determined by the Plan Administrator in its sole discretion. Subject to the conditions in the Omnibus Incentive Plan, the Plan Administrator will have the authority to determine any vesting terms applicable to the grant of RSUs, including vesting conditions relating to the attainment of specified Performance Goals.
Subject to the terms of the Omnibus Incentive Plan and except as otherwise provided in an Award Agreement, on the settlement date for any RSU, the Participant will redeem each vested RSU for one fully paid and non-assessable Share issued from treasury to the Participant. The Plan Administrator will have the sole authority to determine any other settlement terms applicable to the grant of RSUs.
Deferred Share Units (DSUs)
The Omnibus Incentive Plan provides that a portion of the Director Fees (as defined in the Omnibus Incentive Plan) may be payable in the form of DSUs. In addition, each Electing Person (as defined in the Omnibus Incentive Plan) will be given, subject to the conditions stated in the Omnibus Incentive Plan, the right to elect to participate in the grant of additional DSUs. An Electing Person who elects to participate in the grant of additional DSUs will receive their Elected Amount, being an amount, as elected by the Director (as defined in the Omnibus Incentive Plan), in accordance with applicable tax law, between 0% and 100% of any Director Fees that would otherwise be paid in cash, in the form of DSUs. Each Electing Person who elects to receive their Elected Amount in the form of DSUs will be required to file an Election Notice (as defined in the Omnibus Incentive Plan) with the CFO of the Company: (i) in the case of an existing Electing Person, by

December 31st in the year prior to the year to which such election is to apply; and (ii) in the case of a newly appointed Electing Person who is not a U.S. Taxpayer (as defined in the Omnibus Incentive Plan), within 30 days of such appointment with respect to compensation paid for services to be performed after such date.
The number of DSUs (including fractional DSUs) granted at any particular time pursuant to the terms of the Omnibus Incentive Plan will be calculated by dividing: (i) the amount of Director Fees that are to be paid as DSUs, as determined by the Plan Administrator or Director Fees that are to be paid in DSUs (including any Elected Amount), by (ii) the Fair Market Value of a Share on the date of grant. In addition to the foregoing, the Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant DSUs to any Participant. Except as otherwise determined by the Plan Administrator or as set forth in the particular Award Agreement, DSUs will vest immediately upon grant.
On the settlement date for any DSU, the Participant will redeem each vested DSU for: (i) one fully paid and non-assessable Share issued from treasury to the Participant or as the Participant may direct; or (ii) at the election of the Participant and subject to the approval of the Plan Administrator, a cash payment. Any cash payments made pursuant to the terms of the Omnibus Incentive Plan by the Corporation to a Participant in respect of DSUs to be redeemed for cash will be calculated by multiplying the number of DSUs to be redeemed for cash by the Fair Market Value per Share as at the settlement date.
Share-Based Awards
The Omnibus Incentive Plan provides that the Plan Administrator may grant other types of equity-based or equity-related Omnibus Incentive Plan Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, including, but not limited to, being subject to performance criteria, or in satisfaction of such obligations, as the Plan Administrator may determine. Such awards may involve the issuance of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. To the extent an Omnibus Incentive Plan Award is settled in cash, settlement must occur no later than December 31 of the third calendar year following the calendar year in which the date of grant occurs in respect of the relevant Award Agreement.
Dividend Equivalents
The Omnibus Incentive Plan provides that unless otherwise determined by the Plan Administrator or as set forth in the particular Award Agreement, an award of RSUs and DSUs will include the right for such RSUs and DSUs to be credited with dividend equivalents in the form of additional RSUs and DSUs, respectively, as of each dividend payment date in respect of which normal cash dividends are paid on Shares. Such dividend equivalents will be computed by dividing: (i) the amount obtained by multiplying the amount of the dividend declared and paid per Share by the number of RSUs and DSUs, as applicable, held by the Participant on the record date for the payment of such dividend, by (ii) the Fair Market Value at the close of the first business day immediately following the dividend record date, with fractions computed to three decimal places. Dividend equivalents credited to a Participant’s account will vest in proportion to the RSUs and DSUs to which they relate and will be settled in accordance with the terms of the Omnibus Incentive Plan.
Blackout Periods
Pursuant to the terms of the Omnibus Incentive Plan, in the event an Omnibus Incentive Plan Award expires or vests at a time when a scheduled blackout is in place or an undisclosed material change or material fact in the affairs of the Company exists, the expiry or settlement of such award will be delayed (in a manner and to the extent such delay complies with Section 409A of the Revenue Code with respect to any U.S. Taxpayer) until the earlier of: (i) the date that is two business days after which such scheduled blackout terminates; or (ii) there is no longer such undisclosed material change or material fact.
Termination of Employment or Services
Subject to the terms of the Omnibus Incentive Plan, unless otherwise determined by the Plan Administrator or as set forth in an employment agreement, Award Agreement or other written agreement:

(a)
where a Participant’s employment, consulting agreement or arrangement is terminated by the Company or a Related Entity for Cause (as defined in the Omnibus Incentive Plan), then any Option or other Omnibus Incentive Plan Award held by the Participant that has not been exercised, surrendered or settled as of the Termination Date (as defined in the Omnibus Incentive Plan) shall be immediately forfeited and cancelled as of the Termination Date;

(b)
where a Participant’s employment, consulting agreement or arrangement is terminated by the Company or a Related Entity without Cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice), or by reason of resignation by the Participant, or on account of his or her becoming Disabled (as defined in the Omnibus Incentive Plan), or by reason of the death of the Participant, there will be no further vesting of any unvested Options or other Omnibus Incentive Plan Awards after the Termination Date;

(c)
a Participant’s eligibility to receive further grants of Options or other Omnibus Incentive Plan Awards ceases as of:

(i)
the Termination Date; or

(ii)
the date of the death of the Participant;

(d)
unless the Plan Administrator, in its discretion, otherwise determines, at any time and from time to time, Options or other Omnibus Incentive Plan Awards will not be affected by a change of employment or consulting agreement or arrangement, a directorship within or among the Company or a Related Entity for so long as the Participant continues to be a Director, Employee (as defined in the Omnibus Incentive Plan) or Consultant (as defined in the Omnibus Incentive Plan), as applicable, of the Company or a Related Entity; and

(e)
except as otherwise provided in an applicable Award Agreement or employment agreement, and notwithstanding any other provision of the Omnibus Incentive Plan, in the case of an Omnibus Incentive Plan Awards (other than an Option or DSU) that is granted to a U.S. Taxpayer and that becomes vested (in whole or in part) pursuant to the terms of the Omnibus Incentive Plan upon the Participant’s Termination Date, such Omnibus Incentive Plan Award will, subject to the terms of the Omnibus Incentive Plan, be settled as soon as administratively practicable following the Participant’s Termination Date but in no event later than 90 days following the Participant’s Termination Date, provided that if such Omnibus Incentive Plan Award is an RSU, settlement will occur no later than March 15th of the year following the year of the applicable vesting event.

Change in Control
The Omnibus Incentive Plan provides that except as may be set forth in an employment agreement, Award Agreement or other written agreement between the Company or a Related Entity and a Participant:
(a)
Subject to the terms and conditions in the Omnibus Incentive Plan, the Plan Administrator may, without the consent of any Participant, take such steps as it deems necessary or desirable, including to cause: (i) the conversion or exchange of any outstanding Omnibus Incentive Plan Awards into or for, rights or other securities of substantially equivalent value, as determined by the Plan Administrator in its discretion, in any entity participating in or resulting from a Change in Control (as defined below), (ii) outstanding Omnibus Incentive Plan Awards to vest and become exercisable, realizable, or payable, or restrictions applicable to an Omnibus Incentive Plan Award to lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Plan Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control, (iii) the termination of an Omnibus Incentive Plan Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of such Omnibus Incentive Plan Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Plan Administrator determines in good faith that no amount would have been attained upon the exercise or settlement of such Omnibus Incentive Plan Award or realization of the Participant’s rights, then such Omnibus Incentive Plan Award may be terminated by the Company without payment), (iv) the replacement of such Omnibus Incentive Plan Award with other rights or property selected by the Board in its sole discretion where such replacement would not adversely affect the holder, or (v) any combination of the foregoing. The Plan Administrator will not be required to treat all Omnibus Incentive Plan Awards similarly in the transaction.
(b)
If the Participant is an executive officer or director of the Company, within 18 months following the completion of a transaction resulting in a Change in Control, a Participant’s employment or directorship is terminated by the Corporation or a Related Entity without Cause:

(i)
any unvested Omnibus Incentive Plan Awards held by such Participant at the Termination Date shall immediately vest, with any Omnibus Incentive Plan Awards that vest based on Performance Goals vesting at their specified level of attainment; and

(ii)
any vested Omnibus Incentive Plan Awards of such Participants may be exercised, surrendered or settled by such Participant at any time during the period that terminates on the earlier of: (A) the expiry date of such Omnibus Incentive Plan Award; and (B) the date that is three months after the Termination Date, provided that any vested Omnibus Incentive Plan Awards (other than Options) granted to U.S. Taxpayers will be settled within 90 days of the Participant’s Termination Date, provided that if such Omnibus Incentive Plan Award is an RSU, settlement will occur no later than March 15th of the year following the year of the applicable vesting event. Any Omnibus Incentive Plan Award that has not been exercised, surrendered or settled at the end of such period will be immediately forfeited and cancelled.

(c)
Unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the Shares will cease trading on the U.S. stock exchange, the Canadian stock exchange or any other exchange upon which the Shares may then be listed, then the Company may terminate all of the Omnibus Incentive Plan Awards, other than an Option held by a Canadian Taxpayer (as defined in the Omnibus Incentive Plan) for the purposes of the Income Tax Act (Canada), granted under the Omnibus Incentive Plan at the time of and subject to the completion of the Change in Control transaction by paying to each holder at or within a reasonable period of time following completion of such Change in Control transaction an amount for each Omnibus Incentive Plan Award equal to the fair market value of the Omnibus Incentive Plan Award held by such Participant as determined by the Plan Administrator, acting reasonably, provided that any vested Omnibus Incentive Plan Awards granted to U.S. Taxpayers will be settled within 90 days of the Change in Control.

For purposes of the Omnibus Incentive Plan, “Change in Control” means the occurrence of: (i) any individual, entity or group of individuals or entities acting jointly or in concert (other than the Company, its affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, or any company owned, directly or indirectly, by the Shareholders in substantially the same proportions as their ownership of Shares) acquiring beneficial ownership, directly or indirectly, of more than 50% of the combined voting power of the Company’s then outstanding securities (excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (ii) of this definition; (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in clause (i) of this definition) acquires more than 50% of the combined voting power of the Company’s then outstanding securities will not constitute a Change in Control; or (iii) a complete liquidation or dissolution of the Company or the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company, other than such liquidation, sale or disposition to a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale). Notwithstanding the foregoing, with respect to any Omnibus Incentive Plan Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Revenue Code, an event will not be considered to be a Change in Control under the Omnibus Incentive Plan for purposes of payment of such Omnibus Incentive Plan Award unless such event constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s within the meaning of Section 409A of the Revenue Code.
Amendments, Suspension or Termination of the Omnibus Incentive Plan
The Omnibus Incentive Plan will terminate on June 20, 2033, the date which is ten years from the date of its adoption by the Board. The Omnibus Incentive Plan may be terminated at an earlier date by vote of the Shareholders or the Board; provided, however, that any such earlier termination will not affect any Award Agreements executed prior to the effective date of such termination. Termination of the Omnibus Incentive Plan will not affect any Omnibus Incentive Plan Awards theretofore granted. The Plan Administrator may from time to time, without notice, or upon notice in accordance with and limited to any applicable Employment Standards (as defined in the Omnibus Incentive Plan), and without approval of the Shareholders of the Company, amend, modify, change, suspend or terminate the Omnibus Incentive Plan or any Omnibus Incentive Plan Awards granted pursuant to the Omnibus Incentive Plan as it, in its discretion determines appropriate, provided, however, that:
(a)
no such amendment, modification, change, suspension or termination of the Omnibus Incentive Plan or any Omnibus Incentive Plan Awards granted thereunder may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Omnibus Incentive Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any requirements under applicable securities laws or any requirements of the U.S. stock exchange or the Canadian stock exchange; and

(b)
any amendment that would cause an Omnibus Incentive Plan Award held by a U.S. Taxpayer to be subject to income inclusion under Section 409A of the Revenue Code will be null and void ab initio with respect to the U.S. Taxpayer unless the consent of the U.S. Taxpayer is obtained.

Amendments Requiring Shareholder Approval
The Omnibus Incentive Plan provides that Shareholder approval will be required for any amendment, modification or change that:
(a)
reduces the exercise price or purchase price of an Omnibus Incentive Plan Award benefiting an Insider of the Company;

(b)
extends the term of an Omnibus Incentive Plan Award benefiting an Insider of the Company;

(c)
increases the percentage or number of Shares reserved for issuance under the Omnibus Incentive Plan, except pursuant to the provisions under Article 10 of the Omnibus Incentive Plan, which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(d)
increases or removes the 10% limits on Shares issuable or issued to Insiders;

(e)
reduces the exercise price of an Option award (for this purpose, a cancellation or termination of an Option award of a Participant prior to its expiry date for the purpose of reissuing an Option Award to the same Participant with a lower exercise price or any other action that is treated as a repricing under generally accepted accounting principles will be treated as an amendment to reduce the exercise price of an Option award), except pursuant to the provisions of the Omnibus Incentive Plan, which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(f)
extends the term of an Option award beyond the original expiry date (except where an expiry date would have fallen within a blackout period applicable to the Participant or within 10 business days following the expiry of such a blackout period);

(g)
permits an Option award to be exercisable beyond 10 years from its date of grant (except where an expiry date would have fallen within a blackout period of the Company);

(h)
permits Omnibus Incentive Plan Awards to be transferred to a person in circumstances other than those specified under Section 3.9 of the Omnibus Incentive Plan (Non-Transferability of Awards);

(i)
changes the eligible participants of the Plan; or

(j)
deletes or reduces the range of amendments which require approval of Shareholders under Section 12.2 of the Omnibus Incentive Plan (Shareholder Approval).

Permitted Amendments
The Omnibus Incentive Plan provides that the Plan Administrator may, without Shareholder approval, at any time or from time to time, amend the Omnibus Incentive Plan for the purposes of:
(a)
making any amendments to the general vesting provisions of each Omnibus Incentive Plan Award;

(b)
making any amendments to the provisions set out in Article 9 of the Omnibus Incentive Plan (Termination of Employment or Services);

(c)
making any amendments to add covenants of the Company for the protection of Participants, as the case may be, provided that the Plan Administrator shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Participants, as the case may be;

(d)
making any amendments not inconsistent with the Omnibus Incentive Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Plan Administrator, having in mind the best interests of the Participants, it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Plan Administrator shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants; or

(e)
making such changes or corrections which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Plan Administrator shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants.

Terms of the Prior Omnibus Incentive Plan
The following brief description of the material features of the Prior Omnibus Incentive Plan is qualified in its entirety by reference to the terms of the Prior Omnibus Incentive Plan. Pursuant to the Prior Omnibus Incentive Plan, the Company may issue Share-based long-term incentives. Any employee, officer, director, consultant or, subject to applicable securities laws, other advisor of, or any other individual who provides services to, the Company and/or its affiliates (“Company Personnel”), is eligible to receive awards of Options, stock appreciation rights (“Stock Appreciation Rights”), RSUs, DSUs, annual or long-term Performance Awards (as defined in the Prior Omnibus Incentive Plan) or other stock-based award under the Prior Omnibus Incentive Plan (collectively, the “Prior Awards”) .
Following the Omnibus Incentive Plan becoming effective and as of March 31, 2024, there were nil Shares reserved for future grants pursuant to the Prior Omnibus Incentive Plan.
The purpose of the Prior Omnibus Incentive Plan is to attract, retain and reward those employees, directors and other individuals who are expected to contribute significantly to the success of the Company and its affiliates, to incentivize such individuals to perform at the highest level, to strengthen the mutuality of interests between such individuals and the Company’s Shareholders and, in general, to further the best interests of the Company and its Shareholders.
The Prior Omnibus Incentive Plan is administered by the CGCN Committee; provided, however, with respect to any decision relating to an officer or director who is required to file reports pursuant to Section 16a-3 of the Exchange Act, any decision must be made solely by two or more members of the Board who are “Non-Employee Directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
Pursuant to Section 613 of the TSX Company Manual, unallocated options, rights or other entitlements under a security-based compensation arrangement which does not have a fixed maximum aggregate number of securities issuable must be approved by a majority of an issuer’s directors and by an issuer’s shareholders every three years and was previously approved by Shareholders on September 21, 2020; however, since the Company does not intend to issue any additional Prior Awards under the Prior Omnibus Incentive Plan, such shareholder approval will not be required in connection with the Prior Omnibus Incentive Plan. Except as may be permitted by the CGCN Committee, as specifically provided in an agreement granting a Prior Award or as otherwise specifically provided by law, no Prior Award or other benefit payable under the Prior Omnibus Incentive Plan is transferable in any manner other than by will or the law of descent.
Shares Available for Prior Awards; Participation Limitations
The maximum number of Shares available for issuance under the Prior Omnibus Incentive Plan may not exceed 10% of the issued and outstanding Shares, from time to time, when taken together with all other Security Based Compensation Arrangements (as defined in the Prior Omnibus Incentive Plan) of the Company. The ESPP and the Omnibus Incentive Plan are the Company’s only other Security Based Compensation Arrangement in Fiscal 2025; however, (i) since the effectiveness of the Omnibus Incentive Plan, the Company has not and does not intend to grant any additional Prior Awards pursuant to the Prior Omnibus Incentive Plan; and (ii) the ESPP concluded in August 2023 as all of the Shares available were purchased, and the Company does not intend to reinstate the ESPP. Prior to the Omnibus Incentive Plan become effective, if any Option, Stock Appreciation Right or other stock-based Awards granted under the Prior Omnibus Incentive Plan expired, terminated or was canceled for any reason without having been exercised in full, the number of Shares underlying any unexercised Prior Award would have again been available for the purpose of Prior Awards under the Prior Omnibus Incentive Plan.
The maximum number of Shares issuable pursuant to Prior Awards that may have been granted to a single participant under the Prior Omnibus Incentive Plan during any fiscal year is 1,000,000 Shares. In addition, the maximum number of Shares issuable to insiders under all Security Based Compensation Arrangements, at any time, may not exceed 10% of the issued and outstanding Shares. Within any one-year period, the number of Shares issued to insiders under all Security Based Compensation Arrangements also may not exceed 10% of the issued and outstanding Shares.
The maximum equity value of Options granted to a non-employee director within a one-year period may not exceed C$100,000 (or approximately US$79,760) and the maximum aggregate equity value of all Prior Awards that are eligible to be settled in Shares granted to a non-employee director within a one-year period pursuant to all Security Based Compensation Arrangements may not exceed C$150,000 (or approximately US$119,640).
In the event that a participant holds 20% or more of the issued and outstanding Shares, such participant may only have been granted Prior Awards that could be settled in cash. In addition, if the settlement of a Prior Award in Shares would cause the participant to hold 20% or more of the issued and outstanding Shares, such participant may only have been granted Prior Awards that could be settled in cash.
Change in Control
Subject to certain exceptions set out in the Prior Omnibus Incentive Plan, the occurrence of a Change in Control (as defined below) will not result in the vesting of unvested Prior Awards nor the lapse of any period of restriction pertaining to any restricted stock or RSUs (“Unvested Awards”). Subject to the CGCN Committee reasonably determining otherwise, for the period of 24 months following a Change in Control, where a participant is terminated for any reason, other than for cause: (i) any Unvested Awards as at the date of such termination will be deemed to have vested, and any period of restriction will be deemed to have lapsed, as at the date of such termination and will become payable as at the date of termination; and (ii) the level of achievement of performance goals for any Unvested Awards that are deemed to have vested pursuant to (i) above, will be based on the actual performance achieved at the end of the applicable period immediately prior to the date of termination.
For purposes of the Prior Omnibus Incentive Plan, “Change in Control” means the occurrence of: (i) any individual, entity or group of individuals or entities acting jointly or in concert (other than the Company, its affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, or any company owned, directly or indirectly, by the Shareholders in substantially the same proportions as their ownership of Shares) acquiring beneficial ownership, directly or indirectly, of more than 50% of the combined voting power of the Company’s then outstanding securities (excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (ii); (ii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) more than 30% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in clause (i) of this definition) acquires more than 50% of the combined voting power of the Company’s then outstanding securities will not constitute a Change in Control; or (iii) a complete liquidation or dissolution of the Company or the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company, other than such liquidation, sale or disposition to a person or persons who beneficially own, directly or indirectly, more than 30% of the combined voting power of the outstanding voting securities of the Company at the time of the sale). Notwithstanding the foregoing, with respect to any Prior Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the US Internal Revenue Code of 1986, as amended from time to time (the “Revenue Code”), an event will not be considered to be a Change in Control under the Prior Omnibus Incentive Plan for purposes of payment of such Prior Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Revenue Code.
Termination
Except as otherwise provided by the CGCN Committee in an agreement granting a Prior Award, (i) if a participant resigns or is terminated, only the portion of the Options that have vested and are exercisable at the date of any such resignation or termination may be exercised by the participant during the period ending 90 days after the date of resignation or termination, as applicable, after which period all Options granted under the Prior Omnibus Incentive Plan expire; and (ii) any Options granted under the Prior Omnibus Incentive Plan, whether vested or unvested, will expire immediately upon the participant being terminated for cause.
Amendment
Unless required in accordance with the policies of the TSX, the Board may amend, alter, suspend, discontinue or terminate the Prior Omnibus Incentive Plan and any outstanding Prior Awards granted thereunder, in whole or in part, at any time without notice to or approval by the Shareholders, provided that all material amendments to the Prior Omnibus Incentive Plan require the prior approval of Shareholders. In particular, the following amendments to the Prior Omnibus Incentive Plan require the prior approval of Shareholders: (i) an increase in the maximum number of Shares that may be made the subject of Awards under the Prior Omnibus Incentive Plan; (ii) any adjustment (other than as set out in the Prior Omnibus Incentive Plan) or amendment that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Prior Omnibus Incentive Plan, whether through amendment, cancellation or replacement grants, or other means (provided that, in such a case, insiders of the Company who benefit from such amendment are not eligible to vote their Shares in respect of the approval); (iii) an increase in the limits on Prior Awards that may be granted to any participant under the Prior Omnibus Incentive Plan; (iv) an extension of the term of an outstanding Option or Stock Appreciation Right granted under the Prior Omnibus Incentive Plan beyond the expiry date thereof; (v) permitting Options granted under the Prior Omnibus Incentive Plan to be transferrable other than for normal estate settlement purposes; and (vi) any amendment to the plan amendment provisions, subject to certain exceptions included in the Prior Omnibus Incentive Plan. The Nasdaq Rules have similar Shareholder approval requirements for material revisions to the Prior Omnibus Incentive Plan.
Options
The purchase price per Share under an Option granted under the Prior Omnibus Incentive Plan will be determined by the CGCN Committee; provided, however, that, subject to certain exceptions described in the Prior Omnibus Incentive Plan, such purchase price may not be less than 100% of the Fair Market Value (as defined in the Prior Omnibus Incentive Plan) of a Share on the date of grant of such Option. With the approval of the CGCN Committee, a participant may elect to exercise an Option granted under the Prior Omnibus Incentive Plan, in whole or in part, without payment of the aggregate Option price due on such exercise by electing to receive Shares equal in value to the difference between the Option price and the Fair Market Value on the date of exercise computed in accordance with the Prior Omnibus Incentive Plan.
Except as otherwise provided by the CGCN Committee in an agreement granting a Prior Award, Options granted under the Prior Omnibus Incentive Plan will vest over three-years on each anniversary of the date of the grant.
The term of each Option granted under the Prior Omnibus Incentive Plan will not exceed 10 years from the date of grant. Subject to certain exceptions set out in the Prior Omnibus Incentive Plan, if the term of an Option granted under the Prior Omnibus Incentive Plan would expire during, or within 10 business days of the expiration of a Blackout Period (as defined in the Prior Omnibus Incentive Plan), then the term of such Option will be extended to the close of business on the tenth business day following the expiration of the Blackout Period.
RSUs
Shares of restricted stock and RSUs granted under the Prior Omnibus Incentive Plan are subject to such restrictions as the CGCN Committee may impose (including, without limitation, any limitation on the right to receive any dividend or dividend equivalent or other rights). Such restrictions may lapse as the CGCN Committee may deem appropriate. No RSU granted under the Prior Omnibus Incentive Plan may vest later than three years after the date of grant. The CGCN Committee may in its discretion waive in whole or in part any or all restrictions with respect to Shares of restricted stock or RSUs granted under the Prior Omnibus Incentive Plan.
Performance Awards
The CGCN Committee was permitted to grant a Performance Award to a participant payable upon the attainment of specific performance goals. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock (based on the then current Fair Market Value of such Shares), as determined by the CGCN Committee.
Except as otherwise provided in an agreement granting a Prior Award, upon a participant’s termination, the Performance Award will vest or be forfeited in accordance with the terms and conditions established by the CGCN Committee at the time of the grant of the Performance Award.
The CGCN Committee may, at or after grant, due to such service, performance and/or such other factors or criteria, accelerate on a pro rata basis the vesting of all or any part of any Performance Award.
When Performance Awards become payable, a participant will be entitled to receive payment in cash, Shares of equivalent value, some combination thereof, or in any other form determined by the CGCN Committee at its sole discretion.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
Other than as disclosed in this Proxy Statement, no individual who is, or at any time during Fiscal 2025 was, a director or officer of the Company, a Nominee, or any associate of any one of the foregoing persons is, or at any time since the beginning of Fiscal 2025 has been, indebted to the Company or any of its subsidiaries (other than in respect of amounts which constitute routine indebtedness) or was indebted to another entity, where such indebtedness is, or was at any time since the beginning of Fiscal 2025, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries. For the purposes of this paragraph, “support agreement” includes, but is not limited to, an agreement to provide assistance in the maintenance or servicing of any indebtedness and an agreement to provide compensation for the purpose of maintaining or servicing any indebtedness of the borrower.
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
Other than as disclosed in this Proxy Statement, to the best of the Company’s knowledge, no director or executive officer of the Company or persons or companies who directly or indirectly beneficially own, or exercise control or direction over, more than 10% of any class of the Company’s outstanding voting securities, nor any associate or affiliate of the foregoing persons, has or has had any material interest, direct or indirect, in any transaction since the commencement of Fiscal 2025 or in any proposed transaction which has materially affected or will materially affect the Company.
MANAGEMENT CONTRACTS
The management functions of the Company are not, to any substantial degree, performed by a person or persons other than the Company’s directors or senior officers.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We or one of our subsidiaries may occasionally enter into transactions with certain “related persons” as defined in Item 404 of Regulation S-K. Related persons include our executive officers, directors, Nominees, persons owning 5% or more of the Shares, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons as “related person transactions.”
The CBI Group Investments
On November 2, 2017, Greenstar invested C$245 million (or approximately US$191 million, based on the foreign exchange rate as of the date of the transaction) in Canopy Growth in exchange for (i) 1,887,690 Shares; and (ii) 1,887,690 warrants exercisable at an exercise price per Share of C$129.783 (or approximately US$101.322) (the “Greenstar Warrants”).
In connection with our offering of senior notes of the Company due July 2023 (the “Canopy Notes”) pursuant to an indenture dated June 20, 2018, Greenstar purchased C$200 million (or approximately US$150 million) worth of Canopy Notes. Prior to the Company entering into a second supplemental indenture dated June 29, 2022, amending the terms of the Canopy Notes (the “Second Supplement”), the C$200 million principal amount of Canopy Notes held by Greenstar were convertible in certain circumstances and subject to certain conditions into an aggregate of 415,154 Shares. Pursuant to the Second Supplement, the Company irrevocably surrendered its right to settle the conversion of any Canopy Notes by the issuance of Shares or a combination of cash and Shares.
On November 1, 2018, CBG invested C$5.079 billion (or approximately US$3.877 billion, based on the foreign exchange rate as of the date of the transaction) in Canopy Growth in exchange for (i) 10,450,000 Shares at a price of C$486.00 (or approximately US$370.90, based on the foreign exchange rate as of the date of the transaction) per Share, and (ii) 13,974,545 warrants (the “CBG Warrants”), of which 8,847,286 CBG Warrants (the “Original Tranche A Warrants”) had an exercise price of C$504.00 (or approximately US$385.20) and were exercisable until November 1, 2021 and the remaining 5,127,259 CBG Warrants (the “Original Tranche B Warrants”) had an exercise price per Share based on the five-day volume weighted average price of the Shares on the TSX at the time of exercise and were to become immediately exercisable only following the exercise of the Original Tranche A Warrants.
On April 18, 2019, CBG, Greenstar and Canopy Growth entered into the second amended and restated investor rights agreement (the “Amended Investor Rights Agreement”), which amended the first amended and restated investor rights agreement dated November 1, 2018 between CBG, Greenstar and Canopy Growth. In addition, on April 18, 2019, CBG and Canopy Growth entered into a consent agreement (the “Consent Agreement”). In connection with these agreements, on June 27, 2019 Canopy Growth also amended the terms of the Original Tranche A Warrants and the Original Tranche B Warrants as follows: (a) extended the term of the Original Tranche A Warrants to November 1, 2023 (the “Tranche A Warrants”) and, (b) replaced the Original Tranche B Warrants with two tranches of warrants (the “Tranche B Warrants” and the “Tranche C Warrants”) each of which were to vest and become exercisable once all Original Tranche A Warrants had been exercised and were exercisable until November 1, 2026, with different terms: the Tranche B Warrants were exercisable to acquire 3,845,444 million Shares at a price of C$766.80 (or approximately US$585.50) per Share and the Tranche C Warrants were exercisable to acquire 1,281,815 Shares at a price equal to the 5-day volume-weighted average price of the Shares immediately prior to exercise.
On May 1, 2020, the Greenstar Warrants were exercised for aggregate gross proceeds of approximately C$245 million (or approximately US$174 million, based on the foreign exchange rate as of the date of the transaction).
On June 29, 2022, Greenstar entered into an exchange agreement with the Company, pursuant to which Greenstar agreed to exchange C$100 million principal amount of the Canopy Notes for 2,924,546 Shares. The exchange was part of an exchange by the Company of an aggregate of approximately C$260 million principal amount of Canopy Notes held by Greenstar and certain other holders into Shares.
On October 24, 2022, CBG, Greenstar and the Company entered into the consent agreement (the “Third Consent Agreement”), pursuant to which, among other things, CBG was expected to surrender for cancellation the CBG Warrants.
On April 14, 2023, Greenstar entered into an exchange agreement with the Company pursuant to which the Company agreed to purchase for cancellation the remaining C$100 million principal amount of Canopy Notes held by Greenstar in exchange for: (i) a cash payment to Greenstar in the amount of unpaid and accrued interest owing under the Canopy Notes held by Greenstar; and (ii) a promissory note (the “CBI Note”) issued to Greenstar in the aggregate principal amount of C$100 million payable on December 31, 2024. As a result, Greenstar no longer holds any Canopy Notes.
On November 1, 2023, the Tranche A Warrants expired in accordance with their terms without having been exercised. In accordance with the terms of the Tranche B Warrants and Tranche C Warrants, the vesting of the remaining Tranche B Warrants and Tranche C Warrants, as applicable, was conditioned on the exercise, in full, of the Tranche A Warrants. Accordingly, the Tranche B Warrants and Tranche C Warrants are not, and will not become, exercisable and are considered expired as of November 1, 2023.
Amended Investor Rights Agreement
As noted above, Canopy Growth and the CBG Group entered into the Amended Investor Rights Agreement pursuant to which the CBG Group had certain governance rights which are summarized below. In addition, on October 24, 2022, we entered into the Third Consent Agreement pursuant to which, we agreed, among other things, that following the conversion by CBG and Greenstar of their respective Shares into Exchangeable Shares, other than the Third Consent Agreement and the termination rights contained therein and the CBI Note held by Greenstar, all agreements between the Company and CBI, including the Amended Investor Rights Agreement, would be terminated.
Board Representation
Pursuant to the Amended Investor Rights Agreement, the CBI Group was entitled to designate four nominees for election or appointment to the Board for so long as the CBG Group held the Target Number of Shares (as defined in the Amended Investor Rights Agreement) (the “Nominee Rights”).

Approval and Other Rights
The Amended Investor Rights Agreement provided that so long as the CBI Group continued to hold at least the Target Number of Shares, the Board would not: (i) propose or resolve to change the size of the Board, except where otherwise required by law, or with the consent of CBG; or (ii) present a slate of Board nominees to Shareholders for election that is greater than or fewer than seven directors.
Pursuant to the Amended Investor Rights Agreement, for so long as the CBI Group continued to hold at least the Target Number of Shares, the Company would not, without the prior written consent of CBG, among other things, (a) consolidate or merge into or with another person or enter into any other similar business combination, including pursuant to any amalgamation, arrangement, recapitalization or reorganization, other than a consolidation, merger or other similar business combination of any wholly-owned subsidiary or an amalgamation or arrangement involving a subsidiary with a another person in connection with a permitted acquisition; (b) acquire any shares or similar equity interests, instruments convertible into or exchangeable for shares or similar equity interests, assets, business or operations with an aggregate value of more than C$250 million (or approximately US$199 million), in a single transaction or a series of related transactions; (c) sell, transfer, lease, pledge or otherwise dispose of any of its or any of its subsidiaries’ assets, business or operations (in a single transaction or a series of related transactions) in the aggregate with a value of more than C$20 million (or approximately US$16 million); or (d) make any changes to our policy with respect to the declaration and payment of any dividends on the Shares.
In accordance with the Amended Investor Rights Agreement, the CBI Group was not permitted, prior to the exercise or expiry of all of the CBG Warrants, to purchase more than 2,000,000 Shares (subject to customary adjustments for Share splits, consolidations or other changes to the outstanding Share capital of a similar nature): (i) on the TSX, the Nasdaq or any other stock exchange, marketplace or trading market on which the Shares were then listed; or (ii) through private agreement transactions with existing holders of Shares, provided that CBG must promptly notify Canopy Growth of any acquisition of Shares.
Exclusivity Covenant and Termination
The Amended Investor Rights Agreement also provided that, subject to certain conditions, so long as the CBI Group continued to hold at least the Target Number of Shares, the CBI Group would adhere to certain non-competition restrictions including that the Company will be their exclusive strategic vehicle for cannabis products of any kind anywhere in the world (subject to limited exceptions). Further, the CBI Group agreed, for a limited period of time and subject to certain exceptions, to certain post-termination, non-competition restrictions, which included not pursuing other cannabis opportunities and not directly or indirectly participating in a competing business anywhere in the world.
In accordance with the terms of the Third Consent Agreement, the Company agreed, among other things, that following the conversion by CBG and Greenstar of their respective Shares into Exchangeable Shares, other than the Third Consent Agreement and the termination rights contained therein and the CBI Note held by Greenstar, all agreements between the Company and CBI, including the Amended Investor Rights Agreement, would be terminated. As a result, the CBI Group would no longer be subject to the non-competition restrictions in the Amended Investor Rights Agreement.
Pre-Emptive Rights and Top-Up Rights
Additionally, under the Amended Investor Rights Agreement, the CBI Group had certain pre-emptive rights as well as certain top-up rights in order to maintain its pro rata equity ownership position in Canopy Growth in connection with any offering or distribution of securities by Canopy Growth (subject to certain exceptions).
Consent Agreement
In addition to the amendments to the CBG Warrants described above, pursuant to the First Consent Agreement, the Company agreed that without the prior written consent of CBG, such consent not to be unreasonably withheld, the Company would not (i) exercise its right to acquire all of the issued and outstanding Class E subordinate voting shares (the “Fixed Shares”) of Acreage prior to federal legalization of cannabis; (ii) amend, modify, supplement or restate the arrangement agreement between the Company and Acreage dated April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020 (“Acreage Arrangement Agreement”); or (iii) waive any terms, covenants or conditions set forth in the Acreage Arrangement Agreement.
In addition, we agreed that, in the event that CBG exercises the Tranche A Warrants in full, the Company would purchase for cancellation the lesser of (i) 2,737,886 Shares, and (ii) Shares with a value of C$1,582,995,262, (or approximately US$1,260,222,528 as of April 30, 2023) during the period commencing on April 18, 2019 and ending on the date that was 24 months after the date that CBG exercised all of the Tranche A Warrants. However, if the CBI Group elected to convert the Shares held by the CBI Group into Exchangeable Shares, CBG had agreed to surrender the CBG Warrants for cancellation and as a result, our obligation to repurchase such Shares would terminate as the Tranche A Warrants would not be exercised. If, for any reason, we did not purchase for cancellation the Shares within such period, we were required to credit CBG an amount (the “Credit Amount”), as liquidated damages, equal to the difference between: (i) C$1,582,995,262 (or approximately US$1,260,222,528 as of April 30, 2023); and (ii) the actual purchase price we paid in purchasing Shares pursuant to the First Consent Agreement. The Credit Amount would have reduced the aggregate exercise price otherwise payable by CBG upon each exercise of the Original Tranche B Warrants (including those Original Tranche B Warrants reclassified as Tranche C Warrants).
We also agreed that if the CBI Group received any notification or communication of any violation or contravention of applicable law or any liability to the CBI Group under applicable law or any notification or communication that would be expected to result in a violation or contravention of applicable law or any actual liability to the CBI Group under applicable law, as a result of the license agreement between us and Acreage, CBG had the right to direct and cause us to terminate the license agreement in accordance with its terms, provided that we had an opportunity to cure any such violation, contravention or liability and CBG would have been be required to take all commercially reasonable efforts to assist us in addressing such violation, contravention or liability.
On June 24, 2020, the Company and Acreage entered into a proposal agreement (the “Proposal Agreement”) to amend the terms of the then existing plan of arrangement made pursuant to the Acreage Arrangement. Concurrent with the execution of the Proposal Agreement, on June 24, 2020, Canopy Growth and CBG entered into a second consent agreement (the “Second Consent Agreement”). As the transactions contemplated by the Proposal Agreement may have resulted in certain taxes owing by CBG or its affiliates, the Company agreed, pursuant to the Second Consent Agreement, to indemnify CBG and its affiliates for such taxes and losses incurred in relation to such taxes, subject to certain exceptions. The Company and CBG agreed to terminate the First Consent Agreement and the Second Consent Agreement upon termination of the Amended Investor Rights Agreement.
On October 24, 2022, the Company entered into an arrangement agreement with Canopy USA and Acreage, as amended (the “Floating Share Arrangement Agreement”), pursuant to which, subject to the satisfaction of the closing conditions set forth in the Floating Share Arrangement Agreement, including the conditions set forth in the Acreage Arrangement Agreement, Canopy USA would acquire all of the issued and outstanding Class D subordinate voting shares of Acreage (the “Floating Shares”) by way of a court-approved plan of arrangement (the “Floating Share Arrangement”). The Floating Share Arrangement received the requisite approval from the holders of Floating Shares at the special meeting of Acreage shareholders held on March 15, 2023, and on March 20, 2023 Acreage obtained a final order from the Supreme Court of British Columbia approving the Floating Share Arrangement. On December 9, 2024, in connection with: (i) Acreage Arrangement Agreement; and (ii) the Floating Share Arrangement Agreement, Canopy USA acquired all of the issued and outstanding shares of Acreage.
In accordance with the terms of the Third Consent Agreement, the Company agreed, among other things, that following the conversion by CBG and Greenstar of their respective Shares into Exchangeable Shares, other than the Third Consent Agreement and the termination rights contained therein and the CBI Note held by Greenstar, all agreements between the Company and CBI would terminate, including the First Consent Agreement and the Second Consent Agreement.

Approval of Exchangeable Shares and Related Matters
At a special meeting (the “Special Meeting”) of shareholders of the Company held on April 12, 2024, the Company’s shareholders passed a special resolution authorizing and approving an amendment to the Company’s Articles of Incorporation, as amended, in order to: (i) create and authorize Exchangeable Shares and (ii) restate the rights of the Shares to provide for a conversion feature whereby each Share may at any time, at the option of the holder, be converted into one Exchangeable Share (the “Exchangeable Shares Resolution”).
On April 18, 2024, in connection with the approval of the Exchangeable Shares Resolution and the creation of the Exchangeable Shares, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Greenstar, pursuant to which Greenstar converted approximately C$81.2 million of principal amount of the C$100 million principal amount CBI Note into 9,111,549 Exchangeable Shares (the “Note Exchange”), calculated based on a price per Exchangeable Share equal to C$8.91. Pursuant to the terms of the Exchange Agreement, all accrued and unpaid interest on the CBI Note together with the remaining principal amount of the CBI Note was cancelled and forgiven for no additional consideration by Greenstar. Following the closing of the Note Exchange, there is no outstanding balance owing under the CBI Note and the CBI Note has been cancelled.
Concurrently with the Note Exchange, Greenstar and CBG (together, the “CBG Group”), exchanged all 17,149,925 Shares they collectively held for 17,149,925 Exchangeable Shares (the “CBI Exchange”) for no consideration pursuant to the terms of the Company’s Articles of Incorporation, as amended in accordance with the Exchangeable Shares Resolution. As a result of the CBI Exchange and the Note Exchange, the CBG Group no longer holds any Shares and, as of the Record Date, the CBG Group held an aggregate of 26,261,474 Exchangeable Shares. Assuming the conversion of CBG Group’s Exchangeable Shares into Shares, the CBG Group would own 9.9% of the outstanding Shares as of the Record Date.
In accordance with the Third Consent Agreement and as a result of the CBI Exchange, on April 18, 2024, CBG, Greenstar and Canopy Growth terminated the Amended Investor Rights Agreement, along with an administrative services agreement, a co-development agreement and all other commercial arrangements between them and their subsidiaries, other than the Third Consent Agreement, certain termination agreements and the Exchange Agreement. As a result, CBI no longer holds any governance rights in relation to Canopy Growth, including the Nominee Rights.
In connection with the termination of the Amended Investor Rights Agreement and subsequent to the Note Exchange, on April 18, 2024, Garth Hankinson, Judy Schmeling and James Sabia each provided notice to the Company of his or her decision to resign from the Board effective immediately. Each of Mr. Hankinson, Ms. Schmeling and Mr. Sabia had been a nominee of the CBG Group under the Amended Investor Rights Agreement.
Policy Regarding Related Person Transactions
The Board and the Audit Committee updated a written policy on May 28, 2025, providing that all related person transactions or series of similar transactions required to be disclosed pursuant to SEC Regulation S-K Item 404(a) must be presented to the Audit Committee for pre-approval or ratification. The policy requires each of our (i) directors or director nominees, (ii) executive officers, and (iii) security holders known by the Company to own of record or to beneficially own more than 5% of any class of our voting securities to notify the CLO promptly and, whenever possible, in advance of the occurrence of any potential related person transaction in which such person is directly or indirectly involved.
The CLO is responsible for reviewing all potential related person transactions and taking reasonable steps to ensure that all related person transactions requiring disclosure under Item 404(a) of Regulation S-K are presented to the Audit Committee for pre-approval or ratification by members of the committee in their discretion at the committee’s next regularly scheduled meeting or, if deemed appropriate, by consent in lieu of a meeting. No director may engage in a vote to pre-approve or ratify any related person transaction in which he or she or any member of his or her immediate family has a material interest; provided, however, that such director must provide any information concerning such related person transaction that the Audit Committee may reasonably request. If a potential related person transaction involves the CLO, the CFO would assume the responsibilities of the CLO under the policy with respect to that transaction.

The Audit Committee may consider all factors it deems relevant when determining whether to approve or ratify a related person transaction. In the context of evaluating potential transactions, the Audit Committee may consider, among other factors, the nature of the transaction and the related person’s interest in the transaction, the size of the transaction, whether we are able to engage in a comparable transaction with an unaffiliated party on more favorable terms, the benefit of the transaction to the Company, and the impact of the transaction on the related person. Following the adoption of this policy, we are not aware of any related person transaction required to be reported under Regulation S-K Item 404(a) that has not been pre-approved or ratified pursuant to this policy.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board provides oversight to our financial reporting process through periodic meetings with our independent registered public accounting firm, internal auditors, and management. Our management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing reports thereon. The Audit Committee, in carrying out its role, relies on our senior management and independent registered public accounting firm.
In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “2025 10-K”), the Audit Committee reviewed and discussed with our management and with PKF O’Connor Davies LLP (“PKFOD”), our independent registered public accounting firm for Fiscal 2025, our audited financial statements and related disclosures and PKFOD’s evaluation of our internal control over financial reporting. Also, the Audit Committee discussed with PKFOD the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
In addition, the Audit Committee has received the written disclosures and the letter from PKFOD required by applicable requirements of the PCAOB regarding PKFOD’s communications with the Audit Committee concerning independence. The Audit Committee also has discussed with PKFOD the independence of that firm as our independent registered public accounting firm. The Audit Committee has concluded that PKFOD’s provision of audit and non-audit services to us is compatible with PKFOD’s independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in the 2025 10-K for filing with the SEC.
Respectfully submitted by the members of Audit Committee
Willy Kruh (Chair)
David Lazzarato
Theresa Yanofsky
The foregoing Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act, or the Exchange Act that might incorporate by reference past or future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

PRINCIPAL ACCOUNTANT FEES
The following table sets forth fees billed and expected to be billed to the Company by PKF O’Connor Davies, LLP (“PKFOD”) (the Company’s auditor) and its affiliates for the fiscal years ended March 31, 2025 and 2024.
	2025	2024
Audit Fees(1)	$2,625,000	$2,886,620
Audit-Related Fees(2)	-	-
Tax Fees(3)	-	-
All Other Fees(4)	-	-
Total	$2,625,000	$2,886,620
Notes:
(1)
“Audit Fees” refers to the aggregate fees billed and expected to be billed by PKFOD for audit services, including fees incurred in relation to quarterly reviews, procedures in connection with securities filings, and statutory audits.

(2)
“Audit-Related Fees” refers to the aggregate fees billed for assurance and related services by PKFOD that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under Audit Fees.

(3)
“Tax Fees” refers to the aggregate fees billed for the professional services rendered by PKFOD for tax compliance.

(4)
“All Other Fees” refers to fees for products and services provided by the principal accountant, other than the services reported in the above categories.

The Audit Committee’s policy is to pre-approve any and all audit services and permissible non-audit services to be performed by the Company’s independent registered public accounting firm. All fees and services described in the table above were pre-approved by the Audit Committee.

PROPOSAL NO. 2 – PKFOD RE-APPOINTMENT PROPOSAL
At the Meeting, Shareholders will be asked to approve a resolution re-appointing PKFOD to serve as the Company’s independent registered public accounting firm for Fiscal 2026, and to authorize the Board or any responsible committee thereof to fix PKFOD’s remuneration. The Audit Committee has recommended to the Board that PKFOD be nominated for re-appointment by the Shareholders to serve as the Company’s independent auditors for Fiscal 2026, including to audit the consolidated financial statements of the Company as of and for the fiscal year ending March 31, 2026. The Audit Committee is satisfied that PKFOD meets the relevant independence requirements and is free from conflicts of interest that could impair their objectivity in conducting an audit of the Company. To the Company’s knowledge, representatives of PKFOD are expected to be present at the Meeting. PKFOD will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Required Vote
You may select “For” or “Withhold” with respect to the PKFOD Re-Appointment Proposal. The affirmative vote of a simple majority of the votes cast, in person or by proxy, will constitute approval of the PKFOD Re-Appointment Proposal.
THE BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE PKFOD RE-APPOINTMENT PROPOSAL. Unless otherwise instructed, the persons designated in the enclosed proxy form intend to vote “FOR” the PKFOD Re-Appointment Proposal.

PROPOSAL NO. 3 – SHARE CONSOLIDATION PROPOSAL
At the Meeting, Shareholders will be asked to consider and if deemed advisable, to pass, with or without variation, the Share Consolidation Resolution, the full text of which is set out below, approving the amendment to the articles of the Company to provide that: (i) the authorized capital of the Company be altered by consolidating all of the issued and outstanding Shares and Exchangeable Shares on the basis of a ratio to be determined by the Board, in its sole discretion, within a range of one post-consolidation share for every five to fifteen outstanding pre-consolidation shares (the “Consolidation Range”) at anytime prior to September 26, 2026, with the exact ratios to be set at a whole number within this range by the Board in its sole discretion and applicable for both the Shares and Exchangeable Shares (the “Share Consolidation”); and (ii) any fractional shares arising from the consolidation of the Shares and Exchangeable Shares will be deemed to have been tendered by its registered owner to the Company for cancellation for no consideration.
If the Share Consolidation Resolution is approved, the Share Consolidation would only be implemented, if at all, upon a determination by the Board that it is in the best interests of the Company and its Shareholders. The Board’s selection of the specific ratio will be based primarily on the price of the Shares at the given time and expected stability of that price.
If the Board does not implement the Share Consolidation within 12 months of the date of the Meeting, the authority granted by the Share Consolidation Resolution will lapse and be of no further force or effect.
The text of the Share Consolidation Resolution which Shareholders will be asked to pass as a special resolution at the Meeting is set out below:
“BE IT RESOLVED THAT:
1.
the articles of Canopy Growth Corporation (the “Company”) shall be amended to provide that: (i) the authorized capital of the Company is altered by consolidating all of the issued and outstanding common shares of the Company (the “Shares”) and exchangeable shares of the Company (the “Exchangeable Shares”) on the basis of a ratio to be determined by the Board, in its sole discretion, within a range of one post-consolidation Share for every five to fifteen outstanding pre-consolidation shares (the “Consolidation Range”) and the board of directors of the Company (the “Board”) be hereby authorized to determine the final consolidation ratio within such Consolidation Range, in its sole discretion, such amendment to become effective on such date and time the Board may determine within one year of the date hereof (the “Share Consolidation”); and (ii) any fractional shares arising from the consolidation of the Shares and Exchangeable Shares will be deemed to have been tendered by its registered owner to the Company for cancellation for no consideration, all as more fully described in the Company’s proxy statement dated August 7, 2025, and subject to all necessary stock exchange approvals;

2.
the Company shall deliver the articles of amendment reflecting such Share Consolidation in the prescribed form to the Director appointed under the Canada Business Corporations Act;

3.
notwithstanding that this resolution has been duly passed by the shareholders of the Company, the directors of the Company are hereby authorized and empowered, if they decide not to proceed with the aforementioned resolution, to revoke this resolution at any time prior to giving effect thereto, without further notice to, or approval of, the shareholders of the Company; and

4.
any one or more of the directors or officers of the Company is hereby authorized and directed, acting for, in the name of and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or cause to be delivered, such other documents and instruments, and to do or cause to be done all such other acts and things, as may in the opinion of such director or officer of the Company be necessary or desirable to carry out the intent of the foregoing resolutions, the execution of any such document or the doing of any such other act or thing by any director or officer of the Company being conclusive evidence of such determination.”

Background and Reason for the Share Consolidation Proposal
To remain listed on the Nasdaq Stock Market, Nasdaq Rules require that minimum bid price of our Shares be at least $1.00 per Share (the “Minimum Bid Price Rule”). Our primary objective in seeking

Shareholder approval of the Share Consolidation Proposal is to be in a position to raise the per-share trading price of our Shares to meet the requirements for the continued listing of our Shares on the Nasdaq Global Select Market in the event the price of our Shares declines.
On the Record Date, the closing price for the Shares on the Nasdaq Global Select Market was $1.05 per Share. Although the closing price of our Shares is above $1.00 per share currently, recently it has at times dipped below $1.00. In particular, the closing price of our Shares was $0.83 on the Nasdaq Global Select Market on April 8, 2025, and the closing price of our Shares on the Nasdaq Global Select Market was below $1.00 on several other days in March and April of 2025. Under Nasdaq Rules, we will receive a deficiency letter if the closing price of our Shares on the Nasdaq Global Select Market remains below $1.00 for 30 consecutive business days. Thus, we are seeking shareholder approval of the Share Consolidation Proposal primarily so that the Board is in a position to implement the Share Consolidation in the event we fall out of compliance with the Minimum Bid Price Rule. However, the Board could determine to implement the Share Consolidation Proposal even if we remain in compliance with the Minimum Bid Price Rule to have a higher per Share stock price for the reasons discussed below or the Board could determine not to implement the Share Consolidation Proposal even if we are not in compliance with the Minimum Bid Price Rule.
We expect that the Share Consolidation, if effectuated, would increase the bid price per Share and, if necessary, allow the Company to comply with the Minimum Bid Price Rule. However, there can be no assurance that the Share Consolidation would have that effect, initially or in the future, or that it would enable us to maintain the listing of the Shares on the Nasdaq Global Select Market or any other tier of Nasdaq. We are not aware of any present efforts by anyone to accumulate our Shares, and the proposed Share Consolidation is not intended to be an anti-takeover device.
In addition, we believe that the low market price of our Shares impairs their marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of Shares outstanding should not, by itself, affect the marketability of the Shares, the type of investor that would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of the Shares but also their trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of Shares.
We also believe that a higher Share price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low Share price, regardless of the size of the Company’s market capitalization. If the Share Consolidation successfully increases the per-share price of our Shares, we believe this increase would enhance our ability to attract and retain employees and service providers.
Effects of the Share Consolidation
If the Share Consolidation is implemented, its principal effect will be to proportionately decrease the number of issued and outstanding Shares and Exchangeable Shares by a factor equal to the consolidation ratio selected by the Board. For illustrative purposes only, the following table sets forth, based on the number of Shares and Exchangeable Shares issued and outstanding as of the Record Date, the number of Shares and Exchangeable Shares that would be issued and outstanding (disregarding any resulting fractional Shares and Exchangeable Shares and subject to any issuances occurring after such date) following the implementation of the Share Consolidation, at various consolidation ratios:

Share Consolidation Ratio	Shares Outstanding Post-Share Consolidation(1)	Exchangeable Shares Outstanding Post-Share Consolidation(2)
one post-consolidation Share and Exchangeable Share for every 5 pre-consolidation Shares/Exchangeable Shares	47,969,845	5,252,294
one post-consolidation Share and Exchangeable Share for every 15 pre-consolidation Shares/Exchangeable Shares	15,989,948	1,750,764
Notes:
(1)
Based on 239,849,225 issued and outstanding Shares as of the Record Date.

(2)
Based on 26,261,474 issued and outstanding Exchangeable Shares as of the Record Date.

The Company does not expect the Share Consolidation itself to have any economic effect on holders of Shares or securities convertible into or exercisable to acquire Shares, except to the extent the Share Consolidation will result in fractional Shares. See “No Fractional Shares” below.
The Company will not proceed with the Share Consolidation if it will affect the listing of the Shares on the TSX or the Nasdaq Global Select Market.
Voting rights and other rights of the holders of Shares prior to the implementation of the Share Consolidation will not be affected by the Share Consolidation, other than as a result of the creation and disposition of fractional Shares as described below.
Effect on Non-Registered Shareholders
Non-registered Shareholders holding Shares through an Intermediary should be aware that the Intermediary may have different procedures for processing a consolidation than those that will be put in place by the Company for registered Shareholders. If Shareholders hold their Shares through an Intermediary and they have questions in this regard, they are encouraged to contact their Intermediary.
Effect of the Share Consolidation on Convertible Securities
The exercise or conversion price and/or the number of Shares issuable under any of the Company’s outstanding convertible securities, including under outstanding Options, warrants, rights, convertible debentures and any other similar securities will be proportionately adjusted upon the implementation of the Share Consolidation, in accordance with the terms of such securities, based on the Share Consolidation ratio.
Effect on Share Certificates
If the Share Consolidation is approved by Shareholders and subsequently implemented, those registered Shareholders who will hold at least one post-consolidation Share or Exchangeable Share will be required to exchange their share certificates representing pre-consolidation Shares or Exchangeable Shares for share certificates representing post-consolidation Shares or Exchangeable Shares following the Share Consolidation or, alternatively, a Direct Registration System (“DRS”) Advice/Statement representing the number of post-consolidation Shares or Exchangeable Shares they hold following the Share Consolidation. The DRS is an electronic registration system which allows Shareholders to hold Shares in their name in book-based form, as evidenced by a DRS Advice/Statement, rather than a physical share certificate.
If the Share Consolidation is implemented, the Company (or its transfer agent) will mail to each registered Shareholder a letter of transmittal in connection with such consolidation. Each registered Shareholder must complete and sign a letter of transmittal after the Share Consolidation takes effect. The letter of transmittal will contain instructions on how to surrender to the transfer agent the certificate(s) representing the registered Shareholder’s pre-consolidation Shares or Exchangeable Shares. The transfer agent will send to each registered Shareholder who follows the instructions provided in the letter of transmittal a share certificate representing the number of post-consolidation Shares or Exchangeable Shares to which the registered Shareholder is entitled or, alternatively, a DRS Advice/Statement representing the number of post-consolidation Shares or Exchangeable Shares the registered Shareholder holds following the Share Consolidation.
Until surrendered to the transfer agent, each share certificate representing pre-consolidation Shares or Exchangeable Shares will be deemed for all purposes to represent the number of post-consolidation Shares or Exchangeable Shares to which the registered Shareholder is entitled as a result of the Share Consolidation. No delivery of a new share certificate to a Shareholder will be made until the Shareholder surrenders its certificates representing the pre-consolidation Shares or Exchangeable Shares along with the letter of transmittal to the Company’s transfer agent in the manner detailed herein.
Any registered Shareholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to a replacement share certificate only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates. The method chosen for delivery of share certificates and letters of transmittal to the Company’s transfer agent is the responsibility of the registered Shareholder and neither the transfer agent nor the Company will have any liability in respect of share certificates and/or letters of transmittal which are not actually received by the transfer agent.
REGISTERED SHAREHOLDERS SHOULD NEITHER DESTROY NOR SUBMIT ANY SHARE CERTIFICATE UNTIL HAVING RECEIVED A LETTER OF TRANSMITTAL.
Effect on Beneficial Shareholders
Non-registered Shareholders who hold their Shares through Intermediaries and who have questions regarding how the Share Consolidation will be processed should contact their Intermediaries with respect to the Share Consolidation.
No Fractional Shares
No fractional Shares will be issued in connection with the Share Consolidation and no cash will be paid in lieu of fractional post-consolidation Shares or Exchangeable Shares. In the event that a Shareholder would otherwise be entitled to receive a fractional Share upon the occurrence of the Share Consolidation such fractional Share or Exchangeable Share will be deemed to have been tendered by its registered owner to the Company for cancellation for no consideration.
No Dissent Rights
Shareholders are not entitled to exercise any statutory dissent rights with respect to the Share Consolidation.
Accounting Consequences
If the Share Consolidation is implemented, net income or loss per Share and per Exchangeable Share, and other per Share and per Exchangeable Share amounts, will be increased because there will be fewer Shares and Exchangeable Shares issued and outstanding. In future financial statements, net income or loss per Share and per Exchangeable Share and other per Share and per Exchangeable Share amounts for periods ending before the Share Consolidation took effect would be recast to give retroactive effect to the Share Consolidation.
TSX Approval
Assuming Shareholder approval is received at the Meeting, and assuming that the Board determines to proceed with the Share Consolidation, the Share Consolidation will be subject to acceptance by the TSX, and confirmation that, on a post Share Consolidation basis, the Company would meet all of the TSX’s continued listing requirements. If the TSX does not accept the Share Consolidation, the Company will not proceed with the Share Consolidation.
Risks Associated with the Share Consolidation
Reducing the number of issued and outstanding Shares and Exchangeable Shares through the Share Consolidation is intended, absent other factors, to increase the per Share market price of the Shares. However, the market price of the Shares after the Share Consolidation will also be affected by the Company’s financial and operational results, its financial position, including its liquidity and capital resources, the development of its operations, industry conditions, the market’s perception of the Company’s business and other factors, which are unrelated to the number of Shares and Exchangeable Shares outstanding. Accordingly, there can be no assurance that the market price of the Shares will increase following the implementation of the Share Consolidation or that the Company will be, or remain, in compliance with the Minimum Bid Price Rule and avoid a delisting of the Shares from the Nasdaq Global Select Market, or that the market price of the Shares will not decrease in the future and result in noncompliance with the Minimum Bid Price Rule. There can also be no assurance that the implementation of the Share Consolidation will, in and of itself, guarantee the continued listing of the Shares on the Nasdaq Global Select Market or that the Shares will not be delisted from the Nasdaq Global Select Market because the Company fails to meet other Nasdaq continued listing requirements.
The market price of the Shares immediately following the implementation of the Share Consolidation is expected to be approximately equal to the market price of the Shares prior to the implementation of such consolidation multiplied by the applicable consolidation ratio but there is no assurance that the anticipated market price immediately following the implementation of the Share Consolidation will be realized or, if realized, will be sustained. There is a risk that the total market capitalization of the Shares (the market price of the Shares multiplied by the number of Shares outstanding) after the implementation the Share Consolidation may be lower than the total market capitalization of the Shares prior to the implementation of the Share Consolidation.
Although the Company believes that establishing a higher market price for the Shares could also enhance the marketability of the Shares by potentially broadening the pool of investors that may consider investing in the Company, including institutional and other investors whose internal investment policies prohibit or discourage them from purchasing shares trading below a certain minimum price and reduce volatility, there is no assurance that implementing the Share Consolidation will achieve either of these results.
If the Share Consolidation is implemented and the market price of the Shares (adjusted to reflect the applicable consolidation ratio) declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would have occurred if the Share Consolidation had not been implemented. Both the total market capitalization of the Company and the adjusted market price of the Shares following the Share Consolidation may be lower than they were before the Share Consolidation took effect. The reduced number of Shares that would be outstanding after the Share Consolidation is implemented could adversely affect the liquidity of the Shares.
The Share Consolidation may result in some shareholders owning “odd lots” on a post-consolidation basis. Odd lot Shares may be more difficult to sell, or may attract greater transaction costs per Share to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots.”
Tax Considerations
SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE SHARE CONSOLIDATION TO THEM, INCLUDING THE EFFECTS OF ANY CANADIAN OR U.S. FEDERAL, PROVINCIAL, STATE, LOCAL, FOREIGN AND/OR OTHER TAX LAWS.
Required Vote
You may select “For,” “Against” or “Abstain” with respect to the Share Consolidation Proposal. The affirmative vote of 66 2∕3% of the votes cast, in person or by proxy, will constitute approval of the Share Consolidation Proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SHARE CONSOLIDATION PROPOSAL. Unless otherwise instructed, the persons designated in the enclosed proxy form intend to vote “FOR” the Share Consolidation Proposal.

PROPOSAL NO. 4 – SAY-ON-PAY PROPOSAL
We believe that our executive compensation program and policies are designed to align the interests of management with the long-term interests of Shareholders. The Company strives to provide clear and concise disclosure regarding its approach to compensation, and to demonstrate how executive compensation is linked to the performance of the Company. Detailed information regarding our executive compensation program and policies, as well as the compensation of our NEOs, is set out above in the section entitled “Compensation Discussion and Analysis” and “Executive Compensation.” We urge Shareholders to read these sections, including the related narrative and tabular compensation disclosure included in this Proxy Statement.
As required by Section 14A of the Exchange Act, we are seeking a vote on an advisory (non-binding) basis to approve the compensation of the NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives Shareholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies.
At the Meeting, Shareholders will be asked to approve, on an advisory (non-binding) basis, a resolution in the form set out below, subject to such amendments, variations or additions as may be approved at the Meeting, to approve the Company’s executive compensation program and policies.
The text of the resolution to be submitted to Shareholders at the Meeting is set out below:
“BE IT RESOLVED THAT the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the proxy statement, dated August 7, 2025, is hereby approved on a non-binding advisory basis.”
Required Vote
You may select “For,” “Against” or “Abstain” with respect to the Say-on-Pay Proposal. The affirmative vote of a simple majority of the votes cast, in person or by proxy, will constitute approval of the Say-on-Pay Proposal.
While this advisory vote on the compensation of the NEOs officers is not binding on the Company, the Board or the CGCN Committee, we value the opinions of our Shareholders. Accordingly, the Board and the CGCN Committee will consider the outcome of this advisory vote when considering future compensation policies, procedures and decisions with respect to our NEOs. Canopy Growth expects to have its next “say-on-pay” vote at its 2026 annual meeting of Shareholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SAY-ON-PAY PROPOSAL. Unless otherwise instructed, the persons designated in the enclosed proxy form intend to vote “FOR” the Say-on-Pay Proposal.

SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL GENERAL MEETING
Canopy Growth is subject to both the rules of the SEC under the Exchange Act, and the provisions of the CBCA with respect to Shareholder proposals. As clearly indicated under the CBCA and the rules of the SEC under the Exchange Act, simply submitting a Shareholder proposal does not guarantee its inclusion in the proxy materials.
Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2026 annual general meeting of Shareholders must submit their proposals to the Corporate Secretary of the Company on or before April 9, 2026 (which is 120 calendar days before the anniversary of the date the Notice of Internet Availability was first sent to Shareholders), and must otherwise comply with the requirements of Rule 14a-8. In the event that we hold our 2026 annual general meeting of Shareholders more than 30 days before or after the one-year anniversary date of the Meeting, we will disclose the new deadline by which Shareholders’ proposals must be received by any means reasonably calculated to inform Shareholders. A proposal submitted to the Corporate Secretary should be submitted in writing to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8, Attention: Corporate Secretary.
Under the CBCA to be eligible to submit a Shareholder proposal, the Shareholder must hold at least 1% of the outstanding Shares or such number of Shares with a fair market value of at least C$2,000. If the proposal involves the nomination of one or more directors, it must also be signed by one or more Shareholders representing in the aggregate at least 5% of the Shares entitled to vote at the applicable meeting of Shareholders (and, in that case, there is no limit on the number of nominees that may be submitted by proposal). The CBCA explicitly extends the right to submit a Shareholder proposal to non-registered Shareholders.
If the Company receives an eligible proposal, it is required to include it in its proxy materials for the applicable meeting of Shareholders. Under the CBCA, the Company may reject a proposal and exclude it from its proxy circular on the basis of certain specified procedural or substantive grounds, some of which are similar to those under the SEC’s Rule 14a-8. Under the CBCA, the Company is not required to include a proposal in its proxy materials if the proposal is not submitted to the Company 90 - 150 days before the anniversary of the last annual meeting of Shareholders.
Under the CBCA, Shareholders who wish to present proposals for inclusion in the proxy materials to be distributed by the Company in connection with our 2026 annual meeting of Shareholders must submit their proposals between April 29, 2026 and June 28, 2026, which is the 60-day period between 150 and 90 days before the anniversary date of this Meeting.
HOUSEHOLDING OF MEETING MATERIALS
We and some Intermediaries have adopted a procedure called “householding.” Under this procedure, Canopy Growth and some Intermediaries may deliver a single copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement and our 2025 Annual Report to multiple shareholders who share the same address, unless contrary instructions have been received from the affected Shareholders. This procedure reduces the environmental impact of our annual meetings and reduces Canopy Growth’s printing and mailing costs. Once you have received notice from your Intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you are a non-registered Shareholder and at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including our 2025 Annual Report, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your Intermediary. If you are a Registered Shareholder and you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please submit a written request to 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8, Attention: Investor Relations, by telephone at 1-855-558-9333 x122 or by email request to invest@canopygrowth.com.
DISTRIBUTION OF CERTAIN DOCUMENTS
This Proxy Statement and our 2025 Annual Report are available at www.canopygrowth.com/investors/investor-events/annual-general-and-special-meeting-2025.

Our 2025 Annual Report is being made available with this Proxy Statement to our Shareholders. Shareholders are referred to our 2025 Annual Report, including the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2025 and related MD&A contained therein, for financial and other information about us. Our 2025 Annual Report is not part of this Proxy Statement.
We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at www.canopygrowth.com, on the SEC’s website at www.sec.gov and under the Company’s profile on SEDAR+ at www.sedarplus.ca. We will furnish copies of our filings (without exhibits), including this Proxy Statement and our 2025 Annual Report, without charge to any Shareholder upon written request to 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8, Attention: Investor Relations, by telephone at 1-855-558-9333 x 122 or by email request to invest@canopygrowth.com.
ADDITIONAL INFORMATION
Additional information relating to the Company is available on the SEC’s website at www.sec.gov and under the Company’s profile on SEDAR+ at www.sedarplus.ca. Financial information is provided in the Company’s audited consolidated financial statements for the fiscal years ended March 31, 2025 and 2024 and related MD&A.
By order of the Board of Directors,
Luc Mongeau
Chief Executive Officer
Toronto, Ontario
August 7, 2025

APPENDIX A – CORPORATE GOVERNANCE GUIDELINES
CORPORATE GOVERNANCE GUIDELINES
The Board of Directors (the “Board”) of

CORPORATE GOVERNANCE GUIDELINES
Effective: May 28, 2025

1.	BOARD COMPOSITION AND DIRECTOR QUALIFICATIONS
1.1	BOARD MEMBERSHIP CRITERIA
1.2	POSITION DESCRIPTIONS
1.3	INDEPENDENT DIRECTORS
1.4	DIRECTORS WHO CEASE TO BE INDEPENDENT
1.5	DIRECTORS WHO CHANGE THEIR JOB RESPONSIBILITY
1.6	RESIGNATION, RETIREMENT OR REFUSAL TO STAND FOR REELECTION
1.7	BOARD TENURE
1.8	NOTIFICATION OF ADDITIONAL BOARD SERVICE
2	BOARD OF DIRECTORS
3	BOARD MEETINGS AND PROCEDURES
3.1	MEETING FREQUENCY
3.2	CHAIRMAN OF THE BOARD
3.3	AGENDA ITEMS
3.4	ATTENDANCE
3.5	MEETING MATERIALS AND PREPARATION
3.6	SEPARATE SESSION OF INDEPENDENT DIRECTORS
4	DIRECTOR COMMUNICATIONS
4.1	DIRECTOR COMMUNICATIONS WITH MANAGEMENT AND OUTSIDE ADVISERS
4.2	BOARD INTERACTION WITH INSTITUTIONAL INVESTORS, ANALYSTS, PRESS AND CUSTOMERS
5	DIRECTOR COMPENSATION
6	DIRECTOR ORIENTATION AND CONTINUING EDUCATION
7	CODE OF BUSINESS CONDUCT AND ETHICS
8	COMMITTEES OF THE BOARD
8.1	NUMBER, STRUCTURE AND APPOINTMENT OF COMMITTEE MEMBERS
8.2	COMMITTEE CHARTERS
8.3	COMMITTEE MEETINGS
9	LEADERSHIP DEVELOPMENT
9.1	EVALUATION OF THE CHIEF EXECUTIVE OFFICER
9.2	SUCCESSION PLANNING
10	ANNUAL PERFORMANCE EVALUATION OF THE BOARD
11	COMMUNICATING WITH THE BOARD
12	GUIDELINES

Canopy Growth Corporation (the “Company”) has adopted these Corporate Governance Guidelines (the “Guidelines”) to assist the Board in its exercise of its responsibilities and to assist the Board in complying with the Nasdaq Stock Market LLC (the “Nasdaq”) Listing Rules and other legal requirements. These Guidelines reflect the Board’s judgment as it relates to sound corporate governance practices by which the Board oversees the Company’s business affairs. These Guidelines are not intended to change or interpret any federal or state law or regulation, the certificate of incorporation of the Company (as it may be amended or restated from time to time, the “Charter”) or the bylaws of the Company (as they may be amended from time to time, the “Bylaws”). These Guidelines are subject to change from time to time by the Board in its sole discretion.
1.
BOARD COMPOSITION AND DIRECTOR QUALIFICATIONS
1.1.
BOARD MEMBERSHIP CRITERIA
Subject to the terms of any shareholders’ agreement that sets forth procedures governing the nomination of directors to the Board or if the Company is otherwise required to provide third parties with the ability to nominate directors, the Corporate Governance, Compensation and Nominating Committee (the “Governance Committee”) is responsible for reviewing the background and qualifications of individuals being considered as director candidates and recommending to the Board director candidates for nomination for annual election or reelection by the shareholders, for any Board vacancies to be filled, or for appointment of additional directors by the Board. The Board will subsequently elect a chairperson of the Board (the “Chairman”) from its members. Among the qualifications considered in the selection of candidates, the Governance Committee will look at the following attributes and criteria of candidates: experience, skills, expertise, diverse personal backgrounds and perspectives, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication and conflicts of interest. The Governance Committee may, if it deems appropriate, establish procedures to be followed by shareholders in submitting recommendations for Board candidates and the Governance Committee’s policies for consideration of Board candidates recommended by shareholders. At least twenty-five percent of the directors of the Company shall be “resident Canadians” as defined by the Canada Business Corporations Act.

1.2.
POSITION DESCRIPTIONS

The Board will develop clear position descriptions for the Chairman and the Chair of each Committee. The Board, together with the Chief Executive Officer, will develop a clear position description for the Chief Executive Officer (including delineating management responsibilities) and will develop or approve the corporate goals and objectives that the Chief Executive Officer is responsible for meeting.
1.3.
INDEPENDENT DIRECTORS

The Company defines an “independent director” in accordance with the standards and requirements promulgated by all applicable regulatory bodies exercising control over the Company, including Rule 5605(a)(2) of the Nasdaq Listing Rules. Subject to the phase-in rules of the Nasdaq and the exemption for “controlled companies” under the Nasdaq Listing Rules, the Board will be composed of a majority of independent directors, including the Chairman. Where it is not appropriate for the Chairman to be independent, an independent director will be appointed to act as “lead director”. Whether directors are independent will be reviewed annually in connection with the preparation of the Company’s proxy statement. The Governance Committee, as well as the Board, will review commercial and other relationships between directors and the Company to make a determination regarding the independence of each of the directors, but the final independence determination will be made by the Board after due deliberation.
1.4.
DIRECTORS WHO CEASE TO BE INDEPENDENT

An independent director who ceases to qualify as such after election to the Board will be required to tender a resignation as a director promptly to the Governance Committee. The Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation, taking into consideration the effect of such change on the interests of the Company.
1.5.
DIRECTORS WHO CHANGE THEIR JOB RESPONSIBILITY

When a director’s principal occupation or business association changes substantially from that which he or she held when originally invited to join the Board (including retirement), he or she will promptly notify the Governance Committee and the Governance Committee will evaluate whether the change in circumstances is consistent with the Board’s original intent for selecting that director and the current guidelines for membership on the Board. Following its evaluation, the Governance Committee will recommend to the entire Board whether to nominate the director for reelection at the next annual meeting of shareholders. While the Board does not believe that a director presenting such changes should necessarily leave the Board, there should be an opportunity for the Board, through the Governance Committee, to review the appropriateness of the director’s reelection to the Board.
1.6.
RESIGNATION, RETIREMENT OR REFUSAL TO STAND FOR REELECTION

In the event that a director intends to resign or retire from, or refuses to stand for reelection to, the Board, he or she must tender written notice of such intent directly to the Chairman and the Chief Executive Officer. The Board, taking into account any recommendation of the Governance Committee, shall determine the action, if any, to be taken with respect to such notice.
1.7.
BOARD TENURE

Except as may be provided in the Charter, the Bylaws, and the Mandatory Director Retirement Age Policy, there are no established term limits for service on the Board. Directors shall be elected for the terms provided in the Charter, subject to the Mandatory Retirement Age of 75 that is specified in the Mandatory Director Retirement Age Policy (unless exempted thereunder). The Board may nominate a director for reelection based on the recommendation of the Governance Committee.
1.8.
NOTIFICATION OF ADDITIONAL BOARD SERVICE

Directors will advise the Chairman and the chairperson of the Governance Committee in advance of accepting an invitation to serve on a board of another company with publicly traded equity. Service on boards and committees of other organizations should be consistent with the Code (as defined below). If a member of the Company’s Audit Committee serves on more than two other public company audit committees, the Board will determine whether such simultaneous service impairs the director’s ability to serve effectively on the Company’s Audit Committee, and the Company must disclose such determination, either on or through the Company’s website or in its annual proxy statement filed with the Securities and Exchange Commission. The Board considers it appropriate to limit the number of public company boards on which directors may serve to no greater than 4 public companies, including the Company/.
2.
BOARD OF DIRECTORS RESPONSIBILITIES

The business affairs of the Company are managed under the direction of the Board. The Board believes that the primary responsibilities of directors are to exercise their business judgment in good faith and to act in what they reasonably believe is in the best interests of the Company and its shareholders. Directors must fulfill their responsibilities consistent with their fiduciary duties to shareholders, in compliance with all applicable rules and regulations and subject to the provisions of the Charter and Bylaws.
In forming his or her judgment, each director is entitled to rely in good faith on the accuracy of the records of the Company and the information, opinions, reports or statements presented by the Company’s officers, employees, Board committees, outside advisers and auditors. In discharging their obligations, directors are entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisers and auditors.
3.
BOARD MEETINGS AND PROCEDURES

3.1.
MEETING FREQUENCY

The Board will hold at least one regularly scheduled meeting each quarter.
3.2.
CHAIRMAN OF THE BOARD

The Chairman will preside over all meetings of the directors, be responsible for the agenda at all meetings of the Board and will preside over meetings of shareholders. The Chairman will convey recommendations of the independent directors to the Board and will be the liaison between the Board and the management of the Company. The Chairman will preview information sent to the Board as necessary and approve meeting schedules to assure that there is sufficient time for discussion of all agenda items.
3.3.
AGENDA ITEMS

Each director is free to suggest agenda items to the Chairman and to raise at any meeting topics not on the agenda.
3.4.
ATTENDANCE

All directors are expected to make reasonable best efforts to attend all meetings of the Board, all meetings of the committees of which they are members and the annual meeting of shareholders, and to maintain a satisfactory Board and committee meeting attendance record of no less than 75% in the aggregate, subject to recusal by the Board or relevant committee. Directors are encouraged to attend Board meetings and meetings of committees of which they are members in person but may also attend such meetings by telephone or video conference.
3.5.
MEETING MATERIALS AND PREPARATION

Information and materials important to the Board’s understanding of topics expected to be discussed at meetings should, to the extent practical, be distributed sufficiently in advance to permit prior review. In the event of a meeting on short notice, or if materials would contain highly confidential or sensitive information, it is recognized that written materials might not be available in advance.
Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, the risks and competition it faces, and the regulatory, legislative, business, social and political environments in which the Company operates, in order to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Management will make appropriate personnel available to answer any questions a director may have about any aspect of the

Company’s business. Directors should also review the materials provided by management and advisers in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.
3.6.
SEPARATE SESSIONS OF INDEPENDENT DIRECTORS

The independent directors will meet at regularly scheduled sessions at least quarterly without the Company’s management present. If an independent director, the Chairman will preside in executive session. If the Chairman is absent or disqualified, the chairperson of the Audit Committee will preside. If the chairperson of the Audit Committee is absent, or not independent, the lead director will preside.
4.
DIRECTOR COMMUNICATIONS

4.1.
DIRECTOR COMMUNICATIONS WITH MANAGEMENT AND OUTSIDE ADVISERS

It is management’s job to formulate, propose and implement strategic choices and the Board’s role to approve and evaluate strategic direction and results. However, the Board and management are better able to perform their responsibilities if there is an ongoing dialogue among the Chief Executive Officer, other senior managers and Board members. To facilitate these discussions, directors will have access to the Company’s senior management team and are encouraged to make regular contact. Board members are normally expected to inform the Chief Executive Officer prior to contacting any member of the Company’s senior management team on any substantive matter. Board members, however, are not expected to inform the Chief Executive Officer that they are contacting members of the Company’s senior management team regarding the normal activities of their Board committees. Board members shall use sound business judgment to ensure that such contact is not distracting.
The Board shall have the right at any time to retain independent outside accounting, financial, legal or other advisers as it deems necessary to fulfill its duties and responsibilities, and the Company shall provide appropriate funding, as determined by the Board or any committee, to compensate such independent outside advisers, as well as to cover the ordinary administrative expenses incurred by the Board and its committees in carrying out their duties.
4.2.
BOARD INTERACTION WITH INSTITUTIONAL INVESTORS, ANALYSTS, PRESS AND CUSTOMERS

Generally, management should speak for the Company. Each director should refer all inquiries from institutional investors, analysts, the press, or customers to the Chief Executive Officer or his or her designee.
5.
DIRECTOR COMPENSATION

It is the Company’s policy to compensate non-management and independent directors competitively relative to comparable companies and to align directors’ interests with the long-term interests of the Company’s shareholders. The Governance Committee will recommend annually to the full Board for its consideration the form and amounts of compensation and benefits for non-management directors. In its deliberations, the Governance Committee and the Board shall consider whether the levels of director compensation could impair independence and shall critically evaluate any consulting, charitable contribution, or other potential indirect compensation arrangements. In addition, the Governance Committee and the Board shall seek to ensure that the compensation realistically reflects the responsibilities and risks involved in being an effective director. Directors who are current employees of the Company shall receive no additional compensation for Board service.
6.
DIRECTOR ORIENTATION AND CONTINUING EDUCATION

The Company will provide each new director with an orientation packet to familiarize him or her with, among other things, the Company’s (i) business and strategic plans, (ii) significant financial, accounting and risk management issues, (iii) compliance programs, (iv) Code, (v) Insider Trading Policy, (vi) Guidelines, (vii) principal officers and (viii) independent auditors. Each director is expected to participate in such director orientation.
Each director is expected to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and deal appropriately with issues that arise in connection therewith, as set forth in the Board of Directors Continuing Education Policy. The Company will pay all reasonable expenses related to the continuing director education.
7.
CODE OF BUSINESS CONDUCT AND ETHICS

The Board must adopt a written Code of Business Conduct and Ethics (the “Code”) as part of its efforts to promote a culture of integrity and honesty throughout the Company. The Code will apply to the Board itself and the Company’s management and employees. Only the Board may grant any waivers to the Code. If the Board grants a waiver to the Code, the Board will determine if disclosure of the waiver is necessary in accordance with applicable law. Contents of such disclosure will be in compliance with National Policy 58-201 — Corporate Governance Guidelines and National Instrument 58-101 — Disclosure of Corporate Governance Practices – and applicable U.S. securities laws. On occasion, the Board must review and analyze the conduct of the Chief Executive Officer and senior management to satisfy itself that these individuals are complying with the Code and are creating a culture of integrity throughout the Company.
8.
COMMITTEES OF THE BOARD

8.1.
NUMBER, STRUCTURE AND APPOINTMENT OF COMMITTEE MEMBERS

The Company’s current committee structure includes the following committees: the Audit Committee and the Governance Committee. All members of these committees shall be independent directors, subject to any applicable phase-in rules of the Nasdaq, unless not all of the members of the Governance Committee are required to be independent in accordance with the exemption for “controlled companies” under the rules of the Nasdaq. All committee members shall be appointed by the Board upon recommendation of the Governance Committee. The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.
8.2.
COMMITTEE CHARTERS

The charters of each standing committee will be reviewed periodically by the Governance Committee with a view to delegating to committees the authority of the Board concerning specified matters appropriate to such committees.
Each committee shall discharge its responsibilities in accordance with its own charter. Each committee charter shall set forth: the purposes, goals and responsibilities of the committee; qualifications for membership on the committee; and committee structure and operations. Each committee charter shall also specify procedures for committee member appointment and removal, as well as require that the committee annually evaluate its performance and report its assessment to the Governance Committee.
8.3.
COMMITTEE MEETINGS

The chairperson of each committee, in consultation with committee members, shall determine the frequency and length of committee meetings unless otherwise provided in the charter for such committee. The chairperson of the committee, in consultation with committee members and appropriate members of management, shall establish the committee’s meeting agenda. Each committee member may recommend items for inclusion on the committee’s meeting agenda.
Management will make appropriate personnel available to attend committee meetings upon the respective committee’s request and, subject to a committee requesting otherwise, the Corporate Secretary, or their designee, shall act as secretary at all committee meetings.
9.
LEADERSHIP DEVELOPMENT

9.1.
EVALUATION OF THE CHIEF EXECUTIVE OFFICER

In accordance with the terms of its charter, the Governance Committee will conduct an annual review of the Chief Executive Officer’s performance and report its conclusions to the Board. The evaluation should be based on objective criteria including, but not limited to, the performance of the Company’s business, its long-term and short-term strategic objectives and management development.

9.2.
SUCCESSION PLANNING

The Company understands the importance of succession planning. The Governance Committee shall annually review and report to the Board on succession planning, which shall include emergency Chief Executive Officer succession, Chief Executive Officer succession in the ordinary course and succession for other members of senior management. Taking into consideration such report, the entire Board will work with the committee to evaluate potential successors to the Chief Executive Officer. The Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
10.
ANNUAL PERFORMANCE EVALUATION OF THE BOARD

The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance Committee shall be responsible for conducting this evaluation by annually assessing the performance of the Board and its committees and reporting its conclusions to the full Board. In performing its review, the Governance Committee shall solicit and consider the input of all of the directors through an evaluation process in which each director is asked to critically evaluate the performance of the Board and each committee on which he or she serves. At the discretion of the committee, this review may, from time to time, include input from each director on the performance of each other Board member. Candor shall be encouraged by ensuring that evaluations are and remain anonymous. This responsibility is in addition to, and shall be coordinated with, the Governance Committee’s responsibility to annually assess whether the appropriate balance of skills and characteristics are represented on the Board.
11.
COMMUNICATING WITH THE BOARD

Shareholders are invited to communicate to the Board, its committees, the Chairman or with non-management and independent directors as a group by writing to: Board of Directors, Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8.
12.
GUIDELINES

The Governance Committee reviews these Guidelines periodically and recommends amendments to the Board as necessary. These Guidelines are posted on the Company’s website.

PROXY FORMCONTROL NO.:➔SCAN TO VIEWMATERIAL ANDVOTE NOWSTEP 1 REVIEW YOUR VOTING OPTIONSBY TELEPHONE: YOU MAY ENTER YOUR VOTING INSTRUCTIONS BY TELEPHONEAT: ENGLISH: 1-800-474-7493 OR FRENCH: 1-800-474-7501BY MAIL: THIS PROXY FORM MAY BE RETURNED BY MAIL IN THE ENVELOPEPROVIDED.REMINDER: PLEASE REVIEW THE PROXY STATEMENT BEFORE VOTING.ONLINE: VOTE AT PROXYVOTE.COM USING YOUR COMPUTEROR MOBILE DATA DEVICE. YOUR CONTROL NUMBER ISLOCATED BELOW.G-V502122020The control number has been assigned to you to identify your shares for voting.You must keep your control number confidential and not disclose it to others other than when you vote using one of the voting options set out on this form. Should you send this formor provide your control number to others, you are responsible for any subsequent voting of, or subsequent inability to vote, your shares.INSTRUCTIONS:1. This Form of Proxy is solicited by and on behalf of management of the issuer.2. You have the right to appoint a person, who need not be a shareholder, other than the person(s) specified on the other side of this form to attend and act on your behalf at themeeting. If you wish to appoint a person:• Write the name of your designate on the “Appointee” line and provide a unique APPOINTEE IDENTIFICATION NUMBER for your Appointee to access the virtual meeting inthe space provided on the other side of this form, sign and date the form, and return it by mail, or• Go to ProxyVote.com and insert the name of your designate in the “Change Appointee(s)” section and provide a unique APPOINTEE IDENTIFICATION NUMBER on the votingsite for your Appointee to access the virtual meeting.You MUST provide your Appointee the EXACT NAME and EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER to access the virtual meeting. Appointees can only bevalidated at the virtual meeting using the EXACT NAME and EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER you enter.IF YOU DO NOT CREATE AN EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER AND PROVIDE IT TO YOUR APPOINTEE, YOUR APPOINTEE WILL NOT BE ABLETO ACCESS THE VIRTUAL MEETING.3. This Form of Proxy confers discretionary authority to vote on amendments or variations to the matters identified in the notice of the meeting and with respect to other matters that mayproperly be brought before the meeting or any adjournment or postponement thereof.This Form of Proxy will not be valid and not be acted upon or voted unless it is completed and delivered as outlined herein.4. If the shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Form of Proxy.If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this Form of Proxy with signing capacity stated may be required.5. In order to expedite your vote, you may use the Internet or a touch-tone telephone, and enter the control number noted above. The Internet or telephone voting service is notavailable on the day of the meeting. The telephone system cannot be used if you designate another person to attend on your behalf.If you vote by Internet or telephone, do not mail back this Form of Proxy.6. If the Form of Proxy is not dated, it will be deemed to bear the date on which it was mailed to the shareholder.7. This Form of Proxy will be voted as directed by the shareholder. If no voting preferences are indicated on the reverse, this Form of Proxy will be voted asrecommended on the reverse of this form or as stated in the management proxy statement, except in the case of your appointment of an Appointee.8. Unless prohibited by law or you instruct otherwise, your Appointee(s) will have full authority to attend and otherwise act at, and present matters to the meeting and anyadjournment or postponement thereof, and vote on all matters that are brought before the meeting or any adjournment or postponement thereof, even if these matters are notset out in this form or in the management proxy statement.9. If these voting instructions are given on behalf of a body corporate, set out the full legal name of the body corporate, and the name and position of the person giving voting instructionson behalf of the body corporate.10. If the items listed in the management proxy statement are different from the items listed on the other side of this form, the management statement statement will be considered correct.11. This Form of Proxy should be read in conjunction with the accompanying management proxy statement.PLEASE SEE OVERWHEN:WHERE:Friday, September 26, 2025 at 1:00 pm EDTwww.virtualshareholdermeeting.com/WEED2025Annual General and Special MeetingCanopy Growth CorporationPROXY DEPOSIT DATE: September 24, 2025 at 1:00 pm EDT

STEP 4 THIS DOCUMENT MUST BE SIGNED AND DATEDSIGNATURE(S) *INVALID IF NOT SIGNED* M M D D Y YSTEP 3 COMPLETE YOUR VOTING DIRECTIONSHIGHLIGHTED TEXTCONTROL NO.: ➔ACCOUNT NO: CUSIP:CUID:RECORD DATE:PROXY DEPOSIT DATE:MEETING DATE:MEETING TYPE:STEP 2 APPOINT A PROXY (OPTIONAL)APPOINTEE(S):E-R5MAXIMUM 22 CHARACTERS - PLEASE PRINT CLEARLYPLEASE PRINT APPOINTEE NAME INSIDE THE BOXCREATE AN EIGHT (8) CHARACTER IDENTIFICATION NUMBERFOR YOUR APPOINTEE➔ ➔MUST BE EIGHT CHARACTERS IN LENGTH - PLEASE PRINT CLEARLYChange AppointeeIf you wish to designate another person to attend, vote and act on your behalf at the meeting, or any adjournment or postponement thereof, other than the person(s) specified above, goto www.proxyvote.com or print your name or the name of the other person attending the meeting in the space provided herein and provide a unique APPOINTEE IDENTIFICATION NUMBERUSING ALL BOXES for your Appointee to access the virtual meeting. You may choose to direct how your Appointee shall vote on matters that may come before the meeting or anyadjournment or postponement thereof. Unless you instruct otherwise your Appointee will have full authority to attend, vote, and otherwise act in respect of all matters that may comebefore the meeting or any adjournment or postponement thereof, even if these matters are not set out in the proxy form or the proxy statement for the meeting. You can also change yourAppointee online at www.proxyvote.com.You MUST provide your Appointee the EXACT NAME and an EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER to access the virtual meeting. Appointees can only bevalidated at the virtual meeting using the EXACT NAME and EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER you enter below.PROXY FORMCanopy Growth CorporationLuc Mongeau, or failing him, Christelle GedeonAugust 1, 2025September 24, 2025 at 1:00 pm EDTFriday, September 26, 2025 at 1:00 pm EDTAnnual General and Special MeetingVOTING RECOMMENDATIONS ARE INDICATED BY OVER THE BOXES (FILL IN ONLY ONE BOX “ ” PER ITEM IN BLACK OR BLUE INK)90AGAINSTAGAINSTAGAINSTAGAINSTAGAINSTITEM(S):FORFORFORFORFORFORFOR AGAINST ABSTAINWITHHOLDFOR AGAINST ABSTAIN1B Election of Director: Theresa Yanofsky1C Election of Director: Luc Mongeau1D Election of Director: Shan Atkins1E Election of Director: Joe BayernTo re-appoint PKF O'Connor Davies LLP as the auditor and independentregistered public accounting firm of Canopy Growth Corporation (the"Company") for the fiscal year ending March 31, 2026 and to authorize theBoard or any responsible committee thereof to fix their remuneration.021A Election of Director: David LazzaratoElection of DirectorsTo consider and, if deemed advisable, to pass, with or without variation, aspecial resolution approving the amendment to the articles of the Companyto provide that: (i) the authorized capital of the Company be altered byconsolidating all of the issued and outstanding common shares ("Shares")and exchangeable shares on the basis of a ratio to be determined by theBoard, in its sole discretion, within a range of one post-consolidation sharefor every five to 15 outstanding pre-consolidation shares, at anytime prior toSeptember 26, 2026, with the exact ratio to be set at a whole number withinthis range by the Board in its sole discretion and applicable for both theShares and exchangeable shares; and (ii) any fractional shares arising fromthe consolidation will be deemed to have been tendered by its registeredowner to the Company for cancellation for no consideration.03To adopt, on an advisory (non-binding) basis, a resolution approving thecompensation of the Company’s named executive officers, as described inthe proxy statement.04